Exhibit 4.14.15
EXECUTION VERSION

HERTZ VEHICLE FINANCING II LP,
as Issuer,
THE HERTZ CORPORATION,
as Group II Administrator,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent,
CERTAIN COMMITTED NOTE PURCHASERS,
CERTAIN CONDUIT INVESTORS,
CERTAIN FUNDING AGENTS FOR THE INVESTOR GROUPS,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Securities Intermediary
_____________
AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT
dated as of June 17, 2015
to
AMENDED AND RESTATED GROUP II SUPPLEMENT
dated as of June 17, 2015
to
AMENDED AND RESTATED BASE INDENTURE
dated as of October 31, 2014
______________
$1,500,000,000.00 Series 2013-B Variable Funding Rental Car Asset Backed Notes

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EXHIBITS, SCHEDULES AND ANNEXES

Schedule I	List of Defined Terms

Schedule II	Conduit Investors and Committed Note Purchasers

Schedule III	Series 2013-B Interest Rate Cap Amortization Schedule

Exhibit A	Form of Series 2013-B Variable Funding Rental Car Asset Backed Note

Exhibit B-1	Form of Demand Note

Exhibit B-2	Form of Demand Notice

Exhibit C	Form of Series 2013-B Letter of Credit Reduction Notice

Exhibit D	Form of Lease Payment Deficit Notice

Exhibit E	Form of Purchaser’s Letter

Exhibit F	Form of Monthly Noteholders’ Statement

Exhibit G	Form of Assignment and Assumption Agreement

Exhibit H	Form of Investor Group Supplement

Exhibit I	Form of Series 2013-B Letter of Credit

Exhibit J	Form of Advance Request

Exhibit K	Form of Addendum

Exhibit L	Additional UCC Representations

Exhibit M	Form of Investor Group Maximum Principal Increase Addendum

Exhibit N	Form of Required Invoice

Exhibit O	Limited Liability Company Agreement of Rental Car Finance LLC

Annex 1	Representations and Warranties

Annex 2	Covenants

Annex 3	Closing Conditions

Annex 4	Securitisation Risk Retention Representations and Undertakings

v

AMENDED AND RESTATED SERIES 2013-B SUPPLEMENT dated as of June 17, 2015 (“Series 2013-B Supplement”) between HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz” or, in its capacity as administrator with respect to the Group II Notes, the “Group II Administrator”), the several financial institutions that serve as committed note purchasers set forth on Schedule II hereto (each a “Committed Note Purchaser”), the several commercial paper conduits listed on Schedule II hereto (each a “Conduit Investor”), the financial institution set forth opposite the name of each Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, on Schedule II hereto (the “Funding Agent” with respect to such Conduit Investor or Committed Note Purchaser), Deutsche Bank AG, New York Branch, in its capacity as administrative agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents (the “Administrative Agent”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Group II Supplement”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, modified or supplemented from time to time, exclusive of Group Supplements and Series Supplements, the “Base Indenture”), each between HVF II and the Trustee.
PRELIMINARY STATEMENT
WHEREAS, Sections 2.2 and 10.1 of the Group II Supplement provide, among other things, that HVF II and the Trustee may at any time and from time to time enter into a supplement to the Group II Supplement for the purpose of authorizing the issuance of one or more Series of Group II Notes;
WHEREAS, HVF II, Hertz, the Committed Note Purchasers, the Conduit Investors, the Funding Agents, the Administrative Agent, the Trustee and the Securities Intermediary entered into the Series 2013-B Supplement, dated as of November 25, 2013 (the “Initial Series 2013-B Supplement”), pursuant to which HVF II issued the Series 2013-B Notes in favor of the Conduit Investors, or if there was no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, and obtained the agreement of the Conduit Investors or the Committed Note Purchasers, as applicable, to make Advances from time to time for the purchase of Series 2013-B Principal Amounts, all of which Advances to be evidenced by the Series 2013-B Notes purchased in connection therewith and constitute purchases of Series 2013-B Principal Amounts corresponding to the amount of such Advances;
WHEREAS, the Initial Series 2013-B Supplement permits HVF II to make amendments to the Initial Series 2013-B Supplement subject to certain conditions set forth therein;

WHEREAS, HVF II, Hertz, the Committed Note Purchasers, the Conduit Investors, the Funding Agents, the Administrative Agent, the Trustee and the Securities Intermediary, in accordance with the Initial Series 2013-B Supplement, desire to amend and restate the Initial Series 2013-B Supplement as set forth herein;
WHEREAS, subject to the terms and conditions of this Series 2013-B Supplement, each Conduit Investor may make Advances from time to time and each Committed Note Purchaser is willing to commit to make Advances from time to time, to fund purchases of Series 2013-B Principal Amounts in an aggregate outstanding amount up to the Maximum Investor Group Principal Amount for the related Investor Group during the Series 2013-B Revolving Period;
WHEREAS, Hertz, in its capacity as Group II Administrator, has joined in this Series 2013-B Supplement to confirm certain representations, warranties and covenants made by it in such capacity for the benefit of each Conduit Investor and each Committed Note Purchaser;
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
DESIGNATION
There was created a Series of Group II Notes issued pursuant to the Initial Group II Indenture, and such Series of Group II Notes was designated as Series 2013-B Variable Funding Rental Car Asset Backed Notes. On the Series 2013-B Closing Date, one class of Series 2013-B Variable Funding Rental Car Asset Backed Notes was issued in a principal amount equal to the Series 2013-B Initial Principal Amount and were referred to therein and will continue to be referred to herein as the “Series 2013-B Notes”.
ARTICLE I
DEFINITIONS AND CONSTRUCTION
Section 1. 1.Defined Terms and References. Capitalized terms used herein shall have the meanings assigned to such terms in Schedule I hereto, and if not defined therein, shall have the meanings assigned thereto in the Group II Supplement. All Article, Section or Subsection references herein (including, for the avoidance of doubt, in Schedule I hereto) shall refer to Articles, Sections or Subsections of this Series 2013-B Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Group II Supplement, each capitalized term used or defined herein shall relate only to the Series 2013-B Notes and not to any other Series of Notes issued by HVF II. Unless otherwise stated herein, all references herein to the “Series 2013-B Supplement” shall mean the Group II Indenture, as supplemented hereby.

Section 1. 2.Rules of Construction. In this Series 2013-B Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto unless the context otherwise requires:
(a)the singular includes the plural and vice versa;
(b)references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Series 2013-B Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)reference to any gender includes the other gender;
(e)reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)references to sections of the Code also refer to any successor sections; and
(i)the language used in this Series 2013-B Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
ARTICLE II
INITIAL ISSUANCE; INCREASES AND DECREASES
OF PRINCIPAL AMOUNT OF SERIES 2013-B NOTES
Section 2. 1.Initial Purchase; Additional Series 2013-B Notes.
(a)Initial Purchase. On the terms and conditions set forth in the Initial Series 2013-B Supplement, HVF II issued, and caused the Trustee to authenticate, the initial Series 2013-B Notes on the Series 2013-B Closing Date. Such Series 2013-B Notes for each Investor Group:

(i)bore a face amount as of the Series 2013-B Closing Date of up to the “Maximum Investor Group Principal Amount” (as defined in the Initial Series 2013-B Supplement) with respect to such Investor Group,
(ii)had an initial principal amount equal to the “Series 2013-B Initial Investor Group Principal Amount” (as defined in the Initial Series 2013-B Supplement) with respect to such Investor Group,
(iii)were dated the Series 2013-B Closing Date,
(iv)were registered in the name of the respective Funding Agent or its nominee, as agent for the related Conduit Investor, if any, and the related Committed Note Purchaser, or in such other name as the respective Funding Agent may request,
(v)were duly authenticated in accordance with the provisions of the Initial Group II Indenture and the Initial Series 2013-B Supplement, and
(vi)were delivered to or at the direction of the respective Funding Agent against funding of the Series 2013-B Initial Investor Group Principal Amount for such Investor Group, by such Investor Group, in accordance with Sections 2.2(b), (c), (e) and (f) of the Initial Series 2013-B Supplement, as if such Series 2013-B Initial Investor Group Principal Amount was an Advance.
(b)Additional Investor Groups. Subject only to compliance with this Section 2.1(b), Section 2.1(d), Section 2.1(e) and Section 2.1(h) on any Business Day during the Series 2013-B Revolving Period, HVF II from time to time may increase the Series 2013-B Maximum Principal Amount by entering into an Addendum with each member of an Additional Investor Group and its related Funding Agent, and upon execution of any such Addendum, such related Funding Agent, the Conduit Investors, if any, and the Committed Note Purchasers in such Additional Investor Group shall become parties to this Series 2013-B Supplement from and after the date of such execution. HVF II shall provide at least one (1) Business Day’s prior written notice to each Funding Agent party hereto as of the date of such notice, the Administrative Agent and each Rating Agency, of any such addition, setting forth (i) the names of the Conduit Investors, if any, and the Committed Note Purchasers that are members of such Additional Investor Group and their related Funding Agent, (ii) the Maximum Investor Group Principal Amount and the Additional Investor Group Initial Principal Amount, in each case with respect to such Additional Investor Group, (iii) the Series 2013-B Maximum Principal Amount and each Committed Note Purchaser’s Committed Note Purchaser Percentage in each case after giving effect to such addition and (iv) the desired effective date of such addition. On the effective date of each such addition, the Administrative Agent shall revise Schedule II hereto in accordance with the information provided in the notice described above relating to such addition.
(c)Investor Group Maximum Principal Increase. Subject only to compliance with this Section 2.1(c), Section 2.1(d), Section 2.1(e) and Section 2.1(h), on

any Business Day during the Series 2013-B Revolving Period, HVF II and any Investor Group and its related Funding Agent, Conduit Investors, if any, and Committed Note Purchasers may increase such Investor Group’s Maximum Investor Group Principal Amount and effect a corresponding increase to the Series 2013-B Maximum Principal Amount (any such increase, an “Investor Group Maximum Principal Increase”) by entering into an Investor Group Maximum Principal Increase Addendum. HVF II shall provide at least one (1) Business Day’s prior written notice to each Funding Agent party hereto as of the date of such notice and the Administrative Agent of any such increase, setting forth (i) the names of the Funding Agent, the Conduit Investors, if any, and the Committed Note Purchasers that are members of such Investor Group, (ii) the Maximum Investor Group Principal Amount with respect to such Investor Group, the Series 2013-B Maximum Principal Amount, and each Committed Note Purchaser’s Committed Note Purchaser Percentage, in each case after giving effect to such Investor Group Maximum Principal Increase, (iii) the Investor Group Maximum Principal Increase Amount in connection with such Investor Group Maximum Principal Increase, if any, and (iv) the desired effective date of such Investor Group Maximum Principal Increase. On the effective date of each Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule II hereto in accordance with the information provided in the notice described above relating to such Investor Group Maximum Principal Increase.
(d)Conditions to Issuance of Additional Series 2013-B Notes. In connection with the addition of an Additional Investor Group or an Investor Group Maximum Principal Increase, additional Series 2013-B Notes (“Additional Series 2013-B Notes”) may be issued subsequent to the Series 2013-B Restatement Effective Date subject to the satisfaction of each of the following conditions:
(i)the amount of such issuance of Additional Series 2013-B Notes, if applicable, shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof; provided that, if such issuance is in connection with the reduction of the Series 2013-A Maximum Principal Amount to zero, then such issuance may be in an integral multiple of less than $100,000;
(ii)no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes has occurred and is continuing and such issuance and the application of any proceeds thereof, will not cause an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes;
(iii)all representations and warranties set forth in Article V of the Base Indenture, Article VII of the Group II Supplement and Article VI of this Series 2013-B Supplement shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations expressly relate to an earlier date); and
(iv)each Rating Agency shall have received prior written notice of such issuance of Additional Series 2013-B Notes, if applicable.

(e)Additional Series 2013-B Notes Face and Principal Amount. Additional Series 2013-B Notes shall bear a face amount equal to up to the Maximum Investor Group Principal Amount with respect to the Additional Investor Group or, in the case of an Investor Group Maximum Principal Increase, the Maximum Investor Group Principal Amount with respect to the related Investor Group (after giving effect to such Investor Group Maximum Principal Increase with respect to such Investor Group), as applicable, and initially shall be issued in a principal amount equal to the Additional Investor Group Initial Principal Amount, if any, with respect to such Additional Investor Group and in the case of an Investor Group Maximum Principal Increase, the sum of the amount of the related Investor Group Maximum Principal Increase and the Investor Group Principal Amount of such Investor Group’s Series 2013-B Notes surrendered for cancellation in connection with such Investor Group Maximum Principal Increase. Upon the issuance of any such Additional Series 2013-B Notes, the Series 2013-B Maximum Principal Amount shall be increased by the Maximum Investor Group Principal Amount for any such Additional Investor Group or the amount of any such Investor Group Maximum Principal Increase, as applicable. No later than one Business Day following any such Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule II to reflect such Investor Group Maximum Principal Increase, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
(f)No Consents Required. Notwithstanding anything herein or in any other Series 2013-B Related Document to the contrary, no consent of any existing Investor Group or its related Funding Agent, Conduit Investors, if any, Committed Note Purchasers or the Administrative Agent is required for HVF II to (i) enter into an Addendum, (ii) cause each member of an Additional Investor Group and its related Funding Agent to become parties to this Series 2013-B Supplement, (iii) increase the Maximum Investor Group Principal Amount with respect to any Investor Group, (iv) increase the Series 2013-B Maximum Principal Amount or (v) modify Schedule II, in each case as set forth in this Section 2.1.
(g)Proceeds. Proceeds from the initial issuance of the Series 2013-B Notes and from any Additional Series 2013-B Notes shall be deposited into the Series 2013-B Principal Collection Account and allocated in accordance with Article V hereof.
(h)Pairing Conditions.
(i)So long as the Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), no increase of the Series 2013-B Maximum Principal Amount pursuant to Section 2.1(b) shall be effective unless (A) the Additional Investor Group to become party to this Series 2013-B Supplement in connection therewith shall contemporaneously upon the execution of the related Addendum become party to the Series 2013-A Supplement as a Series 2013-A Additional Investor Group pursuant to Section 2.1(b) of the Series 2013-A Supplement by execution of a Series 2013-A Addendum and (B) immediately after giving effect to the execution of such Addendum and such Series 2013-A Addendum, such Additional Investor

Group’s Commitment Percentage shall equal such Series 2013-A Additional Investor Group’s Series 2013-A Commitment Percentage.
(ii)So long as the Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), no increase to any Investor Group’s Maximum Investor Group Principal Amount or corresponding increase to the Series 2013-B Maximum Principal Amount, in any case pursuant to Section 2.1(c), shall be effective unless immediately after giving effect to such increase, such Investor Group’s Commitment Percentage shall equal such Investor Group’s (in such Investor Group’s capacity as a Series 2013-A Investor Group) Series 2013-A Commitment Percentage.
(i)Increase of Series 2013-B Maximum Principal Amount. In connection with any reduction of the Series 2013-A Maximum Principal Amount effected pursuant to Section 2.5(b) of the Series 2013-A Supplement, HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser, may effect an increase of the Series 2013-B Maximum Principal Amount and a corresponding increase of each Maximum Investor Group Principal Amount; provided that, with respect to any increase effected pursuant to this Section 2.1(i), such increase shall be limited to the amount of such reduction to the Series 2013-A Maximum Principal Amount. Any increase made pursuant to this Section 2.1(i) shall be made ratably among the Investor Groups’ on the basis of their respective Maximum Investor Group Principal Amounts, and no later than one Business Day following any such increase of the Series 2013-B Maximum Principal Amount, the Administrative Agent shall revise Schedule II to reflect each related increase of each Investor Group Maximum Principal Amount, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
Section 2. 2.Advances.
(a)Advance Requests. Subject to the terms of this Series 2013-B Supplement, including satisfaction of the Funding Conditions, the aggregate principal amount of the Series 2013-B Notes may be increased from time to time. On any Business Day during the Series 2013-B Revolving Period, HVF II, subject to this Section 2.2, may increase the Series 2013-B Principal Amount (such increase, including any increase resulting from an Investor Group Maximum Principal Increase Amount or an Additional Investor Group Initial Principal Amount, is referred to as an “Advance”), by issuing, at par, additional principal amounts of the Series 2013-B Notes allocated in accordance with Section 2.2(d).
(i)Whenever HVF II wishes a Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, to make an Advance, HVF II shall notify the Administrative Agent, the related Funding Agent and the Trustee by providing written notice delivered to the Administrative Agent, the Trustee and such Funding Agent (with a copy of such notice delivered to the Committed Note Purchasers) no later than 11:30 a.m. (New York City time) on the second

Business Day prior to the proposed Advance (which notice may be combined with the notice delivered pursuant to Section 2.1(b), in the case of an Advance in connection with an Additional Investor Group Initial Principal Amount, or pursuant to Section 2.1(c), in the case of an Advance in connection with an Investor Group Maximum Principal Increase Amount). Each such notice shall be irrevocable and shall in each case refer to this Series 2013-B Supplement and specify the aggregate amount of the requested Advance to be made on such date; provided, however, if HVF II receives a Delayed Funding Notice in accordance with Section 2.2(e) by 6:00 p.m. (New York time) on the second Business Day prior to the date of any proposed Advance, HVF II shall have the right to revoke the Advance Request by providing the Administrative Agent and each Funding Agent (with a copy to the Trustee and each Committed Note Purchaser) written notice, by telecopy or electronic mail, of such revocation no later than 10:00 a.m. (New York time) on the Business Day prior to the proposed date of such Advance.
(ii)Each Funding Agent shall promptly advise its related Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, its related Committed Note Purchaser, of any notice given pursuant to Section 2.2(a) and, if there is a Conduit Investor with respect to any Investor Group, shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of the Advance), notify HVF II and the related Committed Note Purchaser(s), whether such Conduit Investor has determined to make such Advance.
(b)Party Obligated to Fund Advances. Upon HVF II’s request in accordance with Section 2.2(a):
(i)each Conduit Investor, if any, may fund Advances (whether as a Non-Delayed Amount or a Delayed Amount) from time to time during the Series 2013-B Revolving Period;
(ii)if any Conduit Investor determines that it will not make an Advance (whether as a Non-Delayed Amount or a Delayed Amount) or any portion of an Advance (whether as a Non-Delayed Amount or a Delayed Amount), then such Conduit Investor shall notify the Administrative Agent and the Funding Agent with respect to such Conduit Investor, and each Committed Note Purchaser with respect to such Conduit Investor, subject to Section 2.2(e), shall fund its pro rata portion (by Committed Note Purchaser Percentage) of the Commitment Percentage with respect to such Investor Group of such Advance (whether as a Non-Delayed Amount or a Delayed Amount) not funded by such Conduit Investor; and
(iii)if there is no Conduit Investor with respect any Investor Group, then the Committed Note Purchaser(s) with respect to such Investor Group, subject to Section 2.2(e), shall fund Advances (whether as a Non-Delayed Amount or a Delayed Amount) from time to time.

(c)Conduit Investor Funding. Each Conduit Investor hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Advances made by its Investor Group through the issuance of Series 2013-B Commercial Paper; provided that (i) no Conduit Investor will have any obligation to use commercially reasonable efforts to fund Advances made by its Investor Group through the issuance of Series 2013-B Commercial Paper at any time that the funding of such Advance through the issuance of Series 2013-B Commercial Paper would be prohibited by the program documents governing such Conduit Investor’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any Conduit Investor to fund any Advance through the issuance of Series 2013-B Commercial Paper; provided further that, the Conduit Investors shall not, and shall not be obligated to, fund or pay any amount pursuant to this Series 2013-B Supplement unless (i) the respective Conduit Investor has received funds that may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes (“CP Notes”) issued by such Conduit Investor when due and (ii) after giving effect to such funding or payment, either (x) such Conduit Investor could issue CP Notes to refinance all of its outstanding CP Notes (assuming such outstanding CP Notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the CP Notes are paid in full. Any amount that a Conduit Investor does not pay pursuant to the operation of the second proviso of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Conduit Investor for any such insufficiency.
(d)Advance Allocations. HVF II shall allocate the proposed Advance among the Investor Groups ratably by their respective Commitment Percentages; provided that, in the event that one or more Additional Investor Groups become party to this Series 2013-B Supplement in accordance with Section 2.1(b) or one or more Investor Group Maximum Principal Increases are effected in accordance with Section 2.1(c), any Additional Investor Group Initial Principal Amount in connection with the addition of each such Additional Investor Group, any Investor Group Maximum Principal Increase Amount in connection with each such Investor Group Maximum Principal Increase, and each Advance subsequent to either of the foregoing shall be allocated solely to such Additional Investor Groups and/or such Investor Groups, as applicable, until (and only until) the Series 2013-B Principal Amount is allocated ratably among all Investor Groups (based upon each such Investor Group’s Commitment Percentage after giving effect to each such Additional Investor Group becoming party hereto and/or each such Investor Group Maximum Principal Increase, as applicable); provided further that on or prior to the Payment Date immediately following the date on which any such Additional Investor Group becomes party hereto or an Investor Group Maximum Principal Increase occurs, HVF II shall use commercially reasonable efforts to request Advances and/or effect Voluntary Decreases to the extent necessary to cause (after giving effect to such Advances and Voluntary Decreases) the Series 2013-B Principal Amount to be allocated ratably among all Investor Groups (based upon each such Investor Group’s Commitment Percentage after giving effect to such Additional Investor Group becoming party hereto or such Investor Group Maximum Principal Increase, as applicable).

(e)Delayed Funding Procedures.
(i)A Delayed Funding Purchaser, upon receipt of any notice of an Advance pursuant to Section 2.2(a), promptly (but in no event later than 6:00 p.m. (New York time) on the second Business Day prior to the proposed date of such Advance) may notify HVF II in writing (a “Delayed Funding Notice”) of its election to designate such Advance as a delayed Advance (such Advance, a “Designated Delayed Advance”). If such Delayed Funding Purchaser’s ratable portion of such Advance exceeds its Required Non-Delayed Amount (such excess amount, the “Permitted Delayed Amount”), then the Delayed Funding Purchaser shall also include in the Delayed Funding Notice the portion of such Advance (such amount as specified in the Delayed Funding Notice, not to exceed such Delayed Funding Purchaser’s Permitted Delayed Amount, the “Delayed Amount”) that the Delayed Funding Purchaser has elected to fund on a Business Day that is on or prior to the thirty-fifth (35th) day following the proposed date of such Advance (such date as specified in the Delayed Funding Notice, the “Delayed Funding Date”) rather than on the date for such Advance specified in the related Advance Request.
(ii)If (A) one or more Delayed Funding Purchasers provide a Delayed Funding Notice to HVF II specifying a Delayed Amount in respect of any Advance and (B) HVF II shall not have revoked the notice of the Advance by 10:00 a.m. (New York time) on the Business Day preceding the proposed date of such Advance, then HVF II, by no later than 11:30 a.m. (New York time) on the Business Day preceding the date of such proposed Advance, may (but shall have no obligation to) direct each Available Delayed Amount Committed Note Purchaser to fund an additional portion of such Advance on the proposed date of such Advance equal to such Available Delayed Amount Committed Note Purchaser’s proportionate share (based upon the relative Committed Note Purchaser Percentage of such Available Delayed Amount Committed Note Purchasers) of the aggregate Delayed Amount with respect to the proposed Advance; provided that, (i) no Available Delayed Amount Committed Note Purchaser shall be required to fund any portion of any portion of its proportionate share of such aggregate Delayed Amount that would cause its Investor Group Principal Amount to exceed its Maximum Investor Group Principal Amount and (ii) any Conduit Investor, if any, in the Available Delayed Amount Committed Note Purchaser’s Investor Group may, in its sole discretion, agree to fund such proportionate share of such aggregate Delayed Amount.
(iii)Upon receipt of any notice of a Delayed Amount in respect of an Advance pursuant to Section 2.2(e)(ii), an Available Delayed Amount Committed Note Purchaser, promptly (but in no event later than 6:00 p.m. (New York time) on the Business Day prior to the proposed date of such Advance) may notify HVF II in writing (a “Second Delayed Funding Notice”) of its election to decline to fund a portion of its proportionate share of such Delayed Amount (such portion, the “Second Delayed Funding Notice Amount”); provided that, the Second

Delayed Funding Notice Amount shall not exceed the excess, if any, of (A) such Available Delayed Amount Committed Note Purchaser’s proportionate share of such Delayed Amount over (B) such Available Delayed Amount Committed Note Purchaser’s Required Non-Delayed Amount (after giving effect to the funding of any amount in respect of such Advance to be made by such Available Delayed Amount Committed Note Purchaser or the Conduit Investor in such Available Delayed Amount Committed Note Purchaser’s Investor Group) (such excess amount, the “Second Permitted Delayed Amount”), and upon any such election, such Available Delayed Amount Committed Note Purchaser shall include in the Second Delayed Funding Notice the Second Delayed Funding Notice Amount.
(f)Funding Advances.
(i)Subject to the other conditions set forth in this Section 2.2, on the date of each Advance, each Conduit Investor and Committed Note Purchaser(s) funding such Advance shall make available to HVF II its portion of the amount of such Advance (other than any Delayed Amount) by wire transfer in U.S. dollars in same day funds to the Series 2013-B Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Advance. Proceeds from any Advance shall be deposited into the Series 2013-B Principal Collection Account.
(ii)A Delayed Funding Purchaser that delivered a Delayed Funding Notice in respect of a Delayed Amount shall be obligated to fund such Delayed Amount on the related Delayed Funding Date in the manner set forth in the next succeeding sentence, irrespective of whether the Series 2013-B Commitment Termination Date shall have occurred on or prior to such Delayed Funding Date or HVF II would be able to satisfy the Funding Conditions on such Delayed Funding Date. Such Delayed Funding Purchaser shall (i) pay the sum of the Second Delayed Funding Notice Amount related to such Delayed Amount, if any, to HVF II no later than 2:00 p.m. (New York time) on the related Delayed Funding Date by wire transfer in U.S. dollars in same day funds to the Series 2013-B Principal Collection Account, and (ii) pay the Delayed Funding Reimbursement Amount related to such Delayed Amount, if any, on such related Delayed Funding Date to each applicable Funding Agent in immediately available funds for the ratable benefit of the related Available Delayed Amount Purchasers that funded the Delayed Amount on the date of the Advance related to such Delayed Amount in accordance with Section 2.2(e)(ii), based on the relative amount of such Delayed Amount funded by such Available Delayed Amount Purchaser on the date of such Advance pursuant to Section 2.2(e)(ii).
(g)Funding Defaults. If, by 2:00 p.m. (New York City time) on the date of any Advance, one or more Committed Note Purchasers in an Investor Group (each, a “Defaulting Committed Note Purchaser,” and each Committed Note Purchaser in the related Investor Group that is not a Defaulting Committed Note Purchaser, a “Non-

Defaulting Committed Note Purchaser”) fails to make its portion of such Advance, available to HVF II pursuant to Section 2.2(f) (the aggregate amount unavailable to HVF II as a result of any such failure being herein called an “Advance Deficit”), then the Funding Agent for such Investor Group, by no later than 2:30 p.m. (New York City time) on the applicable date of such Advance, shall instruct each Non-Defaulting Committed Note Purchaser in the same Investor Group as the Defaulting Committed Note Purchaser to pay, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the Series 2013-B Principal Collection Account, an amount equal to the lesser of (i) such Non-Defaulting Committed Note Purchaser’s pro rata portion (based upon the relative Committed Note Purchaser Percentage of such Non-Defaulting Committed Note Purchasers) of the Advance Deficit and (ii) the amount by which such Non-Defaulting Committed Note Purchaser’s pro rata portion (by Committed Note Purchaser Percentage) of the Maximum Investor Group Principal Amount for such Investor Group exceeds the portion of the Investor Group Principal Amount for such Investor Group funded by such Non-Defaulting Committed Note Purchaser (determined after giving effect to all Advances already made by such Investor Group on such date). A Defaulting Committed Note Purchaser shall forthwith, upon demand, pay to the applicable Funding Agent for the ratable benefit of the Non-Defaulting Committed Note Purchasers all amounts paid by each such Non-Defaulting Committed Note Purchaser on behalf of such Defaulting Committed Note Purchaser, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Committed Note Purchaser until the date such Non-Defaulting Committed Note Purchaser has been paid such amounts in full, at a rate per annum equal to the sum of the Series 2013-B Base Rate plus 0.50% per annum. For the avoidance of doubt, no Delayed Funding Purchaser that has provided a Delayed Funding Notice in respect of an Advance shall be considered to be in default of its obligation to fund its Delayed Amount or be treated as a Defaulting Committed Note Purchaser hereunder unless and until it has failed to fund the Delayed Funding Reimbursement Amount or the Second Delayed Funding Notice Amount on the related Delayed Funding Date in accordance with Section 2.2(f)(ii).
Section 2. 3.Procedure for Decreasing the Series 2013-B Principal Amount.
(a)Principal Decreases. Subject to the terms of this Series 2013-B Supplement, the aggregate principal amount of the Series 2013-B Notes may be decreased from time to time.
(b)Mandatory Decrease.
(i)Obligation to Decrease. If any Series 2013-B Excess Principal Event shall have occurred and be continuing, then, within five (5) Business Days following HVF II’s discovery of such Series 2013-B Excess Principal Event, HVF II shall withdraw from the Series 2013-B Principal Collection Account an amount equal to the lesser of (x) the amount then on deposit in such account and available for distribution to effect a reduction in the Series 2013-B Principal Amount pursuant to Section 5.2(c), and (y) the amount necessary so that, after giving effect to all Voluntary Decreases prior to such date, no such Series 2013-B Excess Principal Event shall exist, and distribute the lesser of such (x) and (y) to the

Series 2013-B Noteholders in respect of principal of the Series 2013-B Notes to make a reduction in the Series 2013-B Principal Amount in accordance with Section 5.2 (each reduction of the Series 2013-B Principal Amount pursuant to this clause (i), a “Mandatory Decrease” and the amount of each such reduction, the “Mandatory Decrease Amount”).
(ii)Breakage. Subject to and in accordance with Section 3.6, with respect to each Mandatory Decrease, HVF II shall reimburse each Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Mandatory Decrease.
(iii)Notice of Mandatory Decrease. Upon discovery of any Series 2013-B Excess Principal Event, HVF II, within two (2) Business Days of such discovery, shall deliver written notice of any related Mandatory Decreases, any related Mandatory Decrease Amount and the date of any such Mandatory Decrease to the Trustee and each Series 2013-B Noteholder.
(c)Voluntary Decrease.
(i)Procedures for Voluntary Decrease. On any Business Day, upon at least three (3) Business Day’s prior notice to each Series 2013-B Noteholder, each Conduit Investor, each Committed Note Purchaser and the Trustee, HVF II may decrease the Series 2013-B Principal Amount in whole or in part (each such reduction of the Series 2013-B Principal Amount pursuant to this Section 2.3(c), a “Voluntary Decrease”) by withdrawing from the Series 2013-B Principal Collection Account an amount up to the sum of all amounts then on deposit in such account and available for distribution to effect a Voluntary Decrease pursuant to Section 5.2, and distributing the amount of such withdrawal (such amount, the “Voluntary Decrease Amount”) to the Series 2013-B Noteholders as specified in Section 5.2. Each such notice shall set forth the date of such Voluntary Decrease, the related Voluntary Decrease Amount, whether HVF II is electing to pay any Terminated Purchaser in connection with such Voluntary Decrease, and the amount to be paid to such Terminated Purchaser (if any).
(ii)Breakage. Subject to and in accordance with Section 3.6, with respect to each Voluntary Decrease, HVF II shall reimburse each Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Voluntary Decrease.
(iii)Voluntary Decrease Minimum Denominations. Each such Voluntary Decrease shall be, in the aggregate for all Series 2013-B Notes, in a minimum principal amount of $5,000,000 and integral multiples of $100,000 in excess thereof unless such Voluntary Decrease is allocated to pay any Investor Group Principal Amount in full.
Section 2. 4.Funding Agent Register. On each date of an Advance or Decrease hereunder, a duly authorized officer, employee or agent of the related Funding

Agent shall make appropriate notations in its books and records of the amount of such Advance or Decrease, as applicable. HVF II hereby authorizes each duly authorized officer, employee and agent of such Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF II absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Funding Agent and the records maintained by the Trustee pursuant to this Series 2013-B Supplement, such discrepancy shall be resolved by such Funding Agent, and the Administrative Agent and the Trustee shall be directed by the Administrative Agent to update its records accordingly.

Section 2. 5.	Reduction of Series 2013-B Maximum Principal Amount.
(a)HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser, may effect a permanent reduction (but without prejudice to HVF II’s right to effect an Investor Group Maximum Principal Increase with respect to any Investor Group or add any Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Series 2013-B Maximum Principal Amount and a corresponding reduction of each Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (a),
(i)any such reduction (A) will be limited to the undrawn portion of the Series 2013-B Maximum Principal Amount, although any such reduction may be combined with a Decrease effected pursuant to and in accordance with Section 2.3, and (B) must be in a minimum amount of $10,000,000; provided that, solely for the purposes of this Section 2.5(a)(i), such undrawn portion of the Series 2013-B Maximum Principal Amount shall not include any then unfunded Delayed Amounts relating to any Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction, and
(ii)after giving effect to such reduction, the Series 2013-B Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero.
(b)HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser, may effect a reduction (without prejudice of HVF II’s right to effect an Investor Group Maximum Principal Increase with respect to any Investor Group or add any Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Series 2013-B Maximum Principal Amount and a corresponding reduction of each Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (b),
(i)any such reduction (A) will be limited to the undrawn portion of the Series 2013-B Maximum Principal Amount as of the date of such reduction, although any such reduction may be combined with a Decrease effected pursuant to and in accordance with Section 2.3, and (B) must be in a minimum amount of $10,000,000; provided that, solely for the purposes of this Section 2.5(b)(i), such undrawn portion of the Series 2013-B Maximum Principal Amount shall not include any then unfunded Delayed Amounts relating to any Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction,
(ii)after giving effect to such reduction, the Series 2013-B Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero, and
(iii)so long as the Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), contemporaneously with such reduction, the Series 2013-A Maximum Principal Amount shall have been increased in an amount equal to such reduction in accordance with the terms of the Series 2013-A Supplement.
Any reduction made pursuant to this Section 2.5 shall be made ratably among the Investor Groups’ on the basis of their respective Maximum Investor Group Principal Amounts. No later than one Business Day following any reduction of the Series 2013-B Maximum Principal Amount becoming effective, the Administrative Agent shall revise Schedule II to reflect such reduction, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2013-B Noteholder.
Section 2. 6.Commitment Terms and Extensions of Commitments.
(a)Term. The “Term” of the Commitment hereunder shall be for a period commencing on the date hereof and ending on the Series 2013-B Commitment Termination Date.
(b)Requests for Extensions. HVF II may request, through the Administrative Agent, that each Funding Agent, for the account of the related Investor Group, consents to an extension of the Series 2013-B Commitment Termination Date for such period as HVF II may specify (the “Extension Length”), which consent will be granted or withheld by each Funding Agent, on behalf of the related Investor Group, in its sole discretion.
(c)Procedures for Extension Consents. Upon receipt of any request described in clause (b) above, the Administrative Agent shall promptly notify each Funding Agent thereof, each of which Funding Agents shall notify each Conduit Investor, if any, and each Committed Note Purchaser in its Investor Group thereof. Not later than the first Business Day following the 30th day after such request for an extension (such period, the “Election Period”), each Committed Note Purchaser shall notify HVF II and the Administrative Agent of its willingness or refusal to consent to such extension and each Conduit Investor shall notify the Funding Agent for its Investor Group of its willingness or refusal to consent to such extension, and such Funding Agent shall notify HVF II and the Administrative Agent of such willingness or refusal by each such Conduit

Investor (any such Conduit Investor or Committed Note Purchaser that refuses to consent to such extension, a “Non-Extending Purchaser”). Any Committed Note Purchaser that does not expressly notify HVF II and the Administrative Agent that it is willing to consent to an extension of the Series 2013-B Commitment Termination Date during the applicable Election Period and each Conduit Investor that does not expressly notify such Funding Agent that it is willing to consent to an extension of the Series 2013-B Commitment Termination Date during the applicable Election Period shall be deemed to be a Non-Extending Purchaser. If a Committed Note Purchaser or a Conduit Investor has agreed to extend its Series 2013-B Commitment Termination Date, and, at the end of the applicable Election Period no Amortization Event shall be continuing with respect to the Series 2013-B Notes, then the Series 2013-B Commitment Termination Date for such Committed Note Purchaser or Conduit Investor then in effect shall be extended to the date that is the last day of the Extension Length (which shall begin running on the day after the then-current Series 2013-B Commitment Termination Date); provided that, no such extension to the Series 2013-B Commitment Termination Date shall become effective until (i) the termination of each Non-Extending Purchaser’s commitment, if any, and (ii) on the date of any such termination, the prepayment in full of each such Non-Extending Purchaser’s portion of the Investor Group Principal Amount for such Non-Extending Purchaser’s Investor Group and all accrued and unpaid interest thereon, if any, in each case, in accordance with Section 9.2.
Section 2. 7.Timing and Method of Payment. All amounts payable to any Funding Agent hereunder or with respect to the Series 2013-B Notes on any date shall be made to the applicable Funding Agent or upon the order of the applicable Funding Agent by wire transfer of immediately available funds in Dollars not later than 2:00pm (New York City time) on the date due; provided that,
(a)if (i) any Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Funding Agent received such funds, such Funding Agent notifies HVF II in writing of such late receipt, then such funds received later than 2:00 p.m. (New York City time) on such date by such Funding Agent will be deemed to have been received by such Funding Agent on the next Business Day and any interest accruing with respect to the payment of such on such next Business Day shall not be payable until the Payment Date immediately following the later of such two dates specified in clause (ii); and
(b)if (i) any Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Funding Agent received such funds, such Funding Agent does not notify HVF II in writing of such receipt, then such funds, received later than 2:00 p.m. (New York City time) on such date will be treated for all purposes hereunder as received on such date.
HVF II’s obligations hereunder in respect of any amounts payable to any Conduit Investor or Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF II to the related Funding Agent as provided herein whether or not such funds are properly applied by such Funding Agent.
Section 2. 8.Legal Final Payment Date. The Series 2013-B Principal Amount shall be due and payable on the Legal Final Payment Date.
Section 2. 9.Delayed Funding Purchaser Groups.
(a)Notwithstanding any provision of this Series 2013-B Supplement to the contrary, if at any time a Delayed Funding Purchaser delivers a Delayed Funding Notice, no Undrawn Fees shall accrue (or be payable) to its Delayed Funding Purchaser Group in respect of any Delayed Amount from the date of the related Advance to the date the Delayed Funding Purchaser in such Delayed Funding Purchaser Group funds the related Delayed Funding Reimbursement Amount, if any, and the Second Delayed Funding Notice Amount, if any.
(b)Notwithstanding any provision of this Series 2013-B Supplement to the contrary, if at any time a Committed Note Purchaser in an Investor Group becomes a Defaulting Committed Note Purchaser, then the following provisions shall apply for so long as such Defaulting Committed Note Purchaser has failed to pay all amounts required pursuant to Section 2.2:
(i)no Undrawn Fees shall accrue (or be payable) on any unfunded portion of the Maximum Investor Group Principal Amount of such Defaulting Committed Note Purchaser; and
(ii)the Commitment Percentage of such Defaulting Committed Note Purchaser shall not be included in determining whether the Series 2013-B Required Noteholders or all Conduit Investors and/or Committed Note Purchasers have taken or may take any action hereunder.
For the avoidance of doubt, no provision of this Section 2.9 shall be deemed to relieve any Defaulting Committed Note Purchaser of its Commitment hereunder and HVF II may pursue all rights and remedies available to it under the law in connection with the event(s) that resulted in such Committed Note Purchaser becoming a Defaulting Committed Note Purchaser.

ARTICLE III
INTEREST, FEES AND COSTS
Section 3. 1.Interest and Interest Rates.
(a)Interest Rate. Each related Advance funded or maintained by an Investor Group during the related Series 2013-B Interest Period:
(i)through the issuance of Series 2013-B Commercial Paper shall bear interest at the CP Rate for such Series 2013-B Interest Period, and

(ii)through means other than the issuance of Series 2013-B Commercial Paper shall bear interest at the Eurodollar Rate (Reserve Adjusted) applicable to such Investor Group for the related Eurodollar Interest Period, except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.3 or 3.4.
(b)Notice of Interest Rates.
(i)Each Funding Agent shall notify HVF II and the Group II Administrator of the applicable CP Rate for the Advances made by its Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on each Determination Date. Each such notice shall be substantially in the form of Exhibit N hereto.
(ii)The Administrative Agent shall notify HVF II and the Group II Administrator of the applicable Eurodollar Rate (Reserve Adjusted) and/or Series 2013-B Base Rate, as the case may be, by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period. Each such notice shall be substantially in the form of Exhibit N hereto.
(c)Payment of Interest; Funding Agent Failure to Provide Rate.
(i)On each Payment Date, the Series 2013-B Monthly Interest Amount and the Series 2013-B Monthly Default Interest Amount, in each case, with respect to such Payment Date, shall be due and payable on such Payment Date in accordance with the provisions hereof.
(ii)If the amounts described in Section 5.3 are insufficient to pay the Series 2013-B Monthly Interest Amount or the Series 2013-B Monthly Default Interest Amount for any Payment Date, payments of such Series 2013-B Monthly Interest Amount or Series 2013-B Monthly Default Interest Amount, as applicable and in each case, to the Series 2013-B Noteholders will be reduced on a pro rata basis (determined on the basis of the portion of such Series 2013-B Monthly Interest Amount or Series 2013-B Monthly Default Interest Amount, as applicable and in each case, payable to each such Series 2013-B Noteholder) by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Series 2013-B Deficiency Amount”), and interest shall accrue on any such Series 2013-B Deficiency Amount at the applicable Series 2013-B Note Rate.
(d)Day Count and Business Day Convention. All computations of interest at the CP Rate and the Eurodollar Rate (Reserve Adjusted) shall be made on the basis of a year of 360 days and the actual number of days elapsed and all computations of interest at the Series 2013-B Base Rate shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed. Whenever any payment of interest or principal in respect of any Advance shall be due on a day other than a Business

Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest owed.
(e)Funding Agent’s Failure to Notify. With respect to any Funding Agent that shall have failed to notify HVF II and the Group II Administrator of the applicable CP Rate for the Advances made by its Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Funding Agent provides such notice previously not provided in accordance with  Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Funding Agent provides such notice previously not provided), such Funding Agent shall pay to or at the direction of HVF II an amount equal to the excess, if any, of the amount actually paid by HVF II to or for the benefit of the Series 2013-B Noteholders in such Funding Agent’s Investor Group as a result of the reversion to the CP Fallback Rate in accordance with the definition of CP Rate over the amount that should have been paid by HVF II to or for the benefit of the Series 2013-B Noteholders in such Funding Agent’s Investor Group had all of the relevant information for the relevant Series 2013-B Interest Period been provided by such Funding Agent to HVF II on a timely basis.
(f)CP True-Up Payment Amount. With respect to any Funding Agent that shall have failed to notify HVF II and the Group II Administrator of the applicable CP Rate for the Advances made by its Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Funding Agent provides such notice previously not provided in accordance with  Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Funding Agent provides such notice previously not provided), HVF II shall pay to or at the direction of the Funding Agent for the benefit of the Series 2013-B Noteholders in such Funding Agent’s Investor Group an amount equal to the excess, if any, of the amount that should have been paid by HVF II to or for the benefit of the Series 2013-B Noteholders in such Funding Agent’s Investor Group had all of the relevant information for the relevant Series 2013-B Interest Period been provided by such Funding Agent to HVF II on a timely basis over the amount actually paid by HVF II to or for the benefit of such Series 2013-B Noteholders as a result of the reversion to the CP Fallback Rate in accordance with the definition of CP Rate (such excess with respect to such Funding Agent, the “CP True-Up Payment Amount”).
Section 3. 2.Administrative Agent and Up-Front Fees.
(a)Administrative Agent Fees. On each Payment Date, HVF II shall pay to the Administrative Agent the applicable Administrative Agent Fee for such Payment Date.

(b)Up-Front Fees. On the Series 2013-B Closing Date, HVF II paid the applicable Up-Front Fee to each Funding Agent for the account of the related Committed Note Purchasers.
Section 3. 3.Eurodollar Lending Unlawful. If a Conduit Investor, a Committed Note Purchaser or any Program Support Provider (each such person, an “Affected Person”) shall reasonably determine (which determination, upon notice thereof to the Administrative Agent and the related Funding Agent and HVF II, shall be conclusive and binding on HVF II absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Affected Person to make, continue, or maintain any Advance as, or to convert any Advance into, the Series 2013-B Eurodollar Tranche, the obligation of such Affected Person to make, continue or maintain any such Advance as, or to convert any such Advance into, the Series 2013-B Eurodollar Tranche, upon such determination, shall forthwith be suspended until such Affected Person shall notify the related Funding Agent and HVF II that the circumstances causing such suspension no longer exist, and such Investor Group shall immediately convert the portion of the Series 2013-B Eurodollar Tranche funded by each such Affected Person, into the Series 2013-B Base Rate Tranche at the end of the then-current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.
Section 3. 4.Deposits Unavailable. If a Conduit Investor, a Committed Note Purchaser or the related Majority Program Support Providers shall have reasonably determined that:
(a)Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all the related Reference Lenders in the relevant market;
(b)by reason of circumstances affecting all the related Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Series 2013-B Eurodollar Tranche; or
(c)such Conduit Investor, such Committed Note Purchaser or the related Majority Program Support Providers have notified the related Funding Agent and HVF II that, with respect to any interest rate otherwise applicable hereunder to the Series 2013-B Eurodollar Tranche, the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Conduit Investor, such Committed Note Purchaser or such Majority Program Support Providers of making, funding, agreeing to make or fund or maintaining their respective portion of such Series 2013-B Eurodollar Tranche for such Eurodollar Interest Period, then, upon notice from such Conduit Investor, such Committed Note Purchaser or the related Majority Program Support Providers to such Funding Agent and HVF II, the obligations of such Conduit Investor, such Committed Note Purchaser and all of the related Program Support Providers to make or continue any Advance as, or to convert any

Advances into, the Series 2013-B Eurodollar Tranche shall forthwith be suspended until such Funding Agent shall notify HVF II that the circumstances causing such suspension no longer exist, and such Investor Group shall immediately convert the portion of the Series 2013-B Eurodollar Tranche funded by each such Conduit Investor or Committed Note Purchaser into the Series 2013-B Base Rate Tranche at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required for the reasons set forth in clause (a), (b) or (c) above, as the case may be.
Section 3. 5.Increased or Reduced Costs, etc. HVF II agrees to reimburse each Affected Person for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, the Series 2013-B Eurodollar Tranche that arise in connection with any Changes in Law, except for any such Changes in Law with respect to increased capital costs and taxes, which shall be governed by Sections 3.7 and 3.8, respectively. Each such demand shall be provided to the related Funding Agent and HVF II in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount or return. Such additional amounts shall be payable by HVF II to such Funding Agent and by such Funding Agent directly to such Affected Person on the Payment Date immediately following HVF II’s receipt of such notice, and such notice, in the absence of manifest error, shall be conclusive and binding on HVF II.
Section 3. 6.Funding Losses. In the event any Affected Person shall incur any loss or expense (including, for the avoidance of doubt, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to make, continue or maintain any portion of the principal amount of any Series 2013-B CP Tranche or Series 2013-B Eurodollar Tranche, or to convert any portion of the principal amount of any Advance not in the Series 2013-B CP Tranche into the Series 2013-B CP Tranche or not in the Series 2013-B Eurodollar Tranche into the Series 2013-B Eurodollar Tranche) as a result of:
(a)any conversion or repayment or prepayment (for any reason, including as a result of the acceleration of the maturity of any portion of the Series 2013-B CP Tranche or Series 2013-B Eurodollar Tranche in connection with any Decrease pursuant to Section 2.3 or any optional repurchase of the Series 2013-B Notes pursuant to Section 10.1 or otherwise, or the assignment thereof in accordance with the requirements of the applicable Program Support Agreement) of the principal amount of any portion of the Series 2013-B CP Tranche or Series 2013-B Eurodollar Tranche on a date other than a Payment Date;
(b)any Advance not being made as part of the Series 2013-B CP Tranche or Series 2013-B Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein;

(c)any Advance not being continued as part of the Series 2013-B CP Tranche or Series 2013-B Eurodollar Tranche, or converted into an Advance under the Series 2013-B Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein;
(d)any failure of HVF II to make a Decrease after giving notice thereof pursuant to Section 2.3(b) or Section 2.3(c), then, upon the written notice (which shall include calculations in reasonable detail) by any Affected Person to the related Funding Agent and HVF II, which written notice shall be conclusive and binding on HVF II (in the absence of manifest error), HVF II shall pay to such Funding Agent and such Funding Agent shall, on the next succeeding Payment Date, pay directly to such Affected Person such amount as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense; provided that, the maximum amount payable by HVF II to any Affected Person in respect of any losses or expenses that result from any conversion, repayment or prepayment described in clause (a) above shall be the amount HVF II would be obligated to pay pursuant to clause (a) above if such conversion, repayment or prepayment were scheduled to have been paid on the next succeeding Payment Date; provided further that, in no event shall any amount be payable by HVF II to any Affected Person pursuant to this Section 3.6 as a result of any conversion, repayment, prepayment or non-payment with respect to any Series 2013-B CP Tranche unless (i) the amount of such conversion, repayment, prepayment or non-payment exceeds $100,000,000 with respect to such Affected Person and (ii) such Affected Person shall have received less than five (5) Business Days’ written notice from HVF II of such conversion, repayment, prepayment or non-payment, as the case may be.
Section 3. 7.Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines that the rate of return on its or such controlling Person’s capital as a consequence of its commitment or the Advances made by such Affected Person hereunder is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such Change in Law, then, in any such case after notice from time to time by such Affected Person to the related Funding Agent and HVF II, HVF II shall pay to such Funding Agent and such Funding Agent shall pay to such Affected Person an incremental commitment fee, payable on each Payment Date, sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return to the extent that the increased costs for which such Affected Person is being compensated are allocable to the existence of such Affected Person’s Advances or Commitment hereunder. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on HVF II; provided that, the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.7 prior to such initial payment.

Section 3. 8.Taxes.
(a)All payments by HVF II of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person (x) net income, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on the Affected Person as a result of a connection between the Affected Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced by, this Series 2013-B Supplement), (y) with respect to any Affected Person organized under the laws of the jurisdiction other than the United States (“Foreign Affected Person”), any withholding tax that is imposed on amounts payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party to (or acquires a Participation in) this Series 2013-B Supplement (or designates a new lending office), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from HVF II with respect to withholding tax and (z) United States federal withholding taxes that would not have been imposed but for a failure by an Affected Person (or any financial institution through which any payment is made to such Affected Person) to comply with the procedures, certifications, information reporting, disclosure or other related requirements of current Sections 1471-1474 of the Code or any published administrative guidance implementing such law to establish relief or exemption from the tax imposed by such provisions (such non-excluded items being called “Taxes”).
(b)Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent from HVF II, such Affected Person or its agent may pay such Taxes and HVF II will promptly upon receipt of written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.
(c)If HVF II fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Affected Person or its agent the required receipts or other required documentary evidence, HVF II shall indemnify the Affected Person and their agent for any incremental Taxes, interest or penalties that may become payable by any such Affected Person or its agent as a result of any such failure. For purposes of this Section 3.8, a distribution hereunder by the agent for the relevant Affected Person shall be deemed a payment by HVF II.

(d)Each Foreign Affected Person shall execute and deliver to HVF II, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, and on or about the first scheduled payment date in each calendar year thereafter, one or more (as HVF II may reasonably request) United States Internal Revenue Service Forms W-8BEN, Forms W-8BEN-E, Forms W-8ECI or Forms W 9, or successor applicable forms, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Affected Person is exempt from withholding or deduction of Taxes. HVF II shall not, however, be required to pay any increased amount under this Section 3.8 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.
(e)If the Affected Person determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.8, it shall pay over such refund to HVF II (but only to the extent of amounts paid under this Section 3.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Affected Person and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that HVF II, upon the request of the Affected Person, agrees to repay the amount paid over to HVF II (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Affected Person in the event the Affected Person is required to repay such refund to such governmental authority. This Section 3.8 shall not be construed to require the Affected Person to make available its tax returns (or any other information relating to its taxes that it deems confidential) to HVF II or any other Person.
Section 3. 9.Series 2013-B Carrying Charges; Survival. Any amounts payable by HVF II under the Specified Cost Sections shall constitute Series 2013-B Carrying Charges. The agreements in the Specified Cost Sections and Section 3.10 shall survive the termination of this Series 2013-B Supplement and the Group II Indenture and the payment of all amounts payable hereunder and thereunder.
Section 3. 10.Minimizing Costs and Expenses and Equivalent Treatment.
(a)Each Affected Person shall be deemed to have agreed that it shall, as promptly as practicable after it becomes aware of any circumstance referred to in any Specified Cost Section, use commercially reasonable efforts (to the extent not inconsistent with its internal policies of general application) to minimize the costs, expenses, taxes or other liabilities incurred by it and payable to it by HVF II pursuant to such Specified Cost Section.
(b)In determining any amounts payable to it by HVF II pursuant to any Specified Cost Section, each Affected Person shall treat HVF II the same as or better than all similarly situated Persons (as determined by such Affected Person in its reasonable discretion) and such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions, such that HVF II is treated the same as, or better than, all such other similarly situated Persons with respect to such other similar transactions.
Section 3. 11.Timing Threshold for Specified Cost Sections. Notwithstanding anything in this Series 2013-B Supplement to the contrary, HVF II shall not be under any obligation to compensate any Affected Person pursuant to any Specified Cost Section in respect of any amount otherwise owing pursuant to any Specified Cost Section that arose during any period prior to the date that is 180 days prior to such Affected Person’s obtaining knowledge thereof, except that the foregoing limitation shall not apply to any increased costs arising out of the retroactive application of any Change in Law within such 180-day period. If, after the payment of any amounts by HVF II pursuant to any Specified Cost Section, any applicable law, rule or regulation in respect of which a payment was made is thereafter determined to be invalid or inapplicable to such Affected Person, then such Affected Person, within sixty (60) days after such determination, shall repay any amounts paid to it by HVF II hereunder in respect of such Change in Law.

ARTICLE I
SERIES SPECIFIC COLLATERAL
Section 4.1.Granting Clause. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2013-B Notes, HVF II hereby affirms the security interests granted in the Initial Series 2013-B Supplement and grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2013-B Noteholders, all of HVF II’s right, title and interest in and to the following (whether now or hereafter existing or acquired):
(a)each Series 2013-B Account, including any security entitlement with respect to Financial Assets credited thereto;
(b)all funds, Financial Assets or other assets on deposit in or credited to each Series 2013-B Account from time to time;
(c)all certificates and instruments, if any, representing or evidencing any or all of each Series 2013-B Account, the funds on deposit therein or any security entitlement with respect to Financial Assets credited thereto from time to time;
(d)all investments made at any time and from time to time with monies in each Series 2013-B Account, whether constituting securities, instruments, general intangibles, investment property, Financial Assets or other property;
(e)all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for each Series 2013-B Account, the funds on deposit therein from time to time or the investments made with such funds;

(f)all Proceeds of any and all of the foregoing clauses (a) through (e), including cash (with respect to each Series 2013-B Account, the items in the foregoing clauses (a) through (e) and this clause (f) with respect to such Series 2013-B Account are referred to, collectively, as the “Series 2013-B Account Collateral”).
(g)each Series 2013-B Demand Note;
(h)all certificates and instruments, if any, representing or evidencing each Series 2013-B Demand Note;
(i)each Series 2013-B Interest Rate Cap; and
(j)all Proceeds of any and all of the foregoing.
Section 4.2.Series 2013-B Accounts. With respect to the Series 2013-B Notes only, the following shall apply:
(a)Establishment of Series 2013-B Accounts.
(i)HVF II has established and maintained, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2013-B Noteholders three securities accounts: the Series 2013-B Principal Collection Account (such account, the “Series 2013-B Principal Collection Account”), the Series 2013-B Interest Collection Account (such account, the “Series 2013-B Interest Collection Account”) and the Series 2013-B Reserve Account (such account, the “Series 2013-B Reserve Account”).
(ii)On or prior to the date of any drawing under a Series 2013-B Letter of Credit pursuant to Section 5.5 or Section 5.7, HVF II shall establish and maintain in the name of, and under the control of, the Trustee for the benefit of the Series 2013-B Noteholders the Series 2013-B L/C Cash Collateral Account (the “Series 2013-B L/C Cash Collateral Account”).
(iii)The Trustee has established and maintained, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2013-B Noteholders the Series 2013-B Distribution Account (the “Series 2013-B Distribution Account”, and together with the Series 2013-B Principal Collection Account, the Series 2013-B Interest Collection Account, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account, the “Series 2013-B Accounts”).
(b)Series 2013-B Account Criteria.
(i)Each Series 2013-B Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2013-B Noteholders.

(ii)Each Series 2013-B Account shall be an Eligible Account. If any Series 2013-B Account is at any time no longer an Eligible Account, HVF II shall, within ten (10) Business Days of an Authorized Officer of HVF II obtaining actual knowledge that such Series 2013-B Account is no longer an Eligible Account, establish a new Series 2013-B Account for such non-qualifying Series 2013-B Account that is an Eligible Account, and if a new Series 2013-B Account is so established, HVF II shall instruct the Trustee in writing to transfer all cash and investments from such non-qualifying Series 2013-B Account into such new Series 2013-B Account. Initially, each of the Series 2013-B Accounts will be established with The Bank of New York Mellon.
(c)Administration of the Series 2013-B Accounts.
(i)HVF II may instruct (by standing instructions or otherwise) any institution maintaining any Series 2013-B Accounts to invest funds on deposit in such Series 2013-B Account from time to time in Permitted Investments in the name of the Trustee or the Securities Intermediary and Permitted Investments shall be credited to the applicable Series 2013-B Account; provided, however, that:
A.any such investment in the Series 2013-B Reserve Account or the Series 2013-B Distribution Account shall mature not later than the first Payment Date following the date on which such investment was made; and
B.any such investment in the Series 2013-B Principal Collection Account, the Series 2013-B Interest Collection Account or the Series 2013-B L/C Cash Collateral Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such investment was made, unless in any such case any such Permitted Investment is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on such Payment Date.
(ii)HVF II shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.
(iii)In the absence of written investment instructions hereunder, funds on deposit in the Series 2013-B Accounts shall remain uninvested.
(d)Earnings from Series 2013-B Accounts. With respect to each Series 2013-B Account, all interest and earnings (net of losses and investment expenses) paid on funds on deposit in or on any security entitlement with respect to Financial Assets credited to such Series 2013-B Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(e)Termination of Series 2013-B Accounts.
(i)On or after the date on which the Series 2013-B Notes are fully paid, the Trustee, acting in accordance with the written instructions of HVF II, shall withdraw from each Series 2013-B Account (other than the Series 2013-B L/C Cash Collateral Account) all remaining amounts on deposit therein and pay such amounts to HVF II.
(ii)Upon the termination of this Series 2013-B Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of HVF II, after the prior payment of all amounts due and owing to the Series 2013-B Noteholders and payable from the Series 2013-B L/C Cash Collateral Account as provided herein, shall withdraw from the Series 2013-B L/C Cash Collateral Account all amounts on deposit therein and shall pay such amounts:
first, pro rata to the Series 2013-B Letter of Credit Providers, to the extent that there are unreimbursed Series 2013-B Disbursements due and owing to such Series 2013-B Letter of Credit Providers, for application in accordance with the provisions of the respective Series 2013-B Letters of Credit, and second, to HVF II any remaining amounts.
Section 4.3.Trustee as Securities Intermediary.
(a)With respect to each Series 2013-B Account, the Trustee or other Person maintaining such Series 2013-B Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”) with respect to such Series 2013-B Account. If the Securities Intermediary in respect of any Series 2013-B Account is not the Trustee, HVF II shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 4.3.
(b)The Securities Intermediary agrees that:
(i)The Series 2013-B Accounts are accounts to which Financial Assets will be credited;
(ii)All securities or other property underlying any Financial Assets credited to any Series 2013-B Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2013-B Account be registered in the name of HVF II, payable to the order of HVF II or specially endorsed to HVF II;

(iii)All property delivered to the Securities Intermediary pursuant to this Series 2013-B Supplement and all Permitted Investments thereof will be promptly credited to the appropriate Series 2013-B Account;
(iv)Each item of property (whether investment property, security, instrument or cash) credited to a Series 2013-B Account shall be treated as a Financial Asset;
(v)If at any time the Securities Intermediary shall receive any order or instructions from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2013-B Accounts or any instruction with respect to the disposition of funds therein, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by HVF II or the Group II Administrator;
(vi)The Series 2013-B Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 9-304 and Section 8-110 of the New York UCC) and the Series 2013-B Accounts (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York;
(vii)The Securities Intermediary has not entered into, and until termination of this Series 2013-B Supplement, will not enter into, any agreement with any other Person relating to the Series 2013-B Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series 2013-B Supplement will not enter into, any agreement with HVF II purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 4.3(b)(v); and
(viii)Except for the claims and interest of the Trustee and HVF II in the Series 2013-B Accounts, the Securities Intermediary knows of no claim to, or interest in, the Series 2013-B Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2013-B Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Group II Administrator and HVF II thereof.
(c)The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2013-B Accounts and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Series 2013-B Accounts.
(d)Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to any Series 2013-B Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash credited to such Series 2013-B Account by crediting such Series 2013-B Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.
(e)Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, with respect to any Series 2013-B Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if such Series 2013-B Account is deemed not to constitute a securities account.
Section 4.4.Series 2013-B Interest Rate Caps.
(a)Requirement to Obtain Series 2013-B Interest Rate Caps. On or prior to the date hereof, HVF II shall acquire one or more Series 2013-B Interest Rate Caps from Eligible Interest Rate Cap Providers with an aggregate notional amount at least equal to the Series 2013-B Maximum Principal Amount as of such date. The Series 2013-B Interest Rate Caps shall provide, in the aggregate, that the aggregate notional amount of all Series 2013-B Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2013-B Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Series 2013-B Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date, and HVF II shall maintain, and, if necessary, amend existing Series 2013-B Interest Rate Caps (including in connection with an Investor Group Maximum Principal Increase or the addition of an Additional Investor Group) or acquire one or more additional Series 2013-B Interest Rate Caps, such that the Series 2013-B Interest Rate Caps, in the aggregate, shall provide that the notional amount of all Series 2013-B Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2013-B Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Series 2013-B Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date.  The strike rate of each Series 2013-B Interest Rate Cap shall not be greater than 2%.
(b)Failure to Remain an Eligible Interest Rate Cap Provider. Each Series 2013-B Interest Rate Cap shall provide that, if as of any date of determination the Interest Rate Cap Provider (or if the present and future obligations of such Interest Rate Cap Provider are guaranteed pursuant to a guarantee (in form and in substance satisfactory to the Rating Agencies and satisfying the other requirements set forth in such Series 2013-B Interest Rate Cap), the related guarantor) with respect thereto is not an

Eligible Interest Rate Cap Provider as of such date of determination, then such Interest Rate Cap Provider will be required, at such Interest Rate Cap Provider’s expense, to obtain a replacement interest rate cap on the same terms as such Series 2013-B Interest Rate Cap (or with such modifications as are acceptable to the Rating Agencies) from an Eligible Interest Rate Cap Provider within the time period specified in the related Series 2013-B Interest Rate Cap and, simultaneously with such replacement, HVF II shall terminate the Series 2013-B Interest Rate Cap being replaced or such Interest Rate Cap Provider shall obtain a guarantee (in form and in substance satisfactory to the Rating Agencies) from a replacement guarantor that satisfies the Initial Counterparty Required Ratings with respect to the present and future obligations of such Interest Rate Cap Provider under such Series 2013-B Interest Rate Cap; provided that, no termination of the Series 2013-B Interest Rate Cap shall occur until HVF II has entered into a replacement Series 2013-B Interest Rate Cap or obtained a guarantee pursuant to this Section 4.4(b).
(c)Collateral Posting for Ineligible Interest Rate Cap Providers. Each Series 2013-B Interest Rate Cap shall provide that, if the Interest Rate Cap Provider with respect thereto is required to obtain a replacement as described in Section 4.4(b) and such replacement is not obtained within the period specified in the Series 2013-B Interest Rate Cap, then such Interest Rate Cap Provider must, until such replacement is obtained or such Interest Rate Cap Provider again becomes an Eligible Interest Rate Cap Provider, post and maintain collateral in order to meet its obligations under such Series 2013-B Interest Rate Cap in an amount determined pursuant to the credit support annex entered into in connection with such Series 2013-B Interest Rate Cap (a “Credit Support Annex”).
(d)Interest Rate Cap Provider Replacement. Each Series 2013-B Interest Rate Cap shall provide that, if HVF II is unable to cause such Interest Rate Cap Provider to take any of the required actions described in Sections 4.4(b) and (c) after making commercially reasonable efforts, then HVF II will obtain a replacement Series 2013-B Interest Rate Cap from an Eligible Interest Rate Cap Provider at the expense of the replaced Interest Rate Cap Provider or, if the replaced Interest Rate Cap Provider fails to make such payment, at the expense of HVF II (in which event, such expense shall be considered an Series 2013-B Carrying Charges and shall be paid from Group II Interest Collections available pursuant to Section 5.3 or, at the option of HVF II, from any other source available to it).
(e)Treatment of Collateral Posted. Each Series 2013-B Noteholder by its acceptance of a Series 2013-B Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to clause (b) or (c) above (A) is collateral solely for the obligations of such Interest Rate Cap Provider under its Series 2013-B Interest Rate Cap, (B) does not constitute collateral for the Series 2013-B Notes (provided that in order to secure and provide for the payment of the Note Obligations with respect to the Series 2013-B Notes, HVF II has pledged each Series 2013-B Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2013-B Notes), and (C) will in no event be available to satisfy any obligations of HVF II hereunder or otherwise unless and until such Interest Rate Cap Provider defaults in its obligations under its Series 2013-B Interest Rate Cap and such collateral is applied in accordance with the terms of such Series 2013-B Interest Rate Cap to satisfy such defaulted obligations of such Interest Rate Cap Provider, and (D) shall be held by the Trustee in a segregated account in accordance with the terms of the applicable Credit Support Annex.
(f)Proceeds from Series 2013-B Interest Rate Caps. HVF II shall require all proceeds of each Series 2013-B Interest Rate Cap (including amounts received in respect of the obligations of the related Interest Rate Cap Provider from a guarantor or from the application of collateral posted by such Interest Rate Cap Provider) to be paid to the Series 2013-B Interest Collection Account, and the Group II Administrator hereby directs the Trustee to deposit, and the Trustee shall so deposit, any proceeds it receives under each Series 2013-B Interest Rate Cap into the Series 2013-B Interest Collection Account.
Section 4.5.Demand Notes.
(a)Trustee Authorized to Make Demands. The Trustee, for the benefit of the Series 2013-B Noteholders, shall be the only Person authorized to make a demand for payment on any Series 2013-B Demand Note.
(b)Modification of Demand Note. Other than pursuant to a payment made upon a demand thereon by the Trustee pursuant to Section 5.5(c), HVF II shall not reduce the amount of any Series 2013-B Demand Note or forgive amounts payable thereunder so that the aggregate undrawn principal amount of the Series 2013-B Demand Notes after such forgiveness or reduction is less than the greater of (i) the Series 2013-B Letter of Credit Liquidity Amount as of the date of such reduction or forgiveness and (ii) an amount equal to 0.50% of the Series 2013-B Principal Amount as of the date of such reduction or forgiveness. Other than in connection with a reduction or forgiveness in accordance with the first sentence of this Section 4.5(b) or an increase in the stated amount of any Series 2013-B Demand Note, HVF II shall not agree to any amendment of any Series 2013-B Demand Note without first obtaining the prior written consent of the Series 2013-B Required Noteholders.
Section 4.6.Subordination. The Series-Specific 2013-B Collateral has been pledged to the Trustee to secure the Series 2013-B Notes. For all purposes hereunder and for the avoidance of doubt, the Series-Specific 2013-B Collateral and each Series 2013-B Letter of Credit will be held by the Trustee solely for the benefit of the Holders of the Series 2013-B Notes, and no Noteholder of any Series of Notes other than the Series 2013-B Notes will have any right, title or interest in, to or under the Series-Specific 2013-B Collateral or any Series 2013-B Letter of Credit. For the avoidance of doubt, if it is determined that the Series 2013-B Noteholders have any right, title or interest in, to or under the Group II Series-Specific Collateral with respect to any Series of Group II Notes other than Series 2013-B Notes, then the Series 2013-B Noteholders agree that their right, title and interest in, to or under such Group II Series-Specific Collateral shall be subordinate in all respects to the claims or rights of the Noteholders with respect to such other Series of Group II Notes, and in such case, this Series 2013-B

Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
Section 4.7.Duty of the Trustee. Except for actions expressly authorized by the Group II Indenture or this Series 2013-B Supplement, the Trustee shall take no action reasonably likely to impair the security interests created hereunder in any of the Series-Specific 2013-B Collateral now existing or hereafter created or to impair the value of any of the Series-Specific 2013-B Collateral now existing or hereafter created.
Section 4.8.Representations of the Trustee. The Trustee represents and warrants to HVF II that the Trustee satisfies the requirements for a trustee set forth in paragraph (a)(4)(i) of Rule 3a-7 under the Investment Company Act
ARTICLE V
PRIORITY OF PAYMENTS
Section 5. 1.Group II Collections Allocation. Subject to the Past Due Rental Payments Priorities, on each Series 2013-B Deposit Date, HVF II shall direct the Trustee in writing to apply, and the Trustee shall apply, all amounts deposited into the Group II Collection Account on such date as follows:
(a)first, withdraw the Series 2013-B Daily Principal Allocation, if any, for such date from the Group II Collection Account and deposit such amount into the Series 2013-B Principal Collection Account; and
(b)second, withdraw the Series 2013-B Daily Interest Allocation (other than any amount received in respect of the Series 2013-B Interest Rate Caps that have already been deposited in the Series 2013-B Interest Collection Account), if any, for such date from the Group II Collection Account and deposit such amount in the Series 2013-B Interest Collection Account.
Section 5. 2.Application of Funds in the Series 2013-B Principal Collection Account. Subject to the Past Due Rental Payments Priorities, (i) on any Business Day, HVF II may direct the Trustee in writing to apply, and (ii) on each Payment Date and each date identified by HVF II for a Decrease pursuant to Section 2.3, HVF II shall direct the Trustee in writing to apply, and in each case the Trustee shall apply, all amounts then on deposit in the Series 2013-B Principal Collection Account on such date (after giving effect to all deposits thereto pursuant to Sections 5.4 and 5.5) as follows (and in each case only to the extent of funds available in the Series 2013-B Principal Collection Account on such date):
(a)first, if such date is a Payment Date, then for deposit into the Series 2013-B Interest Collection Account an amount equal to the Senior Interest Waterfall Shortfall Amount, if any, with respect to such Payment Date;
(b)second, on any such date during the Series 2013-B Revolving Period, for deposit into the Series 2013-B Reserve Account an amount equal to the Series

2013-B Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2013-B Reserve Account pursuant to Section 5.4 and deposits to the Series 2013-B Reserve Account on such date pursuant to Section 5.3);
(c)third, for deposit into the Series 2013-B Distribution Account to make a Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b), for payment of the related Mandatory Decrease Amount on such date to the Series 2013-B Noteholders of each Investor Group, on a pro rata basis (based on the Investor Group Principal Amount as of such date for each such Investor Group) as payment of principal of the Series 2013-B Notes until the Series 2013-B Noteholders have been paid such amount in full;
(d)fourth, on any such date during the Series 2013-B Rapid Amortization Period, for deposit into the Series 2013-B Distribution Account, for payment on such date to the Series 2013-B Noteholders of each Investor Group, on a pro rata basis (based on the Investor Group Principal Amount as of such date for each such Investor Group) as payment of principal of the Series 2013-B Notes until the Series 2013-B Noteholders have been paid the Series 2013-B Principal Amount in full;
(e)fifth, if such date is a Payment Date, for deposit into the Series 2013-B Distribution Account to pay the Series 2013-B Noteholders on a pro rata basis (based on the amount owed to each such Series 2013-B Noteholder), any remaining amounts owing on such Payment Date to such Series 2013-B Noteholders as Series 2013-B Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below);
(f)sixth, if such date is a Payment Date, for deposit into the Series 2013-B Distribution Account to pay the Series 2013-B Noteholders on a pro rata basis (based on the amount owed to each such Series 2013-B Noteholder), the Series 2013-B Monthly Default Interest Amounts, if any, owing to each such Series 2013-B Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(l) below);
(g)seventh, at the option of HVF II, for deposit into the Series 2013-B Distribution Account to make a Voluntary Decrease, if applicable on such day, for payment of the related Voluntary Decrease Amount on such date (x) first, in the event that HVF II has elected to prepay any Terminated Purchaser’s Investor Group, to such Terminated Purchaser up to such Terminated Purchaser’s Investor Group Principal Amount as of such date and (y) second, any remaining portion of such Voluntary Decrease Amount, to the Series 2013-B Noteholders of each Investor Group on a pro rata basis (based on the Investor Group Principal Amount as of such date for each such Investor Group), in each case as a payment of principal of the Series 2013-B Notes until the applicable Series 2013-B Noteholders have been paid the applicable amount in full;
(h)eighth, (x) first, used to pay the principal amount of other Series of Group II Notes that are then required to be paid and (y) second, at the option of HVF II,

to pay the principal amount of other Series of Group II Notes that may be paid under the Group II Indenture, in each case to the extent that no Potential Amortization Event with respect to the Series 2013-B Notes exists as of such date or would occur as a result of such application;
(i)ninth, on any such date during the Series 2013-A Rapid Amortization Period, for deposit into the Series 2013-A Distribution Account, for payment on such date to the Series 2013-A Noteholders of each Series 2013-A Investor Group, on a pro rata basis (based on the Series 2013-A Investor Group Principal Amount as of such date for each such Series 2013-A Investor Group) as payment of principal of the Series 2013-A Notes until the Series 2013-A Noteholders have been paid the Series 2013-A Principal Amount in full; and
(j)tenth, the balance, if any, shall be released to or at the direction of HVF II, including for re-deposit to the Series 2013-B Principal Collection Account, or, if ineligible for release to HVF II, shall remain on deposit in the Series 2013-B Principal Collection Account;
provided that, (i) the application of such funds pursuant to Sections 5.2(a), (e), (f), (h), (i) and (j) may not be made if a Principal Deficit Amount would exist as a result of such application and (ii) the application of such funds pursuant to Sections 5.2(a), (b), (e), (f), (i) and (j) above may be made only to the extent that no Potential Amortization Event pursuant to Section 7.1(u) with respect to the Series 2013-B Notes exists as of such date or would occur as a result of such application.
Section 5. 3.Application of Funds in the Series 2013-B Interest Collection Account. Subject to the Past Due Rental Payments Priorities, on each Payment Date, HVF II shall direct the Trustee in writing to apply, and the Trustee shall apply, all amounts then on deposit in the Series 2013-B Interest Collection Account (after giving effect to all deposits thereto pursuant to Sections 5.2, 5.4 and 5.5) on such day as follows (and in each case only to the extent of funds available in the Series 2013-B Interest Collection Account):
(a)first, to the Series 2013-B Distribution Account to pay to the Group II Administrator the Series 2013-B Capped Group II Administrator Fee Amount with respect to such Payment Date;
(b)second, to the Series 2013-B Distribution Account to pay the Trustee the Series 2013-B Capped Group II Trustee Fee Amount with respect to such Payment Date;
(c)third, to the Series 2013-B Distribution Account to pay the Persons to whom the Series 2013-B Capped Group II HVF II Operating Expense Amount with respect to such Payment Date are owing, on a pro rata basis (based on the amount owed to each such Person), such Series 2013-B Capped Group II HVF II Operating Expense Amounts owing to such Persons on such Payment Date;

(d)fourth, to the Series 2013-B Distribution Account to pay the Series 2013-B Noteholders on a pro rata basis (based on the amount owed to each such Series 2013-B Noteholder), the Series 2013-B Monthly Interest Amount with respect to such Payment Date;
(e)fifth, to the Series 2013-B Distribution Account to pay the Administrative Agent the Administrative Agent Fee with respect to such Payment Date;
(f)sixth, on any such Payment Date during the Series 2013-B Revolving Period, other than on any such Payment Date on which a withdrawal has been made pursuant to Section 5.4(a), for deposit to the Series 2013-B Reserve Account in an amount equal to the Series 2013-B Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2013-B Reserve Account pursuant to Section 5.4);
(g)seventh, to the Series 2013-B Distribution Account to pay to the Group II Administrator the Series 2013-B Excess Group II Administrator Fee Amount with respect to such Payment Date;
(h)eighth, to the Series 2013-B Distribution Account to pay to the Trustee the Series 2013-B Excess Group II Trustee Fee Amount with respect to such Payment Date;
(i)ninth, to the Series 2013-B Distribution Account to pay the Persons to whom the Series 2013-B Excess Group II HVF II Operating Expense Amount with respect to such Payment Date are owing, on a pro rata basis (based on the amount owed to each such Person), such Series 2013-B Excess Group II HVF II Operating Expense Amounts owing to such Persons on such Payment Date;
(j)tenth, on any such Payment Date during the Series 2013-B Rapid Amortization Period, for deposit into the Series 2013-B Principal Collection Account any remaining amount;
(k)eleventh, to the Series 2013-B Distribution Account to pay the Series 2013-B Noteholders on a pro rata basis (based on the amount owed to each such Series 2013-B Noteholder), any remaining amounts owing on such Payment Date to such Series 2013-B Noteholders as Series 2013-B Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above);
(l)twelfth, to the Series 2013-B Distribution Account to pay the Series 2013-B Noteholders on a pro rata basis (based on the amount owed to each such Series 2013-B Noteholder), the Series 2013-B Monthly Default Interest Amounts, if any, owing to each such Series 2013-B Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above); and
(m)thirteenth, for deposit into the Series 2013-B Principal Collection Account any remaining amount.

Section 5. 4.Series 2013-B Reserve Account Withdrawals. On each Payment Date, HVF II shall direct the Trustee in writing, prior to 12:00 noon (New York City time) on such Payment Date, to apply, and the Trustee shall apply on such date, all amounts then on deposit (without giving effect to any deposits thereto pursuant to Sections 5.2 and 5.3) in the Series 2013-B Reserve Account as follows (and in each case only to the extent of funds available in the Series 2013-B Reserve Account):
(a)first, to the Series 2013-B Interest Collection Account an amount equal to the excess, if any, of the Series 2013-B Payment Date Interest Amount for such Payment Date over the Series 2013-B Payment Date Available Interest Amount for such Payment Date (with respect to such Payment Date, the excess, if any, of such excess over the Series 2013-B Available Reserve Account Amount on such Payment Date, the “Series 2013-B Reserve Account Interest Withdrawal Shortfall”);
(b)second, if the Principal Deficit Amount is greater than zero on such Payment Date, then to the Series 2013-B Principal Collection Account an amount equal to such Principal Deficit Amount (with respect to such Payment Date, the excess, if any, of such Principal Deficit Amount over the Series 2013-B Available Reserve Account Amount, in each case, on such Payment Date (after giving effect to the withdrawal therefrom pursuant to Section 5.4(a) above on such Payment Date), the “Series 2013-B Reserve Account Principal Withdrawal Shortfall”); and
(c)third, if on the Legal Final Payment Date the amount to be distributed, if any, from the Series 2013-B Distribution Account in accordance with Section 5.2 (prior to giving effect to any withdrawals from the Series 2013-B Reserve Account pursuant to this clause) on such Legal Final Payment Date is insufficient to pay the Series 2013-B Principal Amount in full on such Legal Final Payment Date, then to the Series 2013-B Principal Collection Account, an amount equal to such insufficiency (with respect to the Legal Final Payment Date, the excess, if any, of such insufficiency over the Series 2013-B Available Reserve Account Amount, in each case, on such Payment Date (after giving effect to each withdrawal therefrom pursuant to Sections 5.4(a) and (b) above on such Legal Final Payment Date), the “Series 2013-B Reserve Account Legal Final Withdrawal Shortfall”);
provided that, if no amounts are required to be applied pursuant to this Section 5.4 on such date, then HVF II shall have no obligation to provide the Trustee such written direction on such date.
Section 5. 5.Series 2013-B Letters of Credit and Series 2013-B Demand Notes.
(a)Interest Deficit and Lease Interest Payment Deficit Events - Draws on Series 2013-B Letters of Credit. If HVF II determines on any Payment Date that there exists a Series 2013-B Reserve Account Interest Withdrawal Shortfall with respect to such Payment Date, then HVF II shall instruct the Trustee in writing to draw on the Series 2013-B Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee, by 12:00 p.m. (New York City time) on such Payment Date, shall draw an amount, as set forth in such notice, equal to the least of (i) such Series 2013-B Reserve Account Interest Withdrawal Shortfall, (ii) the Series 2013-B Letter of Credit Liquidity Amount as of such Payment Date and (iii) the Series 2013-B Lease Interest Payment Deficit for such Payment Date, by presenting to each Series 2013-B Letter of Credit Provider a draft accompanied by a Series 2013-B Certificate of Credit Demand on the Series 2013-B Letters of Credit; provided that, if the Series 2013-B L/C Cash Collateral Account has been established and funded, then the Trustee shall withdraw from the Series 2013-B L/C Cash Collateral Account and deposit into the Series 2013-B Interest Collection Account an amount equal to the lesser of (1) the Series 2013-B L/C Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (i), (ii) and (iii) above and (2) the Series 2013-B Available L/C Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2013-B Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-B Letters of Credit and the proceeds of any such withdrawal from the Series 2013-B L/C Cash Collateral Account into the Series 2013-B Interest Collection Account on such Payment Date.
(b)Principal Deficit and Lease Principal Payment Deficit Events - Initial Draws on Series 2013-B Letters of Credit. If HVF II determines on any Payment Date that there exists a Series 2013-B Lease Principal Payment Deficit that exceeds the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b), then HVF II shall instruct the Trustee in writing to draw on the Series 2013-B Letters of Credit, if any, in an amount equal to the least of:
(i)such excess;
(ii)the Series 2013-B Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2013-B Letters of Credit on such Payment Date pursuant to Section 5.5(a)); and
(iii)(x) on any such Payment Date other than the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Group II Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Group II Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under each Group II Lease to which such Group II Lessee is a party, the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b) and (y) on the Legal Final Payment Date, the excess, if any, of the Series 2013-B Principal Amount over the amount to be deposited into the Series 2013-B Distribution Account (together with any amounts to be deposited therein pursuant to the terms of this Series 2013-B Supplement (other than this Section 5.5(b) and Section 5.5(c))) on the Legal Final Payment Date for payment of principal of the Series 2013-B Notes.
Upon receipt of a notice by the Trustee from HVF II in respect of a Series 2013-B Lease Principal Payment Deficit on or prior to 10:30 a.m. (New York City time) on a

Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount as set forth in such notice equal to the applicable amount set forth above on the Series 2013-B Letters of Credit by presenting to each Series 2013-B Letter of Credit Provider a draft accompanied by a Series 2013-B Certificate of Credit Demand; provided however, that if the Series 2013-B L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2013-B L/C Cash Collateral an amount equal to the lesser of (x) the Series 2013-B L/C Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by HVF II and (y) the Series 2013-B Available L/C Cash Collateral Account Amount on such Payment Date (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2013-B Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-B Letters of Credit and the proceeds of any such withdrawal from the Series 2013-B L/C Cash Collateral Account into the Series 2013-B Principal Collection Account on such Payment Date.
(c)Principal Deficit Amount - Draws on Series 2013-B Demand Note. If (A) on any Determination Date, HVF II determines that the Principal Deficit Amount on the next succeeding Payment Date (after giving effect to any draws on the Series 2013-B Letters of Credit on such Payment Date pursuant to Section 5.5(b)) will be greater than zero or (B) on the Determination Date related to the Legal Final Payment Date, HVF II determines that the Series 2013-B Principal Amount exceeds the amount to be deposited into the Series 2013-B Distribution Account (together with all amounts to be deposited therein pursuant to the terms of this Series 2013-B Supplement (other than this Section 5.5(c))) on the Legal Final Payment Date for payment of principal of the Series 2013-B Notes, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Payment Date, HVF II shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a demand notice substantially in the form of Exhibit B-2 (each a “Demand Notice”) on Hertz for payment under the Series 2013-B Demand Note in an amount equal to the lesser of (i) (x) on any such Determination Date related to a Payment Date other than the Legal Final Payment Date, the Principal Deficit Amount less the amount to be deposited into the Series 2013-B Principal Collection Account in accordance with Sections 5.4(b) and Section 5.5(b) and (y) on the Determination Date related to the Legal Final Payment Date, the excess, if any, of the Series 2013-B Principal Amount over the amount to be deposited into the Series 2013-B Distribution Account (together with any amounts to be deposited therein pursuant to the terms of this Series 2013-B Supplement (other than this Section 5.5(c))) on the Legal Final Payment Date for payment of principal of the Series 2013-B Notes, and (ii) the principal amount of the Series 2013-B Demand Note. The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Payment Date, shall deliver such Demand Notice to Hertz; provided , however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereto, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz. The Trustee shall cause the proceeds of any demand on the

Series 2013-B Demand Note to be deposited into the Series 2013-B Principal Collection Account.
(d)Principal Deficit Amount - Draws on Series 2013-B Letters of Credit. If (i) the Trustee shall have delivered a Demand Notice as provided in Section 5.5(c) and Hertz shall have failed to pay to the Trustee or deposit into the Series 2013-B Distribution Account the amount specified in such Demand Notice in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (ii) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz, or (iii) there is a Preference Amount, then the Trustee shall draw on the Series 2013-B Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day in an amount equal to the lesser of:
(i)the amount that Hertz failed to pay under the Series 2013-B Demand Note, or the amount that the Trustee failed to demand for payment thereunder, or the Preference Amount, as the case may be, and
(ii)the Series 2013-B Letter of Credit Amount on such Business Day, in each case by presenting to each Series 2013-B Letter of Credit Provider a draft accompanied by a Series 2013-B Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2013-B Certificate of Preference Payment Demand; provided, however that if the Series 2013-B L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2013-B L/C Cash Collateral Account an amount equal to the lesser of (x) the Series 2013-B L/C Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clauses (i) and (ii) immediately above and (y) the Series 2013-B Available L/C Cash Collateral Account Amount on such Business Day (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a), and Section 5.5(b)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2013-B Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-B Letters of Credit and the proceeds of any such withdrawal from the Series 2013-B L/C Cash Collateral Account into the Series 2013-B Principal Collection Account on such date.
(e)Draws on the Series 2013-B Letters of Credit. If there is more than one Series 2013-B Letter of Credit on the date of any draw on the Series 2013-B Letters of Credit pursuant to the terms of this Series 2013-B Supplement (other than pursuant to Section 5.7(b)), then HVF II shall instruct the Trustee, in writing, to draw on each Series 2013-B Letter of Credit an amount equal to the Pro Rata Share for such Series 2013-B Letter of Credit of such draw on such Series 2013-B Letter of Credit.
Section 5. 6.Past Due Rental Payments. On each Series 2013-B Deposit Date, HVF II will direct the Trustee in writing, prior to 1:00 p.m. (New York City time) on such date, to, and the Trustee shall, withdraw from the Group II Collection Account all Group II

Collections then on deposit representing Series 2013-B Past Due Rent Payments and deposit such amount into the Series 2013-B Interest Collection Account, and immediately thereafter, the Trustee shall withdraw such amount from the Series 2013-B Interest Collection Account and apply the Series 2013-B Past Due Rent Payment in the following order:
(i)if the occurrence of the related Series 2013-B Lease Payment Deficit resulted in one or more Series 2013-B L/C Credit Disbursements being made under any Series 2013-B Letters of Credit, then pay to or at the direction of Hertz for reimbursement to each Series 2013-B Letter of Credit Provider who made such a Series 2013-B L/C Credit Disbursement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2013-B Letter of Credit Provider’s Series 2013-B L/C Credit Disbursement and (y) such Series 2013-B Letter of Credit Provider’s pro rata portion, calculated on the basis of the unreimbursed amount of each such Series 2013-B Letter of Credit Provider’s Series 2013-B L/C Credit Disbursement, of the amount of the Series 2013-B Past Due Rent Payment;
(ii)if the occurrence of such Series 2013-B Lease Payment Deficit resulted in a withdrawal being made from the Series 2013-B L/C Cash Collateral Account, then deposit in the Series 2013-B L/C Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2013-B Past Due Rent Payment remaining after any payments pursuant to clause (i) above and (y) the amount withdrawn from the Series 2013-B L/C Cash Collateral Account on account of such Series 2013-B Lease Payment Deficit;
(iii)if the occurrence of such Series 2013-B Lease Payment Deficit resulted in a withdrawal being made from the Series 2013-B Reserve Account pursuant to Section 5.4(a), then deposit in the Series 2013-B Reserve Account an amount equal to the lesser of (x) the amount of the Series 2013-B Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above and (y) the Series 2013-B Reserve Account Deficiency Amount, if any, as of such day; and
(iv)any remainder to be deposited into the Series 2013-B Principal Collection Account.
Section 5. 7.Series 2013-B Letters of Credit and Series 2013-B L/C Cash Collateral Account.
(a)Series 2013-B Letter of Credit Expiration Date - Deficiencies. If as of the date that is sixteen (16) Business Days prior to the then scheduled Series 2013-B Letter of Credit Expiration Date with respect to any Series 2013-B Letter of Credit, excluding such Series 2013-B Letter of Credit from each calculation in clauses (i) through (iii) immediately below but taking into account any substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date:

(i)the Series 2013-B Asset Amount would be less than the Series 2013-B Adjusted Asset Coverage Threshold Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date);
(ii)the Series 2013-B Adjusted Liquid Enhancement Amount would be less than the Series 2013-B Required Liquid Enhancement Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date); or
(iii)the Series 2013-B Letter of Credit Liquidity Amount would be less than the Series 2013-B Demand Note Payment Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B L/C Cash Collateral Account on such date);
then HVF II shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2013-B Letter of Credit Expiration Date of:
A.the greatest of:
(i)the excess, if any, of the Series 2013-B Adjusted Asset Coverage Threshold Amount over the Series 2013-B Asset Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date);
(ii)the excess, if any, of the Series 2013-B Required Liquid Enhancement Amount over the Series 2013-B Adjusted Liquid Enhancement Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date); and
(iii)the excess, if any, of the Series 2013-B Demand Note Payment Amount over the Series 2013-B Letter of Credit Liquidity Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B L/C Cash Collateral Account on such date);
provided that the calculations in each of clause (A)(i) through (A)(iii) above shall be made on such date, excluding from such calculation of each amount contained therein such Series 2013-B Letter of Credit but taking into account each substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B

Eligible Letter of Credit Provider and is in full force and effect on such date, and
B.the amount available to be drawn on such expiring Series 2013-B Letter of Credit on such date.
Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (A) and (B) above on such Series 2013-B Letter of Credit by presenting a draft accompanied by a Series 2013-B Certificate of Termination Demand and shall cause the Series 2013-B L/C Termination Disbursements to be deposited into the Series 2013-B L/C Cash Collateral Account. If the Trustee does not receive either notice from HVF II described in above on or prior to the date that is fifteen (15) Business Days prior to each Series 2013-B Letter of Credit Expiration Date, then the Trustee, by 12:00 p.m. (New York City time) on such Business Day, shall draw the full amount of such Series 2013-B Letter of Credit by presenting a draft accompanied by a Series 2013-B Certificate of Termination Demand and shall cause the Series 2013-B L/C Termination Disbursements to be deposited into the applicable Series 2013-B L/C Cash Collateral Account.
(b)Series 2013-B Letter of Credit Provider Downgrades. HVF II shall notify the Trustee and the Administrative Agent in writing within one (1) Business Day of an Authorized Officer of HVF II obtaining actual knowledge that (i) the long-term debt credit rating of any Series 2013-B Letter of Credit Provider rated by DBRS has fallen below “BBB” as determined by DBRS or (ii) the long-term debt credit rating of any Series 2013-B Letter of Credit Provider not rated by DBRS is not at least “Baa2” by Moody’s or “BBB” by S&P (such (i) or (ii) with respect to any Series 2013-B Letter of Credit Provider, a “Series 2013-B Downgrade Event”). On the thirtieth (30th) day after the occurrence of any Series 2013-B Downgrade Event with respect to any Series 2013-B Letter of Credit Provider, HVF II shall notify the Trustee and the Administrative Agent in writing on such date of (i) the greatest of (A) the excess, if any, of the Series 2013-B Adjusted Asset Coverage Threshold Amount over the Series 2013-B Asset Amount, (B) the excess, if any, of the Series 2013-B Required Liquid Enhancement Amount over the Series 2013-B Adjusted Liquid Enhancement Amount, and (C) the excess, if any, of the Series 2013-B Demand Note Payment Amount over the Series 2013-B Letter of Credit Liquidity Amount, in the case of each of clauses (A) through (C) above, as of such date and excluding from the calculation of each amount referenced in such clauses such Series 2013-B Letter of Credit but taking into account each substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date, and (ii) the amount available to be drawn on such Series 2013-B Letter of Credit on such date (the lesser of such (i) and (ii), the “Downgrade Withdrawal Amount”). Upon receipt by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day of notice of any Series 2013-B Downgrade Event with respect to any Series 2013-B Letter of Credit Provider, the Trustee, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), shall draw on the Series 2013-B Letters of Credit issued by such Series 2013-B Letter of Credit Provider in an amount (in the aggregate) equal to the Downgrade Withdrawal Amount specified in such notice by presenting a draft accompanied by a Series 2013-B Certificate of Termination Demand and shall cause the Series 2013-B L/C Termination Disbursement to be deposited into a Series 2013-B L/C Cash Collateral Account.
(c)Reductions in Stated Amounts of the Series 2013-B Letters of Credit. If the Trustee receives a written notice from the Group II Administrator, substantially in the form of Exhibit C hereto, requesting a reduction in the stated amount of any Series 2013-B Letter of Credit, then the Trustee shall within two (2) Business Days of the receipt of such notice deliver to the Series 2013-B Letter of Credit Provider who issued such Series 2013-B Letter of Credit a Series 2013-B Notice of Reduction requesting a reduction in the stated amount of such Series 2013-B Letter of Credit in the amount requested in such notice effective on the date set forth in such notice; provided that, on such effective date, immediately after giving effect to the requested reduction in the stated amount of such Series 2013-B Letter of Credit, (i) the Series 2013-B Adjusted Liquid Enhancement Amount will equal or exceed the Series 2013-B Required Liquid Enhancement Amount, (ii) the Series 2013-B Letter of Credit Liquidity Amount will equal or exceed the Series 2013-B Demand Note Payment Amount and (iii) no Group II Aggregate Asset Amount Deficiency will exist immediately after giving effect to such reduction.
(d)Series 2013-B L/C Cash Collateral Account Surpluses and Series 2013-B Reserve Account Surpluses.
(i)On each Payment Date, HVF II may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of HVF II (with a copy to the Administrative Agent), shall, withdraw from the Series 2013-B Reserve Account an amount equal to the Series 2013-B Reserve Account Surplus, if any, and pay such Series 2013-B Reserve Account Surplus to HVF II.
(ii)On each Payment Date on which there is a Series 2013-B L/C Cash Collateral Account Surplus, HVF II may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of HVF II (with a copy to the Administrative Agent), shall, subject to the limitations set forth in this Section 5.7(d), withdraw the amount specified by HVF II from the Series 2013-B L/C Cash Collateral Account specified by HVF II and apply such amount in accordance with the terms of this Section 5.7(d). The amount of any such withdrawal from the Series 2013-B L/C Cash Collateral Account shall be limited to the least of (a) the Series 2013-B Available L/C Cash Collateral Account Amount on such Payment Date, (b) the Series 2013-B L/C Cash Collateral Account Surplus on such Payment Date and (c) the excess, if any, of the Series 2013-B Letter of Credit Liquidity Amount on such Payment Date over the Series 2013-B Demand Note Payment Amount on such Payment Date. Any amounts withdrawn from the Series 2013-B L/C Cash Collateral Account pursuant to this Section 5.7(d) shall be paid:
first, to the Series 2013-B Letter of Credit Providers, to the extent that there are unreimbursed Series 2013-B Disbursements due and owing to such Series 2013-B Letter of Credit Providers in respect of the Series 2013-B Letters of Credit, for application in accordance with the provisions of the respective Series 2013-B Letters of Credit, and second, to HVF II any remaining amounts.
Section 5. 8.Payment by Wire Transfer.
On each Payment Date, pursuant to Section 6 of the Group II Supplement, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Sections 5.2, 5.3, 5.4 and 5.5, in each case if any and in accordance with such Sections, to be paid by wire transfer of immediately available funds released from the Series 2013-B Distribution Account no later than 4:30 p.m. (New York City time) for credit to the account designated by the Series 2013-B Noteholders.
Section 5. 9.Certain Instructions to the Trustee.
(a)If on any date the Principal Deficit Amount is greater than zero or HVF II determines that there exists a Series 2013-B Lease Principal Payment Deficit, then HVF II shall promptly provide written notice thereof to the Administrative Agent and the Trustee.
(b)On or before 10:00 a.m. (New York City time) on each Payment Date on which any Series 2013-B Lease Payment Deficit Exists, the Group II Administrator shall notify the Trustee of the amount of such Series 2013-B Lease Payment Deficit, such notification to be in the form of Exhibit D hereto (each a “Lease Payment Deficit Notice”).
Section 5. 10.HVF II’s Failure to Instruct the Trustee to Make a Deposit or Payment. If HVF II fails to give notice or instructions to make any payment from or deposit into the Group II Collection Account or any Series 2013-B Account required to be given by HVF II, at the time specified herein or in any other Series 2013-B Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Group II Collection Account or such Series 2013-B Account without such notice or instruction from HVF II; provided that HVF II, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit. When any payment or deposit hereunder or under any other Series 2013-B Related Document is required to be made by the Trustee at or prior to a specified time, HVF II shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If HVF II fails to give instructions to draw on any Series 2013-B Letters of Credit with respect to a Class of Series 2013-B Notes required to be given by HVF II, at the time specified in this Series 2013-B Supplement, the Trustee shall draw on such Series 2013-B

Letters of Credit with respect to such Class of Series 2013-B Notes without such instruction from HVF II; provided that, HVF II, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to draw on each such Series 2013-B Letter of Credit.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES; COVENANTS; CLOSING CONDITIONS
Section 6. 1.Representations and Warranties. Each of HVF II, the Group II Administrator, each Conduit Investor and each Committed Note Purchaser hereby makes the representations and warranties applicable to it set forth in Annex 1 hereto.
Section 6. 2.Covenants. Each of HVF II and the Group II Administrator hereby agrees to perform and observe the covenants applicable to it set forth in Annex 2 hereto.
Section 6. 3. Closing Conditions. The effectiveness of this Series 2013-B Supplement is subject to the satisfaction of the conditions precedent set forth in Annex 3 hereto.
Section 6. 4.Securitisation Risk Retention Representations and Undertaking. The Group II Administrator hereby makes the representations and warranties set forth in Annex 4 hereto and agrees to perform and observe the covenants set forth in Annex 4 hereto.
Section 6. 5.Further Assurances.
(a)HVF II shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Series-Specific 2013-B Collateral on behalf of the Series 2013-B Noteholders as a perfected security interest subject to no prior Liens (other than Series 2013-B Permitted Liens) and to carry into effect the purposes of this Series 2013-B Supplement or the other Series 2013-B Related Documents or to better assure and confirm unto the Trustee or the Series 2013-B Noteholders their rights, powers and remedies hereunder, including, without limitation filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. If HVF II fails to perform any of its agreements or obligations under this Section 6.5(a), the Trustee shall, at the direction of the Series 2013-B Required Noteholders, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVF II upon the Trustee’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Series-Specific 2013-B Collateral.
(b)Unless otherwise specified in this Series 2013-B Supplement, if any amount payable under or in connection with any of the Series-Specific 2013-B Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(c)HVF II shall warrant and defend the Trustee’s right, title and interest in and to the Series-Specific 2013-B Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Series 2013-B Noteholders, against the claims and demands of all Persons whomsoever.
(d)On or before March 31 of each calendar year, commencing with March 31, 2015, HVF II shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series 2013-B Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments thereto as are necessary to maintain the perfection of the lien and security interest created by this Series 2013-B Supplement in the Series-Specific 2013-B Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series 2013-B Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series 2013-B Supplement in the Series-Specific 2013-B Collateral until March 31 in the following calendar year.
ARTICLE VII
AMORTIZATION EVENTS
Section 7. 1.Amortization Events. In addition to the Amortization Events set forth in Sections 9.1(a) and (b) of the Group II Supplement, the following shall be Amortization Events with respect to the Series 2013-B Notes and shall constitute the Amortization Events set forth in Section 9.1(c) of the Group II Supplement with respect to the Series 2013-B Notes:
(a)HVF II defaults in the payment of any interest on, or other amount payable in respect of, the Series 2013-B Notes when the same becomes due and payable and such default continues for a period of three (3) consecutive Business Days;
(b)a Series 2013-B Liquid Enhancement Deficiency shall exist and continue to exist for at least three (3) consecutive Business Days;
(c)all principal of and interest on the Series 2013-B Notes is not paid in full on or before the Expected Final Payment Date;
(d)any Group II Aggregate Asset Amount Deficiency exists and continues for a period of three (3) consecutive Business Days;

(e)any of (i) a Group II Leasing Company Amortization Event (other than a Group II Leasing Company Amortization Event resulting from an Event of Bankruptcy with respect to any Group II Lessee triggered pursuant to clause (a) of the definition of Event of Bankruptcy) shall have occurred with respect to any Group II Leasing Company Note and continue for a period of three (3) consecutive Business Days, (ii) a Group II Leasing Company Amortization Event resulting from an Event of Bankruptcy with respect to any Group II Lessee triggered pursuant to clause (a) of the definition of Event of Bankruptcy shall have occurred with respect to any Group II Leasing Company Note or (iii) a Group II Leasing Company Amortization Event shall have occurred with respect to each Group II Leasing Company Note;
(f)there shall have been filed against HVF II (i) a notice of a federal tax lien from the Internal Revenue Service, (ii) a notice of a Lien from the Pension Benefit Guaranty Corporation under the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (iii) a notice of any other Lien (other than a Series 2013-B Permitted Lien) that could reasonably be expected to attach to the assets of HVF II and, in each case, thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;
(g)any of the Series 2013-B Related Documents or any material portion thereof shall cease, for any reason, to be in full force and effect, enforceable in accordance with its terms (other than in accordance with the terms thereof or as otherwise expressly permitted in the Series 2013-B Related Documents) or Hertz, any Group II Leasing Company, any Group II Lessee or HVF II shall so assert any of the foregoing in writing and such written assertion shall not have been rescinded within ten (10) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (i) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to HVF II, any Group II Leasing Company, any Group II Lessee, or Hertz in any capacity) or (ii) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the Series 2013-B Related Documents;
(h)any Group II Administrator Default shall have occurred;
(i)the Group II Collection Account, any Collateral Account in which Group II Collections are on deposit as of such date or any Series 2013-B Account (other than the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account) shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-B Permitted Lien) and thirty (30) consecutive days shall have elapsed without such Lien having been released or discharged;
(j)(A) the Series 2013-B Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-B Permitted Lien) for a period of at least three (3) consecutive Business Days or (B) other than any Lien described in clause (iii) of the definition of Series 2013-B Permitted Lien, the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2013-B Reserve Account Collateral (or any of HVF II or any Affiliate thereof so asserts in writing) and, in each case, the Series 2013-B Adjusted Liquid Enhancement Amount, excluding therefrom the Series 2013-B Available Reserve Account Amount, would be less than the Series 2013-B Required Liquid Enhancement Amount and such cessation shall not have resulted from a Series 2013-B Permitted Lien;
(k)from and after the funding of the Series 2013-B L/C Cash Collateral Account, (A) the Series 2013-B L/C Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-B Permitted Lien) for a period of at least three (3) consecutive Business Days or (B) other than any Lien described in clause (iii) of the definition of Series 2013-B Permitted Lien, the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2013-B L/C Cash Collateral Account Collateral (or HVF II or any Affiliate thereof so asserts in writing) and, in each case, the Series 2013-B Adjusted Liquid Enhancement Amount, excluding therefrom the Series 2013-B Available L/C Cash Collateral Account Amount, would be less than the Series 2013-B Required Liquid Enhancement Amount;
(l)a Change of Control shall have occurred;
(m)HVF II shall fail to acquire and maintain in force one or more Series 2013-B Interest Rate Caps at the times and in at least the notional amounts required by the terms of Section 4.4 and such failure continues for at least three (3) consecutive Business Days;
(n)other than as a result of a Series 2013-B Permitted Lien, the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2013-B Collateral (other than the Series 2013-B Reserve Account Collateral, the Series 2013-B L/C Cash Collateral Account Collateral or any Series 2013-B Letter of Credit) or HVF II or any Affiliate thereof so asserts in writing;
(o)the occurrence of a Hertz Senior Credit Facility Default;
(p)any of HVF II, the HVF II General Partner or the Group II Administrator fails to comply with any of its other agreements or covenants in the Series 2013-B Notes or any Series 2013-B Related Document and the failure to so comply materially and adversely affects the interests of the Series 2013-B Noteholders and continues to materially and adversely affect the interests of the Series 2013-B Noteholders for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF II obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF II by the Trustee or to HVF II and the Trustee by the Administrative Agent; provided that, solely with respect to the covenant of the Group II Administrator specified in Section 25 of Annex 2 hereof, such thirty (30) day grace period shall not apply

(q)(i) any representation made by HVF II in any Series 2013-B Related Document is false or (ii)(A) any representation made by the Group II Administrator herein or (B) any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of the Group II Administrator to any Funding Agent pursuant Section 24 or 25 of Annex 2 hereto, in the case of either the preceding clause (A) or (B), is false or misleading on the date as of which the facts therein set forth are stated or certified, and, in the case of either the preceding clause (i) or (ii), such falsity materially and adversely affects the interests of the Series 2013-B Noteholders and such falsity is not cured for a period of thirty (30) consecutive days after the earlier of (x) the date on which an Authorized Officer of HVF II or the Group II Administrator, as the case may be, obtains actual knowledge thereof or (y) the date that written notice thereof is given to HVF II or the Group II Administrator, as the case may be, by the Trustee or to HVF II or the Group II Administrator, as the case may be, and to the Trustee by the Administrative Agent;
(r)(I) any Group II Lease Servicer shall fail to comply with its obligations under any Group II Back-Up Disposition Agreement and the failure to so comply materially and adversely affects the interests of the Series 2013-B Noteholders and continues to materially and adversely affect the interests of the Series 2013-B Noteholders for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of the Group II Administrator or HVF II obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Group II Administrator and HVF II by the Trustee or to the Group II Administrator, HVF II and the Trustee by the Administrative Agent or (II) any Group II Back-Up Disposition Agent Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable (other than in accordance with its terms or otherwise as expressly permitted in the Group II Back-Up Administration Agreement) for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF II or the Group II Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice thereof shall have been given to HVF II and the Group II Administrator by the Trustee or to HVF II, the Group II Administrator and the Trustee by the Administrative Agent (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of such Group II Back-Up Disposition Agreement or any portion thereof by the Group II Administrator, in its capacity as Servicer, in which case such thirty (30) day grace period shall not apply);
(s)(I) RCFC or Hertz, in its capacity as Series 2010-3 Administrator, shall fail to comply with its respective obligations under the Series 2010-3 Back-Up Administration Agreement and the failure to so comply materially and adversely affects the interests of the Series 2013-B Noteholders and continues to materially and adversely affect the interests of the Series 2013-B Noteholders for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of RCFC or the Series 2010-3 Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to RCFC and the Series 2010-3 Administrator by the RCFC Trustee or to RCFC, the Series 2010-3 Administrator and the RCFC Trustee by the Series 2010-3 Noteholder (or any

permitted assignee thereof) or (II) the Series 2010-3 Back-Up Administration Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable (other than in accordance with its terms or otherwise as expressly permitted in the Series 2010-3 Back-Up Administration Agreement) for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of RCFC or the Series 2010-3 Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice thereof shall have been given to RCFC and the Series 2010-3 Administrator by the RCFC Trustee or to RCFC, the Series 2010-3 Administrator and the RCFC Trustee by the Series 2010-3 Noteholder (or any permitted assignee thereof) (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of the Series 2010-3 Back-Up Administration Agreement or any portion thereof by RCFC or the Series 2010-3 Administrator, in which case such thirty (30) day grace period shall not apply);
(t)the Series 2010-3 Administrator fails to comply with any of its other agreements or covenants in any Series 2010-3 Related Document or any representation made by the Series 2010-3 Administrator in any Series 2010-3 Related Document is false and the failure to so comply or such false representation, as the case may be, materially and adversely affects the interests of the Series 2013-B Noteholders and continues to materially and adversely affect the interests of the Series 2013-B Noteholders for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of the Series 2010-3 Administrator or Group II Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice of such failure or such false representation, requiring the same to be remedied, shall have been given to (x) the Series 2010-3 Administrator by the RCFC Trustee or to the Series 2010-3 Administrator and the RCFC Trustee by the Series 2010-3 Noteholder (or any permitted assignee thereof) or (y) to the Group II Administrator by the Trustee or to the Group II Administrator and the Trustee by the Administrative Agent;
(u)on any Business Day, the Aggregate Group II Series Adjusted Principal Amount exceeds the Aggregate Group II Leasing Company Note Principal Amount, and the Aggregate Group II Leasing Company Note Principal Amount does not equal or exceed the Aggregate Group II Series Adjusted Principal Amount on or prior to the close of business on the next succeeding Business Day, in each case after giving effect to all increases and decreases on any such date;
(v)any Series 2010-3 Administrator Default shall have occurred;
(w)any of the RCFC Series 2010-3 Related Documents or any material portion thereof relating to any of the RCFC Series 2010-3 Note or the Series 2010-3 Collateral (as defined in the RCFC Series 2010-3 Supplement) shall cease, for any reason, to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the RCFC Series 2010-3 Related Documents), or Hertz or RCFC shall so assert in writing and such written assertion shall not have been rescinded within ten (10) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (1) resulting from the application of the Bankruptcy Code (other than as a result of an Event of Bankruptcy with respect to any party to any such agreement (other than RCFC or Hertz in any capacity)) or (2) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the RCFC Series 2010-3 Related Documents or the Related Documents (as defined in the RCFC Series 2010-3 Supplement); or
(x)any Series 2013-A Amortization Event shall have occurred and be continuing.
Section 7. 2.Effects of Amortization Events.
(a)In the case of:
(i)any event described in Sections 7.1 (a) through (e), Section 7.1(u) and Section 7.1(x), an Amortization Event with respect to the Series 2013-B Notes will immediately occur without any notice or other action on the part of the Trustee or any Series 2013-B Noteholder, and
(ii)any event described in Sections 7.1(f) through (t), Section 7.1(v), and Section 7.1(w) so long as such event is continuing, either the Trustee may, by written notice to HVF II, or the Series 2013-B Required Noteholders may, by written notice to HVF II and the Trustee, declare that an Amortization Event with respect to the Series 2013-B Notes has occurred as of the date of the notice.
(b)(i)    An Amortization Event with respect to the Series 2013-B Notes described in Sections 7.1(a) through (d) above and Section 7.1 (e), (solely with respect to any Group II Leasing Company Amortization Events the waiver of which requires the consent of the Requisite Group II Investors), Section 7.1(p) (solely with respect to any agreement, covenant or provision in the Series 2013-B Notes or any other Series 2013-B Related Document the amendment or modification of which requires the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount), Section 7.1(r) (solely with respect to any agreement, covenant or provision in the Group II Back-Up Disposition Agreement the amendment or modification of which requires the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount) or Section 7.1(u) may be waived solely with the written consent of Series 2013-B Noteholders holding 100% of the Series 2013-B Principal Amount.
ii.An Amortization Event with respect to the Series 2013-B Notes described in Sections 7.1(f) through (o) and (q) and Section 7.1(e) (other than with respect to any Group II Leasing Company Amortization Events the waiver of which requires the consent of holders of the Requisite Group II Investors), Section 7.1(p) (other than with respect to any agreement, covenant or provision in the Series 2013-B Notes or any other Series 2013-B Related Document the amendment or modification of which requires the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-B Noteholders holding more than 66⅔ of the Series 2013-B Principal Amount), Section 7.1(r) (other than with respect to any agreement, covenant or provision in the Group II Back-Up Disposition Agreement the amendment or modification of which requires the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount), Section 7.1(s), Section 7.1(t) or Section 7.1(v) may be waived solely with the written consent of Series 2013-B Noteholders holding at least 66⅔% of the Series 2013-B Principal Amount.
iii.An Amortization Event with respect to the Series 2013-B Notes described in Section 7.1(x) shall be deemed waived if such Series 2013-A Amortization Event shall have been waived under and in accordance with the Series 2013-A Supplement.
Notwithstanding anything herein to the contrary, and for the avoidance of doubt, an Amortization Event with respect to the Series 2013-B Notes described in any of Section 7.1 (i), (j), (k), or (n) above shall be curable at any time.
ARTICLE VIII
FORM OF SERIES 2013-B NOTES
The Series 2013-B Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A hereto, and will be sold to the Series 2013-B Noteholders pursuant to and in accordance with the terms hereof and shall be duly executed by HVF II and authenticated by the Trustee in the manner set forth in Section 2.4 of the Group II Supplement.
The Trustee shall, or shall cause the Registrar, to record all Advances and Decreases such that the principal amount of the Series 2013-B Notes that are outstanding accurately reflects all such Advances and Decreases.
(a)Each Series 2013-B Note shall bear the following legend:
THIS SERIES 2013-B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HVF II THAT SUCH SERIES 2013-B NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVF II, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN

INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE GROUP II INDENTURE, THE SERIES 2013-B SUPPLEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF HVF II, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E TO THE SERIES 2013-B SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF HVF II, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.
The required legends set forth above shall not be removed from the Series 2013-B Notes except as provided herein.
The Series 2013-B Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series 2013-B Notes, as evidenced by their execution of the Series 2013-B Notes. The Series 2013-B Notes may be produced in any manner, all as determined by the officers executing such Series 2013-B Notes, as evidenced by their execution of such Series 2013-B Notes.
ARTICLE IX
TRANSFERS, REPLACEMENTS, AND ASSIGNMENTS
Section 9. 1.Transfer of Series 2013-B Notes.
(a)Other than in accordance with this Article IX, the Series 2013-B Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2013-B Noteholders.
(b)Subject to the terms and restrictions set forth in the Group II Indenture and this Series 2013-B Supplement (including, without limitation, Section 9.3), the holder of any Series 2013-B Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2013-B Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of

(c)the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF II and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E hereto; provided, that if the holder of any Series 2013-B Note transfers, in whole or in part, its interest in any Series 2013-B Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto or (ii) an Investor Group Supplement substantially in the form of Exhibit H hereto, then such Series 2013-B Noteholder will not be required to submit a certificate substantially in the form of Exhibit E hereto upon transfer of its interest in such Series 2013-B Note; provided further that, notwithstanding anything to the contrary contained in this Series 2013-B Supplement, no Series 2013-B Note shall be transferrable to any Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion. In exchange for any Series 2013-B Note properly presented for transfer, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2013-B Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2013-B Note in part, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2013-B Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2013-B Note shall be made unless the request for such transfer is made by the Series 2013-B Noteholder at such office. Neither HVF II nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Series 2013-B Notes, the Trustee shall recognize the Holders of such Series 2013-B Note as Series 2013-B Noteholders. Notwithstanding anything in this Section 9.1(b) to the contrary, so long as the Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), no transfer, assignment, exchange or other pledge or conveyance pursuant to this Section 9.1(b) (if otherwise permitted pursuant to this Section 9.1(b)) shall be effective unless, immediately after giving effect to such transfer, assignment, exchange or other pledge or conveyance, such transferee’s Commitment Percentage shall equal such transferee’s Series 2013-A Commitment Percentage.
Section 9. 2.Replacement of Investor Group.
(a)Notwithstanding anything to the contrary contained herein or in any other Series 2013-B Related Document, in the event that
(i)any Affected Person shall request reimbursement for amounts owing pursuant to any Specified Cost Section,
(ii)a Committed Note Purchaser shall become a Defaulting Committed Note Purchaser, and such Defaulting Committed Note Purchaser shall

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fail to pay any amounts in accordance with Section 2.2(g) within five (5) Business days after demand from the applicable Funding Agent,
(iii)any Committed Note Purchaser or Conduit Investor shall (x) become a Non-Extending Purchaser or (y) deliver a Delayed Funding Notice or a Second Delayed Funding Notice,
(iv)as of any date of determination (A) the rolling average CP Rate applicable to the Series 2013-B CP Tranche attributable to any Conduit Investor for any three (3) month period is equal to or greater than the greater of (I) the CP Rate applicable to such Series 2013-B CP Tranche attributable to such Conduit Investor at the start of such period plus 0.50% and (II) the product of (x) the CP Rate applicable to such Series 2013-B CP Tranche attributable to such Conduit Investor at the start of such period and (y) 125%, (B) any portion of the Investor Group Principal Amount with respect to such Conduit Investor is being continued or maintained as a Series 2013-B CP Tranche as of such date and (C) the circumstance described in clause (A) does not apply to more than two Conduit Investors as of such date, or
(v)any Committed Note Purchaser or Conduit Investor fails to give its consent to any amendment, modification, termination or waiver of any Series 2013-B Related Document (an “Action”), by the date specified by HVF II, for which (A) at least half of the percentage of the Committed Note Purchasers and the Conduit Investors required for such Action have consented to such Action, and (B) the percentage of the Committed Note Purchasers and the Conduit Investors required for such Action have not consented to such Action or provided written notice that they intend to consent (each, a “Non-Consenting Purchaser”, and each such Committed Note Purchaser or Conduit Investor described in clauses (i) through (v) or any Committed Note Purchaser or Conduit Investor that shall become a Series 2013-A Potential Terminated Purchaser, a “Potential Terminated Purchaser”),
HVF II shall be permitted, upon no less than seven (7) days’ notice to the Administrative Agent, a Potential Terminated Purchaser and its related Funding Agent, to (x)(1) elect to terminate the Commitment, if any, of such Potential Terminated Purchaser on the date specified in such termination notice, and (2) prepay on the date of such termination such Potential Terminated Purchaser’s portion of the Investor Group Principal Amount for such Potential Terminated Purchaser’s Investor Group and all accrued and unpaid interest thereon, if any, or (y) elect to cause such Potential Terminated Purchaser to (and the Potential Terminated Purchaser must) assign its Commitment to a replacement purchaser who may be an existing Conduit Investor, Committed Note Purchaser, Program Support Provider or other Series 2013-B Noteholder (each, a “Replacement Purchaser” and, any such Potential Terminated Purchaser with respect to which HVF II has made any such election, a “Terminated Purchaser”).

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(b)HVF II shall not make an election described in Section 9.2(a) unless (i) no Amortization Event or Potential Amortization Event with respect to Series 2013-B Notes shall have occurred and be continuing at the time of such election (unless such Amortization Event or Potential Amortization Event would no longer be continuing after giving effect to such election), (ii) in respect of an election described in clause (y) of Section 9.2(a) only, on or prior to the effectiveness of the applicable assignment, the Terminated Purchaser shall have been paid its portion of the Investor Group Principal Amount for such Terminated Purchaser’s Investor Group and all accrued and unpaid interest thereon, if any, by or on behalf of HVF II or the related Replacement Purchaser, (iii) in the event that the Terminated Purchaser is a Non-Extending Purchaser, the Replacement Purchaser, if any, shall have agreed to the applicable extension of the Series 2013-B Commitment Termination Date and (iv) in the event that the Terminated Purchaser is a Non-Consenting Purchaser, the Replacement Purchaser, if any, shall have consented to the applicable amendment, modification, termination or waiver. Each Terminated Purchaser hereby agrees to take all actions reasonably necessary, at the expense of HVF II, to permit a Replacement Purchaser to succeed to its rights and obligations hereunder. Notwithstanding the foregoing, the consent of each then-current member of an existing Investor Group (other than any Terminated Purchaser in such Investor Group) shall be required in order for a Replacement Purchaser to join any such Investor Group. Upon the effectiveness of any such assignment to a Replacement Purchaser, (i) such Replacement Purchaser shall become a “Committed Note Purchaser” or “Conduit Investor”, as applicable, hereunder for all purposes of this Series 2013-B Supplement and the other Series 2013-B Related Documents, (ii) such Replacement Purchaser shall have a Commitment and a Committed Note Purchaser Percentage in an amount not less than the Terminated Purchaser’s Commitment and Committed Note Purchaser Percentage assumed by it, (iii) the Commitment of the Terminated Purchaser shall be terminated in all respects and the Committed Note Purchaser Percentage of such Terminated Purchaser shall become zero and (iv) the Administrative Agent shall revise Schedule II hereto to reflect the foregoing clauses (i) through (iii).
Section 9. 3.Assignments.
(a)Any Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Series 2013-B Supplement and the Series 2013-B Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to one or more financial institutions (an “Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit G (the “Assignment and Assumption Agreement”), executed by such Acquiring Committed Note Purchaser, such assigning Committed Note Purchaser, the Funding Agent with respect to such Committed Note Purchaser and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required (i) after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-B Notes or (ii) if such Acquiring Committed Note Purchaser is an Affiliate of such assigning Committed Note Purchaser; provided further, that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Acquiring Committed Note Purchaser that is a Disqualified Party. An assignment by a

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Committed Note Purchaser that is part of an Investor Group that includes a Conduit Investor to an Investor Group that does not include a Conduit Investor may be made pursuant to this Section 9.3(a); provided that, immediately prior to such assignment each Conduit Investor that is part of the assigning Investor Group shall be deemed to have assigned all of its rights and obligations in the Series 2013-B Notes (and its rights and obligations hereunder and under each other Series 2013-B Related Document) in respect of such assigned interest to its related Committed Note Purchaser pursuant to Section 9.3(g). Notwithstanding anything to the contrary herein (but subject to Section 9.3(h)), any assignment by a Committed Note Purchaser to a different Investor Group that includes a Conduit Investor shall be made pursuant to Section 9.3(c), and not this Section 9.3(a).
(b)Without limiting Section 9.3(a), each Conduit Investor may assign all or a portion of the Investor Group Principal Amount with respect to such Conduit Investor and its rights and obligations under this Series 2013-B Supplement and each other Series 2013-B Related Document to which it is a party (or otherwise to which it has rights) to a Conduit Assignee with respect to such Conduit Investor without the prior written consent of HVF II. Upon such assignment by a Conduit Investor to a Conduit Assignee:
(i)such Conduit Assignee shall be the owner of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor,
(ii)the related administrative or managing agent for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under each other Series 2013-B Related Document,
(iii)such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Series 2013-B Commercial Paper and/or the Series 2013-B Notes, shall have the benefit of all the rights and protections provided to such Conduit Investor herein and in each other Series 2013-B Related Document (including any limitation on recourse against such Conduit Assignee as provided in this paragraph),
(iv)such Conduit Assignee shall assume all of such Conduit Investor’s obligations, if any, hereunder and under each other Series 2013-B Related Document with respect to such portion of the Investor Group Principal Amount and such Conduit Investor shall be released from such obligations,
(v)all distributions in respect of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor shall be made to the applicable Funding Agent on behalf of such Conduit Assignee,
(vi)the definition of the term “CP Rate” with respect to the portion of the Investor Group Principal Amount with respect to such Conduit Investor, as applicable funded with commercial paper issued by such Conduit Assignee from

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time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to such Conduit Assignee on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than any other Conduit Investor),
(vii)the defined terms and other terms and provisions of this Series 2013-B Supplement and each other Series 2013-B Related Documents shall be interpreted in accordance with the foregoing, and
(viii)if reasonably requested by the Funding Agent with respect to such Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent may reasonably request to evidence and give effect to the foregoing.
No assignment by any Conduit Investor to a Conduit Assignee of all or any portion of the Investor Group Principal Amount with respect to such Conduit Investor shall in any way diminish the obligation of the Committed Note Purchasers in the same Investor Group as such Conduit Investor under Section 2.2 to fund any Advance not funded by such Conduit Investor or such Conduit Assignee.
(c)Any Conduit Investor and the Committed Note Purchaser with respect to such Conduit Investor (or, with respect to any Investor Group without a Conduit Investor, the related Committed Note Purchaser) at any time may sell all or any part of their respective (or, with respect to an Investor Group without a Conduit Investor, its) rights and obligations under this Series 2013-B Supplement and the Series 2013-B Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to an Investor Group with respect to which each acquiring Conduit Investor is a multi-seller commercial paper conduit, whose commercial paper has ratings of at least “A-2” from S&P and “P2” from Moody’s and that includes one or more financial institutions providing support to such multi-seller commercial paper conduit (an “Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit H (the “Investor Group Supplement”), executed by such Acquiring Investor Group, the Funding Agent with respect to such Acquiring Investor Group (including each Conduit Investor (if any) and the Committed Note Purchasers with respect to such Investor Group), such assigning Conduit Investor and the Committed Note Purchasers with respect to such Conduit Investor, the Funding Agent with respect to such assigning Conduit Investor and Committed Note Purchasers and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-B Notes; provided further that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Acquiring Investor Group that (a) has ratings of at least “A-2” from S&P and “P2” by Moody’s, but does not have ratings of at least “A-1” from S&P or “P1” by Moody’s if such assignment will result in a material increase in HVF II’s costs of financing with respect to the applicable Series 2013-B Notes or (b) is a Disqualified Party.

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(d)Any Committed Note Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Participants”) participations in its Committed Note Purchaser Percentage of the Maximum Investor Group Principal Amount with respect to it and the other Committed Note Purchasers included in the related Investor Group, its Series 2013-B Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Committed Note Purchaser and the Participant; provided, however, that (i) in the event of any such sale by a Committed Note Purchaser to a Participant, (A) such Committed Note Purchaser’s obligations under this Series 2013-B Supplement shall remain unchanged, (B) such Committed Note Purchaser shall remain solely responsible for the performance thereof and (C) HVF II and the Administrative Agent shall continue to deal solely and directly with such Committed Note Purchaser in connection with its rights and obligations under this Series 2013-B Supplement, (ii) no Committed Note Purchaser shall sell any participating interest under which the Participant shall have any right to approve, veto, consent, waive or otherwise influence any approval, consent or waiver of such Committed Note Purchaser with respect to any amendment, consent or waiver with respect to this Series 2013-B Supplement or any other Series 2013-B Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Committed Note Purchasers hereunder, and (iii) no Committed Note Purchaser shall sell any participating interest to any Disqualified Party. A Participant shall have the right to receive reimbursement for amounts due pursuant to each Specified Cost Section but only to the extent that the related selling Committed Note Purchaser would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 3.8, only to the extent such Participant shall have complied with the provisions of Section 3.8 as if such Participant were a Committed Note Purchaser. Each such Participant shall be deemed to have agreed to the provisions set forth in Section 3.10 as if such Participant were a Committed Note Purchaser.
(e)HVF II authorizes each Committed Note Purchaser to disclose to any Participant or Acquiring Committed Note Purchaser (each, a “Transferee”) and any prospective Transferee any and all financial information in such Committed Note Purchaser’s possession concerning HVF II, the Series 2013-B Collateral, the Group II Administrator and the Series 2013-B Related Documents that has been delivered to such Committed Note Purchaser by HVF II in connection with such Committed Note Purchaser’s credit evaluation of HVF II, the Series 2013-B Collateral and the Group II Administrator. For the avoidance of doubt, no Committed Note Purchaser may disclose any of the foregoing information to any Transferee who is a Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
(f)Notwithstanding any other provision set forth in this Series 2013-B Supplement (but subject to Section 9.3(h)), each Conduit Investor or, if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group may at any time grant to one or more Program Support Providers (or, in the case of a Conduit Investor, to its related Committed Note Purchaser)

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a participating interest in or lien on, or otherwise transfer and assign to one or more Program Support Providers (or, in the case of a Conduit Investor, to its related Committed Note Purchaser), such Conduit Investor’s or, if there is no Conduit Investor with respect to any Investor Group, the related Committed Note Purchaser’s interests in the Advances made hereunder and such Program Support Provider (or such Committed Note Purchaser, as the case may be), with respect to its participating or assigned interest, shall be entitled to the benefits granted to such Conduit Investor or Committed Note Purchaser, as applicable, under this Series 2013-B Supplement.
(g)Notwithstanding any other provision set forth in this Series 2013-B Supplement (but subject to Section 9.3(h)), each Conduit Investor may at any time, without the consent of HVF II, transfer and assign all or a portion of its rights in the Series 2013-B Notes (and its rights hereunder and under other Series 2013-B Related Documents) to its related Committed Note Purchaser. Furthermore, each Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Series 2013-B Supplement, its Series 2013-B Note and each other Series 2013-B Related Document to (i) its related Committed Note Purchaser, (ii) its Funding Agent, (iii) any Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including an insurance policy for such Conduit Investor relating to the Series 2013-B Commercial Paper or the Series 2013-B Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Conduit Investors, including an insurance policy relating to the Series 2013-B Commercial Paper or the Series 2013-B Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, any such security interest or lien shall be released upon assignment of its Series 2013-B Note to its related Committed Note Purchaser. Each Committed Note Purchaser may assign its Commitment, or all or any portion of its interest under its Series 2013-B Note, this Series 2013-B Supplement and each other Series 2013-B Related Document to any Person with the prior written consent of HVF II, such consent not to be unreasonably withheld; provided that, HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to any Person that is a Disqualified Party. Notwithstanding any other provisions set forth in this Series 2013-B Supplement, each Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Series 2013-B Supplement, its Series 2013-B Note and the Series 2013-B Related Document in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.
(h)Notwithstanding anything in this Section 9.3 to the contrary, so long as the Series 2013-A Notes are Outstanding (as “Outstanding” is defined in the Series 2013-A Supplement), no transfer, assignment, exchange or other pledge or conveyance pursuant to this Section 9.3 (if otherwise permitted pursuant to this Section 9.3) shall be effective unless, immediately after giving effect to such transfer, assignment, exchange or other pledge or conveyance, such transferee’s Commitment Percentage shall equal such transferee’s Series 2013-A Commitment Percentage.

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ARTICLE X
THE ADMINISTRATIVE AGENT
SECTION 10. 1.Authorization and Action of the Administrative Agent. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents has designated and appointed Deutsche Bank AG, New York Branch as the Administrative Agent under the Initial Series 2013-B Supplement and affirms such designation and appointment hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Series 2013-B Supplement together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Conduit Investor, any Committed Note Purchaser or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Series 2013-B Supplement or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF II or any of its successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Series 2013-B Supplement or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2013-B Notes and all other amounts owed by HVF II hereunder to the Investor Groups (the “Aggregate Unpaids”).
SECTION 10. 2.Delegation of Duties. The Administrative Agent may execute any of its duties under this Series 2013-B Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 10. 3.Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Series 2013-B Supplement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Conduit Investor, any Committed Note Purchaser or any Funding Agent for any recitals, statements, representations or warranties made by HVF II contained in this Series 2013-B Supplement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Series 2013-B Supplement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series 2013-B Supplement or any other document furnished in connection herewith, or for any failure of HVF II to perform its obligations hereunder, or for the satisfaction of any condition specified in Article II. The Administrative Agent shall not be under any obligation to any Conduit Investor, any Committed Note Purchaser or any Funding Agent

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to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Series 2013-B Supplement, or to inspect the properties, books or records of HVF II. The Administrative Agent shall not be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2013-B Liquidation Event unless the Administrative Agent has received notice from HVF II, any Conduit Investor, any Committed Note Purchaser or any Funding Agent.
SECTION 10. 4.Reliance. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Series 2013-B Supplement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Conduit Investor, any Committed Note Purchaser or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Conduit Investor, any Committed Note Purchaser or any Funding Agent, provided that, unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Conduit Investors, the Committed Note Purchasers and the Funding Agents. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Series 2013-B Required Noteholders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Conduit Investors, the Committed Note Purchasers and the Funding Agents.
SECTION 10. 5.Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents expressly acknowledge that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of HVF II, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents represent and warrant to the Administrative Agent that they have and will, independently and without reliance upon the Administrative Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF II and made its own decision to enter into this Series 2013-B Supplement.
SECTION 10. 6.The Administrative Agent in its Individual Capacity. The Administrative Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with HVF II or any Affiliate of HVF II as though the Administrative Agent were not the Administrative Agent hereunder.

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SECTION 10. 7.Successor Administrative Agent. The Administrative Agent may, upon thirty (30) days notice to HVF II and each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents, and the Administrative Agent will, upon the direction of Investor Groups holding more than 75% of the Series 2013-B Maximum Principal Amount, resign as Administrative Agent. If the Administrative Agent shall resign, then the Investor Groups, during such 30‑day period, shall appoint an Affiliate of a member of the Investor Groups as a successor agent. If for any reason no successor Administrative Agent is appointed by the Investor Groups during such 30‑day period, then effective upon the expiration of such 30‑day period, HVF II for all purposes shall deal directly with the Funding Agents. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Section 11.4 and this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Series 2013-B Supplement.
SECTION 10. 8.Authorization and Action of Funding Agents. Each Conduit Investor and each Committed Note Purchaser is hereby deemed to have designated and appointed the Funding Agent set forth next to such Conduit Investor’s name, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser’s name with respect to such Investor Group, on Schedule II hereto as the agent of such Person hereunder, and hereby authorizes such Funding Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Series 2013-B Supplement together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the related Investor Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Series 2013-B Supplement or otherwise exist for such Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the related Investor Group and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF II or any of its successors or assigns. Each Funding Agent shall not be required to take any action that exposes such Funding Agent to personal liability or that is contrary to this Series 2013-B Supplement or Applicable Law. The appointment and authority of the Funding Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.
SECTION 10. 9.Delegation of Duties. Each Funding Agent may execute any of its duties under this Series 2013-B Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 10. 10.Exculpatory Provisions. Neither any Funding Agent nor any of their directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Series 2013-B Supplement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to the related Investor Group for any recitals, statements, representations or warranties made by HVF II contained in this

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Series 2013-B Supplement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Series 2013-B Supplement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series 2013-B Supplement or any other document furnished in connection herewith, or for any failure of HVF II to perform its obligations hereunder, or for the satisfaction of any condition specified in Article II. No Funding Agent shall be under any obligation to its related Investor Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Series 2013-B Supplement, or to inspect the properties, books or records of HVF II. No Funding Agent shall be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2013-B Liquidation Event, unless such Funding Agent has received notice from HVF II (or any agent or designee thereof) or its related Investor Group.
SECTION 10. 11.Reliance. Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of the Administrative Agent and legal counsel independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Series 2013-B Supplement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Investor Group as it deems appropriate or it shall first be indemnified to its satisfaction by the related Investor Group, provided that, unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as such Funding Agent shall deem advisable and in the best interests of the related Investor Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Investor Group and such request and any action taken or failure to act pursuant thereto shall be binding upon its related Investor Group.
SECTION 10. 12.Non-Reliance on the Funding Agent and Other Purchasers. Each Investor Group expressly acknowledges that neither its related Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including any review of the affairs of HVF II, shall be deemed to constitute any representation or warranty by such Funding Agent. Each Investor Group represents and warrants to its related Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF II and made its own decision to enter into Series 2013-B Supplement.
SECTION 10. 13.The Funding Agent in its Individual Capacity. Each Funding Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with HVF II or any Affiliate of HVF II as though such Funding Agent were not a Funding Agent hereunder.

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SECTION 10. 14.Successor Funding Agent. Each Funding Agent will, upon the direction of its related Investor Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Investor Group shall appoint an Affiliate of a member of its related Investor Group as a successor agent. If for any reason no successor Funding Agent is appointed by the related Investor Group, then effective upon the resignation of such Funding Agent, HVF II for all purposes shall deal directly with such Investor Group. After any retiring Funding Agent’s resignation hereunder as Funding Agent, subject to the limitations set forth herein, the provisions of Section 11.4 and this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Series 2013-B Supplement
ARTICLE XI
GENERAL
Section 11.1.Optional Repurchase of the Series 2013-B Notes. The Series 2013-B Notes shall be subject to repurchase (in whole) by HVF II at its option, upon three (3) Business Days’ prior written notice to the Trustee at any time.  The repurchase price for any Series 2013-B Note (in each case, the “Series 2013-B Note Repurchase Amount”) shall equal the sum of:
(a)the Series 2013-B Principal Amount of such Series 2013-B Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 11.1), plus
(b)all accrued and unpaid interest on the Series 2013-B Notes through such date of repurchase under this Section 11.1) (and, with respect to the portion of such principal balance that was funded with Series 2013-B Commercial Paper issued at a discount, all accrued and unpaid discount on such Series 2013-B Commercial Paper from the issuance date(s) thereof to the date of repurchase under this Section 11.1 and the aggregate discount to accrue on such Series 2013-B Commercial Paper from the date of repurchase under this Section 11.1 to the next succeeding Payment Date); plus
(c)all associated breakage costs payable as a result of such repurchase (calculated in accordance with Section 3.6); and
(d)any other amounts then due and payable to the holders of such Series 2013-B Notes pursuant hereto.
Section 11.2.Information.
On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee), HVF II shall furnish to the Trustee a Monthly Noteholders’ Statement with respect to the Series 2013-B Notes, in a Microsoft Excel electronic file (or similar electronic file) substantively in the form of Exhibit F; provided that HVF II can provide, in its sole discretion, information in the Monthly Noteholders’ Statement additional to the information specified in Exhibit F; provided further, that HVF II can, in its sole discretion, change the form of such Monthly Noteholders’ Statement so

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long as the information therein is substantively similar to the information in Exhibit F (as Exhibit F may be supplemented in accordance with the immediately preceding proviso).
The Trustee shall provide to the Series 2013-B Noteholders, or their designated agent, copies of each Monthly Noteholders’ Statement.
Section 11.3.Confidentiality. Each Committed Note Purchaser, each Conduit Investor, each Funding Agent and the Administrative Agent agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of HVF II, which such consent must be evident in a writing signed by an Authorized Officer of HVF II, other than (a) to their Affiliates and their officers, directors, employees, agents and advisors (including legal counsel and accountants) and to actual or prospective assignees and participants, and then only on a confidential basis and excluding any Affiliate, its officers, directors, employees, agents and advisors (including legal counsel and accountants), any prospective assignee and any participant, in each case that is a Disqualified Party, (b) as required by a court or administrative order or decree, or required by any governmental or regulatory authority or self-regulatory organization or required by any statute, law, rule or regulation or judicial process (including any subpoena or similar legal process), (c) to any Rating Agency providing a rating for the Series 2013-B Notes or any Series 2013-B Commercial Paper or any other nationally-recognized rating agency that requires access to information to effect compliance with any disclosure obligations under applicable laws or regulations, (d) in the course of litigation with HVF II, the Group II Administrator or Hertz, (e) any Series 2013-B Noteholder, any Committed Note Purchaser, any Conduit Investor, any Funding Agent or the Administrative Agent, (f) any Person acting as a placement agent or dealer with respect to any commercial paper (provided that any Confidential Information provided to any such placement agent or dealer does not reveal the identity of HVF II or any of its Affiliates), (g) on a confidential basis, to any provider of credit enhancement or liquidity to any Conduit Investor, or (h) to any Person to the extent such Committed Note Purchaser, Conduit Investor, Funding Agent or the Administrative Agent reasonably determines such disclosure is necessary in connection with the enforcement or for the defense of the rights and remedies under the Series 2013-B Notes or the Series 2013-B Related Documents.
Section 11.4.Payment of Costs and Expenses; Indemnification.
(a)Payment of Costs and Expenses. Upon written demand from the Administrative Agent, any Funding Agent, any Conduit Investor or any Committed Note Purchaser, HVF II agrees to pay on the Payment Date immediately following HVF II’s receipt of such written demand all reasonable expenses of the Administrative Agent, such Funding Agent, such Conduit Investor and/or such Committed Note Purchaser, as applicable (including the reasonable fees and out-of-pocket expenses of counsel to each Conduit Investor and each Committed Note Purchaser, if any, as well as the fees and expenses of the rating agencies providing a rating in respect of any Series 2013-B Commercial Paper) in connection with

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(i)the negotiation, preparation, execution, delivery and administration of this Series 2013-B Supplement and of each other Series 2013-B Related Document, including schedules and exhibits, and any liquidity, credit enhancement or insurance documents of a Program Support Provider with respect to a Conduit Investor relating to the Series 2013-B Notes and any amendments, waivers, consents, supplements or other modifications to this Series 2013-B Supplement and each other Series 2013-B Related Document, as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and
(ii)the consummation of the transactions contemplated by this Series 2013-B Supplement and each other Series 2013-B Related Document.
Upon written demand, HVF II further agrees to pay on the Payment Date immediately following such written demand, and to save the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser harmless from all liability for (i) any breach by HVF II of its obligations under this Series 2013-B Supplement and (ii) all reasonable costs incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser (including, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser, if any) in enforcing this Series 2013-B Supplement. HVF II also agrees to reimburse the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser upon demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser (including, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser, if any and the reasonable fees and out-of-pocket expenses of any third-party servicers and disposition agents) in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of the Series 2013-B Related Documents and (y) the enforcement of, or any waiver or amendment requested under or with respect to, this Series 2013-B Supplement or any other of the Series 2013-B Related Documents.
Notwithstanding the foregoing, HVF II shall have no obligation to reimburse any Committed Note Purchaser or Conduit Investor for any of the fees and/or expenses incurred by such Committed Note Purchaser and/or Conduit Investor with respect to its sale or assignment of all or any part of its respective rights and obligations under this Series 2013-B Supplement and the Series 2013-B Notes pursuant to Section 9.2 or 9.3.
(b)Indemnification. In consideration of the execution and delivery of this Series 2013-B Supplement by the Conduit Investors and the Committed Note Purchasers, HVF II hereby indemnifies and holds each Conduit Investor and each Committed Note Purchaser and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a

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party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-B Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to
(i)any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or
(ii)the entering into and performance of this Series 2013-B Supplement and any other Series 2013-B Related Document by any of the Indemnified Parties,
except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF II hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(b) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). HVF II shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.
(c)    Indemnification of the Administrative Agent and each Funding Agent.
(i)    In consideration of the execution and delivery of this Series 2013-B Supplement by the Administrative Agent and each Funding Agent, HVF II hereby indemnifies and holds the Administrative Agent and each Funding Agent and each of their respective officers, directors, employees and agents (collectively, the “Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-B Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Series 2013-B Supplement and any other Series 2013-B Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF II hereby agrees to make the maximum contribution to the payment and satisfaction

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of each of the Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(c)(i) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). HVF II shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this section.
(ii)    In consideration of the execution and delivery of this Series 2013-B Supplement by the Administrative Agent, each Committed Note Purchaser, ratably according to its respective Commitment, hereby indemnifies and holds the Administrative Agent and each of its officers, directors, employees and agents (collectively, the “Administrative Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (solely to the extent not reimbursed by or on behalf of HVF II) (irrespective of whether any such Administrative Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-B Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Administrative Agent Indemnified Liabilities”), incurred by the Administrative Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Series 2013-B Supplement and any other Series 2013-B Related Document by any of the Administrative Agent Indemnified Parties, except for any such Administrative Agent Indemnified Liabilities arising for the account of a particular Administrative Agent Indemnified Party by reason of the relevant Administrative Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Committed Note Purchaser hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Administrative Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(c)(ii) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). Each Committed Note Purchaser shall give notice to the Rating Agencies of any claim for Administrative Agent Indemnified Liabilities made under this Section 11.4(c)(ii).
(d)    Priority. All amounts payable by HVF II pursuant to this Section 11.4 shall be paid in accordance with and subject to Section 5.3 or, at the option of HVF II, paid from any other source available to it.
Section 11.5.Ratification of Group II Indenture. As supplemented by this Series 2013-B Supplement, the Group II Indenture is in all respects ratified and confirmed and the Group II Indenture as so supplemented by this Series 2013-B Supplement shall be read, taken, and construed as one and the same instrument (except as otherwise specified herein).

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Section 11.6.Notice to the Rating Agencies. The Trustee shall provide to each Funding Agent and each Rating Agency a copy of each notice to the Series 2013-B Noteholders, Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series 2013-B Supplement or any other Group II Related Document. Each such Opinion of Counsel to be delivered to each Funding Agent shall be addressed to each Funding Agent, shall be from counsel reasonably acceptable to each Funding Agent and shall be in form and substance reasonably acceptable to each Funding Agent. The Trustee shall provide notice to each Rating Agency of any consent by the Series 2013-B Noteholders to the waiver of the occurrence of any Amortization Event with respect to the Series 2013-B Notes. All such notices, opinions, certificates or other items to be delivered to the Funding Agents shall be forwarded, simultaneously, to the address of each Funding Agent set forth on its related signature page hereto. HVF II will provide each Rating Agency rating the Series 2013-B Notes with a copy of any operative Group II Manufacturer Program upon written request by such Rating Agency.
Section 11.7.Third Party Beneficiary. Nothing in this Series 2013-B Supplement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their successors and assigns expressly permitted herein) any legal or equitable right, remedy or claim under or by reason of this Series 2013-B Supplement.
Section 11.8.Counterparts. This Series 2013-B Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Series 2013-B Supplement.
Section 11.9.Governing Law. THIS SERIES 2013-B SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS SERIES 2013-B SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 11.10.Amendments.
(a)This Series 2013-B Supplement or any provision herein may be (i) amended in writing from time to time by HVF II and the Trustee, with the consent of the Series 2013-B Required Noteholders or (ii) waived in writing from time to time with the consent of the Series 2013-B Required Noteholders, unless otherwise expressly set forth herein; provided that, notwithstanding the foregoing clauses (i) and (ii), without the consent of each Committed Note Purchaser and each Conduit Investor, no amendment or waiver shall:
(i)reduce the percentage of Series 2013-B Noteholders whose consent is required to take any particular action hereunder;

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(ii)extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Series 2013-B Note (or reduce the principal amount of or rate of interest on any Series 2013-B Note or otherwise change the manner in which interest is calculated);
(iii)extend the due date for, or reduce the amount of any Undrawn Fee payable hereunder;
(iv)amend or modify Section 5.2, Section 5.3, Section 2.1(a), (d) or (e), Section 2.2, Section 2.3, Section 2.5, Section 3.1, Article IX, this Section 11.10, or Section (2) of Annex 2 or otherwise amend or modify any provision relating to the amendment or modification of this Series 2013-B Supplement or that pursuant to the Series 2013-B Related Documents, would require the consent of 100% of the Series 2013-B Noteholders or each Series 2013-B Noteholder affected by such amendment or modification; or
(v)(A) affect adversely the interests, rights or obligations of any Conduit Investor or Committed Note Purchaser individually in comparison to any other Conduit Investor or Committed Note Purchaser; (B) alter the pro rata treatment of payments to and Advances by the Series 2013-B Noteholders, the Conduit Investors and the Committed Note Purchasers (including, for the avoidance of doubt, alterations that provide for any non-pro-rata payments to or Advances by any Series 2013-B Noteholders, Conduit Investors or Committed Note Purchasers that are not expressly provided for as of the Series 2013-B Restatement Effective Date); (C) approve the assignment or transfer by HVF II of any of its rights or obligations hereunder; (D) release HVF II from any obligation hereunder; or (E) reduce, modify or amend any indemnities in favor of any Conduit Investors, Committed Note Purchasers or Funding Agents.
(b)Any amendment hereof can be effected without the Administrative Agent being party thereto; provided however, that no such amendment, modification or waiver of this Series 2013-B Supplement that affects the rights or duties of the Administrative Agent shall be effective unless the Administrative Agent shall have given its prior written consent thereto.
(c)Any amendment to this Series 2013-B Supplement shall be subject to the satisfaction of the Series 2013-B Rating Agency Condition (unless otherwise consented to in writing by each Series 2013-B Noteholder).
(d)Each amendment or other modification to this Series 2013-B Supplement shall be set forth in a Series 2013-B Supplemental Indenture. The initial effectiveness of each Series 2013-B Supplemental Indenture shall be subject to the satisfaction of the Series 2013-B Rating Agency Condition and the delivery to the Trustee of an Opinion of Counsel (which may be based on an Officer’s Certificate) that such Series 2013-B Supplemental Indenture is authorized or permitted by this Series 2013-B Supplement.

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(e)The Trustee shall sign any Series 2013-B Supplemental Indenture authorized or permitted pursuant to this Section 11.10 if the Series 2013-B Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Series 2013-B Supplemental Indenture, the Trustee shall be entitled to receive, if requested, and, subject to Section 7.2 of the Base Indenture, shall be fully protected in relying upon, an Officer’s Certificate of HVF II and an Opinion of Counsel (which may be based on an Officer’s Certificate) as conclusive evidence that such Series 2013-B Supplemental Indenture is authorized or permitted by this Series 2013-B Supplement and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVF II in accordance with its terms.
Section 11.11.Group II Administrator to Act on Behalf of HVF II. Pursuant to the Group II Administration Agreement, the Group II Administrator has agreed to provide certain services to HVF II and to take certain actions on behalf of HVF II, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by HVF II pursuant to this Series 2013-B Supplement. Each Group II Noteholder by its acceptance of a Group II Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Group II Administrator in lieu of HVF II and hereby agrees that HVF II’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Group II Administrator and to the extent so performed or taken by the Group II Administrator shall be deemed for all purposes hereunder to have been so performed or taken by HVF II; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Group II Administrator or relieve HVF II of any payment obligation hereunder.
Section 11.12.Successors. All agreements of HVF II in this Series 2013-B Supplement and the Series 2013-B Notes shall bind its successor; provided, however, except as provided in Section 11.10, HVF II may not assign its obligations or rights under this Series 2013-B Supplement or any Series 2013-B Note. All agreements of the Trustee in this Series 2013-B Supplement shall bind its successor.
Section 11.13.Termination of Series Supplement.
(a)This Series 2013-B Supplement shall cease to be of further effect when (i) all Outstanding Series 2013-B Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2013-B Notes that have been replaced or paid) to the Trustee for cancellation, (ii) HVF II has paid all sums payable hereunder and (iii) the Series 2013-B Demand Note Payment Amount is equal to zero or the Series 2013-B Letter of Credit Liquidity Amount is equal to zero.
(b)The representations and warranties set forth in Section 6.1 of this Series 2013-B Supplement shall survive for so long as any Series 2013-B Note is Outstanding.

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Section 11.14.Non-Petition. Each of the parties hereto hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper and similar debt issued by, or for the benefit of, a Conduit Investor, it will not institute against, or join any Person in instituting against such Conduit Investor any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or State bankruptcy or similar law. The provisions of this Section 11.14 shall survive the termination of this Series 2013-B Supplement.
Section 11.15.Electronic Execution. This Series 2013-B Supplement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Series 2013-B Supplement or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 11.16.Additional UCC Representations. Without limiting any other representation or warranty given by HVF II in the Group II Indenture, HVF II hereby makes the representations and warranties set forth in Exhibit L hereto for the benefit of the Trustee and the Series 2013-B Noteholders, in each case, as of the date hereof.
Section 11.17.. Notices. Unless otherwise specified herein, all notices, requests, instructions and demands to or upon any party hereto to be effective shall be given (i) in the case of HVF II and the Trustee, in the manner set forth in Section 10.1 of the Base Indenture, (ii) in the case of the Administrative Agent, the Committed Note Purchasers, the Conduit Investors, and the Funding Agents, in writing, and, unless otherwise expressly provided herein, delivered by hand, mail (postage prepaid), facsimile notice or overnight air courier, in each case to or at the address set forth for such Person on such Person’s signature page hereto or in the Assignment and Assumption Agreement, Addendum or Investor Group Supplement, as the case may be, pursuant to which such Person became a party to this Series 2013-B Supplement, or to such other address as may be hereafter notified by the respective parties hereto, and (iii) in the case of the Group II Administrator, unless otherwise specified by the Group II Administrator by notice to the respective parties hereto, to:
The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department
Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the

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date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.
Section 11.18.Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Base Indenture, the Group II Supplement, this Series 2013-B Supplement, the Series 2013-B Notes or the transactions contemplated hereby, or for recognition or enforcement of any judgment arising out of or relating to the Base Indenture, the Group II Supplement, this Series 2013-B Supplement, the Series 2013-B Notes or the transactions contemplated hereby; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 11.17 (provided that, nothing in this Series 2013-B Supplement shall affect the right of any such party to serve process in any other manner permitted by law).
Section 11.19.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THE GROUP II SUPPLEMENT, THIS SERIES 2013-B SUPPLEMENT, THE Series 2013-B NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.20.USA Patriot Act Notice. Each Funding Agent subject to the requirements of the USA Patriot Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies HVF II that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies HVF II, including the name and address of HVF II and other information allowing such Funding Agent to identify HVF II in accordance with such act.
Section 11.21.Consent to Conversion of RCFC to Limited Liability Company. Each Series 2013-B Noteholder, by entering into this Series Supplement, will be deemed to agree and consent to, (i) the conversion of RCFC into a limited liability company with organizational documents substantially in the form attached as Exhibit O hereto together with any changes to such form that do not adversely affect the Series 2013-B Noteholders in any material respect as evidenced by an Officer’s Certificate of HVF II, and (ii) any additional amendments to the Series 2013-B Related Documents as may be required, in

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the reasonable discretion of RCFC, as a result of RCFC having converted from a corporation to a limited liability company, including, without limitation, changing each reference to RCFC as a corporation to a reference to RCFC as a limited liability company, so long as such amendments do not adversely affect the Series 2013-B Noteholders in any material respect as evidenced by an Officer’s Certificate of HVF II.
IN WITNESS WHEREOF, HVF II and the Trustee have caused this Series 2013-B Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.
HERTZ VEHICLE FINANCING II LP,
as Issuer

By:	HVF II GP Corp., its general partner

By:    /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

THE HERTZ CORPORATION,
as Group II Administrator

By:    /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:    /s/ Mitchell L. Brumwell
Name: Mitchell L. Brumwell
Title: Vice President

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DEUTSCHE BANK AG, NEW YORK BRANCH, as the Administrative Agent

By:	/s/ Joseph McElroy
Name: Joseph McElroy
Title: Director

By:	/s/ Colin Bennet
Name: Colin Bennet
Title: Director

Address:    60 Wall Street, 3rd Floor
New York, NY 10005-2858

Attention:     Robert Sheldon
Telephone:     (212) 250-4493
Facsimile:     (212) 797-5160

With electronic copy to abs.conduits@db.com

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BARCLAYS BANK PLC, as a Funding Agent

By: /s/ Laura Spichiger
Name: Laura Spichiger
Title: Director

Address:    745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:     ASG Reports
Telephone:     (201) 499-8482
Email:     barcapconduitops@barclays.com;             asgreports@barclays.com;                 gsuconduitgroup@barclays.com;             christian.kurasek@barclays.com;             Benjamin.fernandez@barclays.com

BARCLAYS BANK PLC,
as a Committed Note Purchaser

By: /s/ Laura Spichiger
Name: Laura Spichiger
Title: Director

Address:    745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:     ASG Reports
Telephone:     (201) 499-8482
Email:     barcapconduitops@barclays.com;             asgreports@barclays.com;                 gsuconduitgroup@barclays.com;             christian.kurasek@barclays.com;             Benjamin.fernandez@barclays.com

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THE BANK OF NOVA SCOTIA, as a Funding Agent

By: /s/ Paula J. Czach
Name: Paula J. Czach
Title: Managing Director

Address:    40 King Street West
55th Floor
Toronto, Ontario, Canada M5H 1H1

Attention:     Paula Czach
Telephone:     (416) 865-6311
Email:     paula.czach@scotiabank.com

With a copy to:

250 Vesey Street
23rd Floor
New York, NY 10281

Attention:      Darren Ward
Telephone:     212-225-5264
Email:     Darren.ward@scotiabank.com

LIBERTY STREET FUNDING LLC, as a Conduit Investor

By: /s/ Timothy O’Connor
Name: Timothy O’Connor
Title: Vice President

Address:    114 West 57th Street Suite 2310
New York, NY 10036

Attention:     Jill Russo
Telephone:     (212) 295-2742
Facsimile:     (212) 302-8767
Email: jrusso@gssnyc.com

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THE BANK OF NOVA SCOTIA, as a Committed Note Purchaser

By: /s/ Paula J. Czach
Name: Paula J. Czach
Title: Managing Director

Address:    40 King Street West
55th Floor
Toronto, Ontario, Canada M5H 1H1

Attention:     Paula Czach
Telephone:     (416) 865-6311
Email:     paula.czach@scotiabank.com

With a copy to:

250 Vesey Street
23rd Floor
New York, NY 10281

Attention:      Darren Ward
Telephone:     212-225-5264
Email:     Darren.ward@scotiabank.com

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BANK OF AMERICA, N.A., as a Funding Agent

By: /s/ Jose Liz-Moncion
Name: Jose Liz-Moncion
Title: Vice President

Address:    214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:     Judith Helms
Telephone:     (980) 387-1693
Facsimile:     (704) 387-2828
Email:     judith.e.helms@baml.com

BANK OF AMERICA, N.A., as a Committed Note Purchaser

By: /s/ Jose Liz-Moncion
Name: Jose Liz-Moncion
Title: Vice President

Address:    214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:     Judith Helms
Telephone:     (980) 387-1693
Facsimile:     (704) 387-2828
Email:     judith.e.helms@baml.com

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent

By: /s/ Roger Klepper
Name: Roger Klepper
Title: Managing Director
By: /s/ Kostantina Kourmpetis     Name: Kostantina Kourmpetis
Title: Managing Director
Address:    1301 Avenue of Americas
New York, NY 10019

Attention: Tina Kourmpetis / Deric Bradford
Telephone:     (212) 261-7814 / (212) 261-3470
Facsimile:     (917) 849-5584
Email:     Conduitsec@ca-cib.com;                 Conduit.Funding@ca-cib.com

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor
By: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Attorney-in-Fact
By: /s/ Roger Klepper
Name: Roger Klepper
Title: Managing Director

By: /s/ Kostantina Kourmpetis     Name: Kostantina Kourmpetis
Title: Managing Director

Address:    1301 Avenue of the Americas
New York, NY 10019

Attention:     Tina Kourmpetis / Deric Bradford
Telephone:     (212) 261-7814 / (212) 261-3470
Facsimile:     (917) 849-5584
Email:     Conduitsec@ca-cib.com;                 Conduit.Funding@ca-cib.com

82

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Note Purchaser

By: /s/ Roger Klepper
Name: Roger Klepper
Title: Managing Director

By: /s/ Kostantina Kourmpetis     Name: Kostantina Kourmpetis
Title: Managing Director

Address:    1301 Avenue of Americas
New York, NY 10019

Attention:     Tina Kourmpetis / Deric Bradford
Telephone:     (212) 261-7814 / (212) 261-3470
Facsimile:     (917) 849-5584
Email:     Conduitsec@ca-cib.com;                 Conduit.Funding@ca-cib.com

83

ROYAL BANK OF CANADA,
as a Funding Agent

By: /s/ Austin J. Meier
Name: Austin J. Meier
Title: Authorized Signatory

Address:    3 World Financial Center, 200 Vesey         Street 12th Floor
New York, New York 10281-8098

Attention:     Securitization Finance
Telephone:     (212) 428-6537
Facsimile:     (212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II, 2751 Centerville Road, Suite 212, Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-5900

OLD LINE FUNDING, LLC,
as a Conduit Investor

By: /s/ Sofia Shields      Name: Sofia Shields
Title: Authorized Signatory

Address:    Global Securitization Services, LLC
68 South Service Road
Melville New York, 11747

Attention:     Kevin Burns
Telephone:     (631)-587-4700
Facsimile:     (212) 302-8767

84

ROYAL BANK OF CANADA,
as a Committed Note Purchaser

By: /s/ Austin J. Meier      Name: Austin J. Meier
Title: Authorized Signatory

By: /s/ Sofia Shields      Name: Sofia Shields
Title: Authorized Signatory

Address:    3 World Financial Center, 200 Vesey         Street 12th Floor
New York, New York 10281-8098

Attention:     Securitization Finance
Telephone:     (212) 428-6537
Facsimile:     (212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II, 2751 Centerville Road, Suite 212, Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-5900

85

NATIXIS NEW YORK BRANCH, as a Funding Agent

By: /s/ Chad Johnson      Name: Chad Johnson
Title: Managing Director

By: /s/ David S. Bondy      Name: David S. Bondy
Title: Managing Director

Address:    Natixis North America
1251 Avenue of the Americas
New York, New York 10020

Attention:     Chad Johnson/ Terrence Gregersen/ David Bondy
Telephone:     (212) 891-5881/(212) 891-6294/ (212)     891-5875
Email: chad.johnson@us.natixis.com,
terrence.gregersen@us.natixis.com,
david.bondy@ud.natixis.com
versailles_transactions@us.natixis.com,
    rajesh.rampersaud@db.com,
Fiona.chan@db.com

86

VERSAILLES ASSETS LLC, as a Committed Note Purchaser

By: Global Securitization Services, LLC, its Manager

By: /s/ John L. Fridlington      Name: John L. Fridlington
Title: Vice President

Address: c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747

Attention:     Andrew Stidd
Telephone:     (212) 302-8767
Facsimile:     (631) 587-4700
Email: versailles_transactions@cm.natixis.com

VERSAILLES ASSETS LLC, as a Conduit Investor

By: Global Securitization Services, LLC, its Manager

By: /s/ John L. Fridlington      Name: John L. Fridlington
Title: Vice President

Address: c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747

Attention:     Andrew Stidd
Telephone:     (212) 302-8767
Facsimile:     (631) 587-4700
Email: versailles_transactions@cm.natixis.com

87

THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent

By: RBS SECURITIES INC., as Agent

By: /s/ Sue Sproule      Name: Sue Sproule
Title: Director

Address:    600 Washington Blvd.
Stamford, CT 06901

Attention:     Sue Sproule
Telephone:     (203) 897-6380
Facsimile:     (203) 873-5328
Email:     sue.sproule@rbs.com

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Note Purchaser

By: RBS SECURITIES INC., as Agent

By: /s/ Sue Sproule      Name: Sue Sproule
Title: Director

Address:    600 Washington Blvd.
Stamford, CT 06901

Attention:     Sue Sproule
Telephone:     (203) 897-6380
Facsimile:     (203) 873-5328
Email:     sue.sproule@rbs.com

88

BMO CAPITAL MARKETS CORP., as a Funding Agent

By: /s/ John Pappano      Name: John Pappano
Title: Managing Director

Address:    115 S. LaSalle Street
Chicago, IL 60603

Attention:     John Pappano
Telephone:     (312) 461-4033
Facsimile:     (312) 293-4908
Email:     john.pappano@bmo.com

Attention:     Frank Trocchio
Telephone:     (312) 461-3689
Facsimile:     (312) 461-3189
Email:     frank.trocchio@bmo.com

FAIRWAY FINANCE COMPANY, LLC, as a Conduit Investor

By: /s/ Irina Khaimova      Name: Irina Khaimova
Title: Vice President

Address:    c/o Lord Securities Corp.
48 Wall Street
27th Floor
New York, NY 10005

Attention:     Conduit Administration
Telephone:     (212) 346-9000
Facsimile:     (212) 346-9012
Email:     steven.novack@tmf-group.com

89

BANK OF MONTREAL, as a Committed Note Purchaser

By: /s/ Brian Zaban      Name: Brian Zaban
Title: Managing Director

Address:    115 S. LaSalle Street
Chicago, IL 60603

Attention:     Brian Zaban
Telephone:     (312) 461-2578
Facsimile:     (312) 293-4948
Email:     brian.zaban@bmo.com

90

SUNTRUST BANK, as a Funding Agent

By: /s/ Michael Peden      Name: Michael Peden
Title: Vice President

Address:    3333 Peachtree Street N.E., 10th Floor         East,
Atlanta, GA 30326

Attention:     Michael Peden
Telephone:     (404) 926-5499
Facsimile:     (404) 926-5100
Email:        michael.peden@suntrust.com
STRH.AFG@suntrust.com
Agency.Services@suntrust.com

SUNTRUST BANK, as a Committed Note Purchaser

By: /s/ Michael Peden      Name: Michael Peden
Title: Vice President

Address:    3333 Peachtree Street N.E., 10th Floor         East,
Atlanta, GA 30326

Attention:     Michael Peden
Telephone:     (404) 926-5499
Facsimile:     (404) 926-5100
Email:        michael.peden@suntrust.com
STRH.AFG@suntrust.com
Agency.Services@suntrust.com

91

BNP PARIBAS,
as a Funding Agent

By: /s/ Mary Dierdorff      Name: Mary Dierdorf
Title: Managing Director

By: /s/ Khol-Anh Berger-Luong      Name: Khol-Anh Berger-Luong
Title: Managing Director

Address:    787 Seventh Avenue, 7th Floor
New York, NY 10019

Attention:     Mary Dierdorff
Telephone:     (917) 472-4841
Facsimile:     (212) 841-2140
Email:        mary.dierdorff@us.bnpparibas.com

STARBIRD FUNDING CORPORATION,
as a Conduit Investor

By: /s/ David V. DeAngelis      Name: David V. DeAngelis
Title: Vice President

Address:    68 South Service Road
Suite 120
Melville NY 11747-2350

Attention:     David DeAngelis
Telephone:     (631) 930-7216
Facsimile:     (212) 302-8767
Email:        ddeangelis@gssnyc.com

92

BNP PARIBAS,
as a Committed Note Purchaser

By: /s/ Mary Dierdorff      Name: Mary Dierdorf
Title: Managing Director

By: /s/ Khol-Anh Berger-Luong      Name: Khol-Anh Berger-Luong
Title: Managing Director

Address:    787 Seventh Avenue, 7th Floor
New York, NY 10019

Attention:     Mary Dierdorff
Telephone:     (917) 472-4841
Facsimile:     (212) 841-2140
Email:        mary.dierdorff@us.bnpparibas.com

93

GOLDMAN SACHS BANK USA, as a Funding Agent

By: /s/ Charles D. Johnston      Name: Charles D. Johnston
Title: Authorized Signatory

Address:    6011 Connection Drive
Irving, TX 75039

Attention:	Peter McGranee

Telephone:	(972) 368-2256

Facsimile:	(646) 769-5285
Email:     peter.mcgrane@gs.com
gs-warehouselending@gs.com

94

GOLDMAN SACHS BANK USA, as a Committed Note Purchaser

By: /s/ Charles D. Johnston      Name: Charles D. Johnston
Title: Authorized Signatory

Address:    6011 Connection Drive
Irving, TX 75039

Attention:	Peter McGranee

Telephone:	(972) 368-2256

Facsimile:	(646) 769-5285
Email:     peter.mcgrane@gs.com
gs-warehouselending@gs.com

95

LLOYDS BANK PLC,
as a Funding Agent

By: /s/ Thomas Spary      Name: Thomas Spary
Title: Director

Address:	25 Gresham Street
London, EC2V 7HN

Attention:	Chris Rigby

Telephone:	+44 (0)207 158 1930

Facsimile:	+44 (0) 207 158 3247

Email:	Chris.rigby@lloydsbanking.com

GRESHAM RECEIVABLES (NO.29) LIMITED,
as a Committed Note Purchaser

By: /s/ Ariel Pinel      Name: Ariel Pinel
Title: Director

Address:	26 New Street
St Helier, Jersey, JE2 3RA

Attention:	Edward Leng

Telephone:	+44 (0)207 158 6585

Facsimile:	+44 (0) 207 158 3247

Email:	Edward.leng@lloydsbanking.com

96

GRESHAM RECEIVABLES (NO.29) LTD,
as a Conduit Investor

By: /s/ Ariel Pinel      Name: Ariel Pinel
Title: Director

Address:	26 New Street
St Helier, Jersey, JE2 3RA

Attention:	Edward Leng

Telephone:	+44 (0)207 158 6585

Facsimile:	+44 (0) 207 158 3247

Email:	Edward.leng@lloydsbanking.com

97

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent

By: /s/ Joseph McElroy
Name: Joseph McElroy
Title: Director

By: /s/ Colin Bennet
Name: Colin Bennet
Title: Director

Address:    60 Wall Street
3rd Floor
New York, NY 10005

Attention:     Mary Conners
Telephone:     (212) 250-4731
Facsimile:     (212) 797-5150
Email:     abs.conduits@db.com;                 mary.conners@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Note Purchaser

By: /s/ Joseph McElroy
Name: Joseph McElroy
Title: Director

By: /s/ Colin Bennet
Name: Colin Bennet
Title: Director

Address:    60 Wall Street, 3rd Floor
New York, NY 10005

Attention:     Mary Conners
Telephone:     (212) 250-4731
Facsimile:     (212) 797-5150
Email: abs.conduits@db.com;             mary.conners@db.com

98

SCHEDULE I
TO THE SERIES 2013-B SUPPLEMENT
DEFINITIONS LIST
“Acquiring Committed Note Purchaser” has the meaning specified in Section 9.3(a).
“Acquiring Investor Group” has the meaning specified in Section 9.3(c).
“Action” has the meaning specified in Section 9.2(a).
“Addendum” means an addendum substantially in the form of Exhibit K.
“Additional Group II Leasing Company Liquidation Event” means an Amortization Event that occurred or is continuing under Section 7.1(e) as a result of any Group II Leasing Company Amortization Event arising under Section 10.1(c), (d), (g) or (k) of the RCFC Series 2010-3 Supplement.
“Additional Investor Group” means, collectively, a Conduit Investor, if any, and the Committed Note Purchaser(s) with respect to such Conduit Investor or, if there is no Conduit Investor with respect to any Investor Group the Committed Note Purchaser(s) with respect to such Investor Group, in each case, that becomes party hereto as of any date after the Series 2013-B Restatement Effective Date pursuant to Section 2.1 in connection with an increase in the Series 2013-B Maximum Principal Amount; provided that, for the avoidance of doubt, an Investor Group that is both an Additional Investor Group and an Acquiring Investor Group shall be deemed to be an Additional Investor Group solely in connection with, and to the extent of, the commitment of such Investor Group that increases the Series 2013-B Maximum Principal Amount when such Additional Investor Group becomes a party hereto and Additional Series 2013-B Notes are issued pursuant to Section 2.1, and references herein to such an Investor Group as an “Additional Investor Group” shall not include the commitment of such Investor Group as an Acquiring Investor Group (the Maximum Investor Group Principal Amount of any such “Additional Investor Group” shall not include any portion of the Maximum Investor Group Principal Amount of such Investor Group acquired pursuant to an assignment to such Investor Group as an Acquiring Investor Group, whereas references to the Maximum Investor Group Principal Amount of such “Investor Group” shall include the entire Maximum Investor Group Principal Amount of such Investor Group as both Additional Investor Group and an Acquiring Investor Group).
“Additional Investor Group Initial Principal Amount” means, with respect to each Additional Investor Group, on the effective date of the addition of each member such Additional Investor Group as a party hereto, the amount scheduled to be advanced by such Additional Investor Group on such effective date, which amount may not exceed the product of (a) the Drawn Percentage (immediately prior to the addition of such Additional Investor Group as a party hereto) and (b) the Maximum Investor Group Principal Amount of such Additional Investor Group on such effective date (immediately after the addition of such Additional Investor Group as parties hereto).

“Additional Permitted Investment” has the meaning specified in Section 17 of Annex 2.
“Additional Series 2013-B Notes” has the meaning specified in Section 2.1(d).
“Administrative Agent” has the meaning specified in the Preamble.
“Administrative Agent Fee” has the meaning specified in the Administrative Agent Fee Letter.
“Administrative Agent Fee Letter” means that certain fee letter, dated as of the Series 2013-B Closing Date, between the Administrative Agent and HVF II setting forth the definition of Administrative Agent Fee.
“Administrative Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c).
“Administrative Agent Indemnified Parties” has the meaning specified in Section 11.4(c).
“Advance” has the meaning specified in Section 2.2(a).
“Advance Deficit” has the meaning specified in Section 2.2(g).
“Advance Request” means, with respect to any Advance requested by HVF II, an advance request in the form of Exhibit J hereto with respect to such Advance.
“Affected Person” has the meaning specified in Section 3.4.
“Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c).
“Agent Indemnified Parties” has the meaning specified in Section 11.4(c).
“Aggregate Unpaids” has the meaning specified in Section 10.1.
“Assignment and Assumption Agreement” has the meaning specified in Section 9.3(a).
“Available Delayed Amount Committed Note Purchaser” means, with respect to any Advance, any Committed Note Purchaser that either (i) has not delivered a Delayed Funding Notice with respect to such Advance or (ii) has delivered a Delayed Funding Notice with respect to such Advance, but (x) has a Delayed Amount with respect to such Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Advance to be made by such Committed Note Purchaser or the Conduit Investor in such Committed Note Purchaser’s Investor Group on the proposed date of such Advance, has a Required Non-Delayed Amount that is greater than zero.

“Available Delayed Amount Purchaser” means, with respect to any Advance, any Available Delayed Amount Committed Note Purchaser, or any Conduit Investor in such Available Delayed Amount Committed Note Purchaser’s Investor Group, that funds all or any portion of a Second Delayed Funding Notice Amount with respect to such Advance on the date of such Advance.
“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).
“Blackbook Guide” means the Black Book Official Finance/Lease Guide.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership and partnership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Cash AUP” has the meaning specified in Section 5 of Annex 2.
“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2013-B Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2013-B Closing Date; provided that, notwithstanding anything in the foregoing to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any other United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following events after the Series 2013-B Closing Date:

(a)     any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz, provided that so long as Hertz is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of Hertz unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent; or
(b)    Hertz sells or transfers (in one or a series of related transactions) all or substantially all of the assets of Hertz and its Subsidiaries to another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (a) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be, provided that so long as such transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person; or
(c)     Hertz shall cease to own directly 100% of the Capital Stock of HVF; or
(d)    Hertz shall cease to own directly 100% of the Capital Stock of the HVF II General Partner; or
(e)     Hertz shall cease to own directly or indirectly 100% of the Capital Stock of HVF II.
For the purpose of this definition, the Reorganization Assets (whether individually or in the aggregate) shall not be deemed at any time to constitute all or substantially all of the assets of Hertz and its Subsidiaries, and any sale or transfer of all or any part of the Reorganization Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or of any combination thereof, and whether in one or more transactions, or otherwise) shall not be deemed at any time to constitute a sale or transfer of all or substantially all of the assets of Hertz and its Subsidiaries.
“Commitment” means, the obligation of the Committed Note Purchasers included in each Investor Group to fund Advances pursuant to Section 2.2 in an aggregate stated amount up to the Maximum Investor Group Principal Amount for such Investor Group.
“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the fraction, expressed as a percentage, the numerator of which is such Investor Group’s Maximum Investor Group Principal Amount on such date and the denominator is the Series 2013-B Maximum Principal Amount on such date.

“Committed Note Purchaser” has the meaning specified in the Preamble.
“Committed Note Purchaser Percentage” means, with respect to any Committed Note Purchaser, the percentage set forth opposite the name of such Committed Note Purchaser on Schedule II hereto.
“Conduit Assignee” means, with respect to any Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Funding Agent with respect to such Conduit Investor or any Affiliate of such Funding Agent, in each case, designated by such Funding Agent to accept an assignment from such Conduit Investor of the Investor Group Principal Amount or a portion thereof with respect to such Conduit Investor pursuant to Section 9.3(b).
“Conduit Investors” has the meaning specified in the Preamble.
“Conduits” has the meaning set forth in the definition of “CP Rate”.
“Confidential Information” means information that Hertz or any Affiliate thereof (or any successor to any such Person in any capacity) furnishes to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent, but does not include any such information (i) that is or becomes generally available to the public other than as a result of a disclosure by a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent or other Person to which a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent delivered such information, (ii) that was in the possession of a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent prior to its being furnished to such Committed Note Purchaser, such Conduit Investor, such Funding Agent or the Administrative Agent by Hertz or any Affiliate thereof; provided that, there exists no obligation of any such Person to keep such information confidential, or (iii) that is or becomes available to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent from a source other than Hertz or any Affiliate thereof; provided that, such source is not (1) known, or would not reasonably be expected to be known, to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be bound by a confidentiality agreement with Hertz or any Affiliate thereof, as the case may be, or (2) known, or would not reasonably be expected to be known, to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.
“Corresponding DBRS Rating” means, for each Equivalent Rating Agency Rating for any Person, the DBRS rating designation corresponding to the row in which such Equivalent Rating Agency Rating appears in the table set forth below.

Moody's	S&P	Fitch	DBRS

Aaa	AAA	AAA	AAA

Aa1	AA+	AA+	AA(H)
Aa2	AA	AA	AA
Aa3	AA-	AA-	AA(L)
A1	A+	A+	A(H)
A2	A	A	A
A3	A-	A-	A(L)
Baa1	BBB+	BBB+	BBB(H)
Baa2	BBB	BBB	BBB
Baa3	BBB-	BBB-	BBB(L)

Ba1	BB+	BB+	BB(H)
Ba2	BB	BB	BB
Ba3	BB-	BB-	BB(L)
B1	B+	B+	B-High
B2	B	B	B
B3	B-	B-	B(L)
Caa1	CCC+	CCC	CCC(H)
Caa2	CCC	CC	CCC
Caa3	CCC-	C	CCC(L)
Ca	CC		CC(H)
C			CC
“CP Fallback Rate” means, as of any date of determination and with respect to any Advance funded or maintained by any Funding Agent’s Investor Group through the issuance of Series 2013-B Commercial Paper during any Series 2013-B Interest Period, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Series 2013-B Interest Period as the rate for dollar deposits with a one-month maturity.
“CP Notes” has the meaning set forth in Section 2.2(c).
“CP Rate” means, with respect to a Conduit Investor in any Investor Group (i) for any day during any Series 2013-B Interest Period funded by such a Conduit Investor set forth in Schedule II hereto or any other such Conduit Investor that elects in its Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Conduits”), the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) maturing on dates other than those certain dates on which such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) are to receive funds) in respect of the promissory notes issued by such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) that are allocated in whole or in part by their respective Funding Agent (on behalf of such

Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)) to fund or maintain the Series 2013-B Principal Amount or that are issued by such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) specifically to fund or maintain the Series 2013-B Principal Amount, in each case, during such period, as determined by their respective Funding Agent (on behalf of such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Committed Note Purchasers (on behalf of such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Conduits’ (or the Person(s) issuing short term promissory notes on behalf of such Conduits) commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Series 2013-B Commercial Paper, and (z) the costs of other borrowings by such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate in this clause (i) is a discount rate, in calculating the CP Rate, the respective Funding Agent for such Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Series 2013-B Interest Period for any portion of the Commitment of the related Investor Group funded by any other Conduit Investor, the “CP Rate” applicable to such Conduit Investor (or the Person(s) issuing short term promissory notes on behalf of such Conduit) as set forth in its Assignment and Assumption Agreement. Notwithstanding anything to the contrary in the preceding provisions of this definition, if any Funding Agent shall fail to notify HVF II and the Group II Administrator of the applicable CP Rate for the Advances made by its Investor Group for the related Series 2013-B Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i) of the Series 2013-B Supplement, then the CP Rate with respect to such Funding Agent’s Investor Group for each day during such Series 2013-B Interest Period shall equal the CP Fallback Rate with respect to such Series 2013-B Interest Period.
“CP True-Up Payment Amount” has the meaning set forth in Section 3.1(f).
“Credit Support Annex” has the meaning specified in Section 4.4(c).
“DBRS Equivalent Rating” means, with respect to any date and any Person with respect to whom DBRS does not maintain a public Relevant DBRS Rating as of such date,
(a)if such Person has an Equivalent Rating Agency Rating from three of the Equivalent Rating Agencies as of such date, then the median of the Corresponding DBRS Ratings for such Person as of such date;

(b)if such Person has Equivalent Rating Agency Ratings from only two of the Equivalent Rating Agencies as of such date, then the lower Corresponding DBRS Rating for such Person as of such date; and
(c)if such Person has an Equivalent Rating Agency Rating from only one of the Equivalent Rating Agencies as of such date, then the Corresponding DBRS Rating for such Person as of such date.
“DBRS Trigger Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “BBB” by DBRS (or, if such entity is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P).
“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.
“Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(g).
“Delayed Amount” has the meaning specified in Section 2.2(e)(i).
“Delayed Funding Date” has the meaning specified in Section 2.2(e)(i).
“Delayed Funding Notice” has the meaning specified in Section 2.2(e)(i).
“Delayed Funding Purchaser” means, as of any date of determination, each Committed Note Purchaser party to this Series 2013-B Supplement.
“Delayed Funding Reimbursement Amount” means, with respect to any Delayed Funding Purchaser, with respect to the portion of the Delayed Amount of such Delayed Funding Purchaser funded by the Available Delayed Amount Purchaser(s) on the date of the Advance related to such Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Delayed Amount funded by the Available Delayed Amount Purchaser(s) on the date of the Advance related to such Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Decrease), if any, made by HVF II to each such Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Delayed Amount to but excluding the Delayed Funding Date for such Delayed Amount, was greater than what it would have been had such portion of the Delayed Amount been funded by such Delayed Funding Purchaser on such Advance Date.
“Demand Notice” has the meaning specified in Section 5.5(c).
“Designated Delayed Advance” has the meaning specified in Section 2.2(e)(i).
“Determination Date” means the date five (5) Business Days prior to each Payment Date.

“Disposition Proceeds” means, with respect to each Group I/II Non-Program Vehicle, the net proceeds from the sale or disposition of such Group I/II Eligible Vehicle to any Person (other than any portion of such proceeds payable by the Group I/II Lessee thereof pursuant to any Group I/II Lease).
“Disqualified Party” means (i) any Person engaged in the business of renting, leasing, financing or disposing of motor vehicles or equipment operating under the name “Advantage”, “Alamo”, “Amerco”, “AutoNation”, “Avis”, “Budget”, “CarMax”, “Courier Car Rentals”, “Edge Auto Rental”, “Enterprise”, “EuropCar”, “Fox”, “Midway Fleet Leasing”, “National”, “Payless”, “Red Dog Rental Services”, “Silvercar”, “Triangle”, “Vanguard”, “ZipCar”, “Angel Aerial”, “Studio Services”; “Sixt”, “Penske”, “Sunbelt Rentals”, “United Rentals”, “ARI”, “LeasePlan”, “PHH”, “U-Haul”, “Virgin” or “Wheels” and (ii) any other Person that HVF II reasonably determines to be a competitor of HVF II or any of its Affiliates, who has been identified in a written notice delivered to the Administrative Agent, each Funding Agent, each Committed Note Purchaser and each Conduit Investor and (iii) any Affiliate of any of the foregoing.
“Downgrade Withdrawal Amount” has the meaning specified in Section 5.7(b).
“Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Series 2013-B Principal Amount and the denominator of which is the Series 2013-B Maximum Principal Amount, in each case as of such date.
“Election Period” has the meaning specified in Section 2.6(b).
“Eligible Interest Rate Cap Provider” means a counterparty to a Series 2013-B Interest Rate Cap that is a bank, other financial institution or Person that as of any date of determination satisfies the DBRS Trigger Required Ratings (or whose present and future obligations under its Series 2013-B Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2013-B Rating Agencies and satisfying the other requirements set forth in the related Series 2013-B Interest Rate Cap) provided by a guarantor that satisfies the DBRS Trigger Required Ratings); provided that, as of the date of the acquisition, replacement or extension (whether in connection with an extension of the Series 2013-B Commitment Termination Date or otherwise) of any Series 2013-B Interest Rate Cap, the applicable counterparty satisfies the Initial Counterparty Required Ratings (or such counterparty’s present and future obligations under its Series 2013-B Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2013-B Rating Agencies and satisfying the other requirements set forth in the related Series 2013-B Interest Rate Cap) provided by a guarantor that satisfies the Initial Counterparty Required Ratings).
“Equivalent Rating Agency” means each of Fitch, Moody’s and S&P.

“Equivalent Rating Agency Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, the Relevant Rating by such Equivalent Rating Agency with respect to such Person as of such date.
“Eurodollar Advance” means, an Advance that bears interest at all times during the Eurodollar Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).
“Eurodollar Interest Period” means, with respect to any Eurodollar Advance, (a) initially, the period commencing on and including the date of such Eurodollar Advance and ending on but excluding the next Payment Date and (b) for each period thereafter, the period commencing on and including the Payment Date on which the immediately preceding Eurodollar Interest Period ended and ending on but excluding the next Payment Date; provided, however, that no Eurodollar Interest Period may end subsequent to the Legal Final Payment Date.
“Eurodollar Rate” means, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is one (1) Business Day prior to the beginning of the relevant Eurodollar Interest Period by reference to the Screen Rate for a period equal to such Eurodollar Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the Reference Lender in London to prime banks in the London interbank market at or about 11:00 a.m. (London time) one (1) Business Day before the first day of such Eurodollar Interest Period in an amount substantially equal to the amount of the Eurodollar Advances to be outstanding during such Eurodollar Interest Period and for a period equal to such Eurodollar Interest Period. In respect of any Eurodollar Interest Period that is not thirty (30) days in duration, the Eurodollar Rate shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the preceding sentence, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Eurodollar Interest Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Eurodollar Interest Period; provided that, if a Eurodollar Interest Period is less than or equal to seven days, the Eurodollar Rate shall be determined by reference to a rate calculated in accordance with the preceding sentence as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days. Notwithstanding anything to the contrary in the preceding provisions of this definition or in the Series 2013-B Supplement, if the Administrative Agent fails to notify HVF II and the Group II Administrator of the applicable Eurodollar Rate (Reserve Adjusted) by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period in accordance with Section 3.1(b)(ii) of the Series 2013-B Supplement, then the Eurodollar Rate with respect to such Eurodollar Interest Period shall be the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time)

on the first day of such Eurodollar Interest Period as the rate for dollar deposits with a one-month maturity.
“Eurodollar Rate (Reserve Adjusted)” means, for any Eurodollar Interest Period, an interest rate per annum (rounded to the nearest 1/10,000th of 1%) determined pursuant to the following formula:
Eurodollar Rate =             _____Eurodollar Rate
(Reserve Adjusted)         1.00 - Eurodollar Reserve Percentage
The Eurodollar Rate (Reserve Adjusted) for any Eurodollar Interest Period for Eurodollar Advances will be determined by the related Administrative Agent on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Eurodollar Interest Period. Notwithstanding anything to the contrary in the preceding provisions of this definition or in the Series 2013-B Supplement, if the Administrative Agent fails to notify HVF II and the Group II Administrator of the applicable Eurodollar Rate (Reserve Adjusted) by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period in accordance with Section 3.1(b)(ii) of this Series 2013-B Supplement, then the Eurodollar Rate (Reserve Adjusted) with respect to such Eurodollar Interest Period shall be determined by HVF II and on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Eurodollar Interest Period.
“Eurodollar Reserve Percentage” means, for any Eurodollar Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities,” as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Eurodollar Interest Period.
“Expected Final Payment Date” means the Series 2013-B Commitment Termination Date.
“Extension Length” has the meaning specified in Section 2.8.
“Federal Funds Rate” means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (New York City time).
“Foreign Affected Person” has the meaning set forth in Section 3.8.

“Funding Agent” has the meaning specified in the Preamble.
“Funding Conditions” means, with respect to any Advance requested by HVF II pursuant to Section 2.3, the following shall be true and correct both immediately before and immediately after giving effect to such Advance:
(a)the representations and warranties of HVF II set out in Article V of the Base Indenture and Article VIII of the Group II Supplement and the representations and warranties of HVF II and the Group II Administrator set out in Article VI of this Series 2013-B Supplement, in each case, shall be true and accurate as of the date of such Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b)the related Funding Agent shall have received (i) an executed Advance Request certifying as to the current Group II Aggregate Asset Amount and (ii) the most recent Monthly Noteholders’ Statement, in each case, delivered in accordance with the provisions of Section 2.3;
(c)no Series 2013-B Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Series 2013-B Excess Principal Event is continuing under this clause (c), the Series 2013-B Principal Amount shall be deemed to be increased by all Delayed Amounts, if any, that any Delayed Funding Purchaser(s) in an Investor Group are required to fund on a Delayed Funding Date that is scheduled to occur after the date of such requested Advance that have not been funded on or prior to the date of such requested Advance;
(d)no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes, exists;
(e)if such Advance is in connection with any issuance of Additional Notes or any Investor Group Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof; provided that, if such Advance is in connection with the reduction of the Series 2013-A Maximum Principal Amount to zero, then such Advance may be in an integral multiple of less than $100,000;
(f)the Series 2013-B Revolving Period is continuing;
(g)if the Group II Net Book Value of any vehicle owned by RCFC is included in the calculation of the Series 2013-B Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Advance on such date), then the representations and warranties of RCFC set out in Article VIII of the RCFC Series 2010-3 Supplement shall be true and accurate as of the date of such Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(h)if the Group II Net Book Value of any vehicle owned by any Group II Leasing Company (other than RCFC) is included in the calculation of the Series 2013-B Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Advance on such date), then the representations and warranties of such Group II Leasing Company set out in the Group II Leasing Company Related Documents with respect to such Group II Leasing Company shall be true and accurate as of the date of such Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
“Group I Eligible Vehicle” has the meaning specified in the Group I Supplement.
“Group I Final Base Rent” means “Final Base Rent” under and as defined in the Group I Supplement.
“Group I Indenture” means the Group I Supplement, together with the Base Indenture.
“Group I Lease” has the meaning specified in the Group I Supplement.
“Group I Lessee” has the meaning specified in the Group I Supplement.
“Group I Non-Program Vehicle” has the meaning specified in the Group I Supplement.
“Group I Supplement” means that certain Amended and Restated Group I Supplement to the Base Indenture, dated as of October 31, 2014, by and between HVF II and the Trustee.
“Group I Vehicle Operating Lease Commencement Date” has the meaning specified in the Group I Supplement.
“Group I/II Eligible Vehicle” means any Group I Eligible Vehicle or any Group II Eligible Vehicle.
“Group I/II Final Base Rent” means (a) with respect to any Group I Eligible Vehicle, the Final Base Rent with respect to such Group I Eligible Vehicle and (b) with respect to any Group II Eligible Vehicle, the Group II Final Base Rent with respect to such Group II Eligible Vehicle.
“Group I/II Lease” means a Group I Lease or a Group II Lease, as applicable.
“Group I/II Lessee” means a Group I Lessee or a Group II Lessee, as applicable.

“Group I/II Net Book Value” means (a) with respect to any Group I Eligible Vehicle, the Group I Net Book Value with respect to such Group I Eligible Vehicle and (b) with respect to any Group II Eligible Vehicle, the Group II Net Book Value with respect to such Group II Eligible Vehicle.
“Group I/II Non-Program Vehicle” means any Group I Non-Program Vehicle or Group II Non-Program Vehicle.
“Group I/II Vehicle Operating Lease Commencement Date” means (a) with respect to any Group I Eligible Vehicle, the Group I Vehicle Operating Lease Commencement Date with respect to such Group I Eligible Vehicle and (b) with respect to any Group II Eligible Vehicle, the Group II Vehicle Operating Lease Commencement Date with respect to such Group II Eligible Vehicle.
“Group II Back-Up Disposition Agent Agreement” means that certain Back-Up Disposition Agent Agreement, dated as of November 25, 2013, by and among Fiserv Automotive Solutions, Inc., Hertz, as “Servicer”, and the Trustee (as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms), and any successor agreement entered into with a successor back-up disposition agent in accordance with the foregoing agreement and this Series 2013-B Supplement.
“Group II Indenture” means the Group II Supplement, together with the Base Indenture.
“Hertz Investors” means Hertz Investors, Inc., and any successor in interest thereto.
“Hertz Senior Credit Facility Default” means the occurrence of an event that (i) results in all amounts under each of Hertz’s Senior Credit Facilities becoming immediately due and payable and (ii) has not been waived by the lenders under each of Hertz’s Senior Credit Facilities.
“Holdings” means Hertz Global Holdings, Inc., and any successor in interest thereto.
“Indemnified Liabilities” has the meaning specified in Section 11.4(b).
“Indemnified Parties” has the meaning specified in Section 11.4(b).
“Initial Base Indenture” means the Base Indenture, dated as of November 25, 2013, between HVF II and the Trustee.
“Initial Counterparty Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “A” by DBRS (or, if such entity is not rated by DBRS, “A2” by Moody’s or “A” by S&P).
“Initial Group II Indenture” means the Initial Group II Supplement, together with the Initial Base Indenture.

“Initial Group II Supplement” means the Group II Supplement, dated as of November 25, 2013, between HVF II and the Trustee.
“Interest Rate Cap Provider” means HVF II’s counterparty under any Series 2013-B Interest Rate Cap.
“Investor Group” means, (i) collectively, a Conduit Investor, if any, and the Committed Note Purchaser(s) with respect to such Conduit Investor or, if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser(s) with respect to such Investor Group, in each case, party hereto as of the Series 2013-B Restatement Effective Date and (ii) any Additional Investor Group.
“Investor Group Maximum Principal Increase” has the meaning specified in Section 2.1(c).
“Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M.
“Investor Group Maximum Principal Increase Amount” means, with respect to each Investor Group Maximum Principal Increase, on the effective date of any Investor Group Maximum Principal Increase with respect to any Investor Group, the amount scheduled to be advanced by such Investor Group on such effective date, which amount may not exceed the product of (a) the Drawn Percentage (immediately prior to the effectiveness of such Investor Group Maximum Principal Increase) and (b) the amount of such Investor Group Maximum Principal Increase.
“Investor Group Principal Amount” means, as of any date of determination with respect to any Investor Group, the result of:
(i)if such Investor Group is an Additional Investor Group, such Investor Group’s Additional Investor Group Initial Principal Amount, and otherwise, such Investor Group’s Series 2013-B Initial Investor Group Principal Amount, plus
(ii)the Investor Group Maximum Principal Increase Amount with respect to each Investor Group Maximum Principal Increase applicable to such Investor Group, if any, on or prior to such date, plus
(iii)the principal amount of the portion of all Advances funded by such Investor Group on or prior to such date, minus
(iv)the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to such Investor Group pursuant to this Series 2013-B Supplement on or prior to such date, plus
(v)the amount of principal payments recovered from such Investor Group by a trustee as a preference payment in a bankruptcy proceeding of HVF II or otherwise on or prior to such date.

“Investor Group Supplement” has the meaning specified in Section 9.3(c).
“Lease Payment Deficit Notice” has the meaning specified in Section 5.9(b).
“Legal Final Payment Date” means the one-year anniversary of the Expected Final Payment Date.
“Majority Program Support Providers” means, with respect to the related Investor Group, Program Support Providers holding more than 50% of the aggregate commitments of all Program Support Providers.
“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of any Parent, Hertz or any of their respective Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Hertz or any Parent.
“Mandatory Decrease” has the meaning specified in Section 2.3(b).
“Mandatory Decrease Amount” has the meaning specified in Section 2.3(b).
“Maximum Investor Group Principal Amount” means, with respect to each Investor Group as of any date of determination, the amount specified as such for such Investor Group on Schedule II hereto for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms hereof; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-B Notes, the Maximum Investor Group Principal Amount with respect to each Investor Group shall not exceed the Investor Group Principal Amount for such Investor Group.
“Monthly Blackbook Mark” means, with respect to any Group II Non-Program Vehicle, as of any date Blackbook obtains market values that it intends to return to HVF II (or the Group II Administrator on HVF II’s behalf), the market value of such Group II Non-Program Vehicle for the model class and model year of such Group II Non-Program Vehicle based on the average equipment and the average mileage of each Group II Non-Program Vehicle of such model class and model year, as quoted in the Blackbook Guide most recently available as of such date.
“Monthly NADA Mark” means, with respect to any Group II Non-Program Vehicle, as of any date NADA obtains market values that it intends to return to HVF II (or the Group II Administrator on HVF II’s behalf), the market value of such Group II Non-Program Vehicle for the model class and model year of such Group II Non-Program Vehicle based on the average equipment and the average mileage of each

Group II Non-Program Vehicle of such model class and model year, as quoted in the NADA Guide most recently available as of such date.
“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, Eastern Edition.
“Non-Consenting Purchaser” has the meaning specified in Section 9.2(a).
“Non-Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(g).
“Non-Delayed Amount” means, with respect to any Delayed Funding Purchaser and an Advance for which the Delayed Funding Purchaser delivered a Delayed Funding Notice, an amount equal to the excess of such Delayed Funding Purchaser’s ratable portion of such Advance over its Delayed Amount in respect of such Advance.
“Non-Extending Purchaser” has the meaning specified in Section 2.6(c).
“Noteholder Statement AUP” has the meaning specified in Section 6 of Annex 2.
“Official Body” has the meaning specified in the definition of “Change in Law”.
“Outstanding” means with respect to the Series 2013-B Notes, all Series 2013-B Notes theretofore authenticated and delivered under the Group II Indenture, except (a) Series 2013-B Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2013-B Notes that have not been presented for payment but funds for the payment of which are on deposit in the Series 2013-B Distribution Account and are available for payment in full of such Series 2013-B Notes, and Series 2013-B Notes that are considered paid pursuant to Section 8.1 of the Group II Supplement, and (c) Series 2013-B Notes in exchange for or in lieu of other Series 2013-B Notes that have been authenticated and delivered pursuant to the Group II Indenture unless proof satisfactory to the Trustee is presented that any such Series 2013-B Notes are held by a purchaser for value.
“Parent” means any of Holdings, Hertz Investors, and any Other Parent, and any other Person that is a Subsidiary of Holdings, Hertz Investors or any Other Parent and of which Hertz is a Subsidiary. As used herein, “Other Parent” means a Person of which Hertz becomes a Subsidiary after the Series 2013-B Restatement Effective Date and that is designated by Hertz as an “Other Parent”; provided that, either (x) immediately after Hertz first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of Hertz or a Parent of Hertz immediately prior to Hertz first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of Hertz first becoming a Subsidiary of such Person.

“Participants” has the meaning specified in Section 9.3(d).
“Past Due Rent Payment” means, with respect to any Series 2013-B Lease Payment Deficit and any Group II Lessee, any payment of Rent or other amounts payable by such Group II Lessee under any Group II Lease with respect to which such Series 2013-B Lease Payment Deficit applied, which payment occurred on or prior to the fifth Business Day after the occurrence of such Series 2013-B Lease Payment Deficit and which payment is in satisfaction (in whole or in part) of such Series 2013-B Lease Payment Deficit.
“Past Due Rental Payments Priorities” means the priorities of payments set forth in Section 5.6.
“Patriot Act” has the meaning specified in Section 11.20.
“Permitted Delayed Amount” is defined in Section 2.2(e)(i).
“Permitted Holders” means any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control that has been consented to by Series 2013-B Noteholders holding more than 66 2/3% of the Series 2013-B Principal Amount, and any Affiliate thereof, (ii) the Management Investors, (iii) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the Persons specified in clause (i) or (ii) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz or any Parent held by such “group”), and any other Person that is a member of such “group” and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or Hertz.
“Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of long-term unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect the then-current ratings with respect to the Series 2013-B Notes.
“Permitted Required Non-Delayed Percentage” means, 10% or 25%.
“Potential Terminated Purchaser” has the meaning specified in Section 9.2(a).
“Preference Amount” means any amount previously paid by Hertz pursuant to the Series 2013-B Demand Note and distributed to the Series 2013-B Noteholders in respect of amounts owing under the Series 2013-B Notes that is recoverable or that has been recovered (and not subsequently repaid) as a voidable preference by the trustee in a bankruptcy proceeding of Hertz pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.
“Prime Rate” means with respect to each Investor Group, the rate announced by the related Reference Lender from time to time as its prime rate in the United States, such rate to change as and when such announced rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors.

“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Series 2013-B Adjusted Principal Amount on such date over (b) the Series 2013-B Asset Amount on such date; provided, however, the Principal Deficit Amount on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made by it under the Group II Leases, shall mean the excess, if any, of (x) the Series 2013-B Adjusted Principal Amount on such date over (y) the sum of (1) the Series 2013-B Asset Amount on such date and (2) the lesser of (a) the Series 2013-B Liquid Enhancement Amount on such date and (b) the Series 2013-B Required Liquid Enhancement Amount on such date.
“Pro Rata Share” means, with respect to each Series 2013-B Letter of Credit issued by any Series 2013-B Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2013-B Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2013-B Letters of Credit as of such date; provided, that solely for purposes of calculating the Pro Rata Share with respect to any Series 2013-B Letter of Credit Provider as of any date, if the related Series 2013-B Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under such Series 2013-B Letter of Credit made prior to such date, the available amount under such Series 2013-B Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2013-B Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by Hertz for such amount (provided that the foregoing calculation shall not in any manner reduce a Series 2013-B Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under any of its Series 2013-B Letters of Credit).
“Program Fee” means, with respect to each Payment Date and each Investor Group, an amount equal to the sum with respect to each day in the related Series 2013-B Interest Period of the product of:

(a)
the Program Fee Rate for such Investor Group (or, if applicable, Program Fee Rate for the related Conduit Investor and Committed Note Purchaser in such Investor Group, respectively, if each of such Conduit Investor and Committed Note Purchaser is funding a portion of such Investor Group’s Investor Group Principal Amount) for such day, and

(b)
the Investor Group Principal Amount for such Investor Group (or, if applicable, the portion of the Investor Group Principal Amount for the related Conduit Investor and Committed Note Purchaser in such Investor Group, respectively, if each of such Conduit Investor and Committed Note Purchaser is funding a portion of such Investor Group’s Investor Group Principal Amount) for such day (after giving effect to all Advances and Decreases on such day), and

(c)	1/360.
“Program Fee Letter” means that certain fee letter, dated as of October 31, 2014, by and among each initial Conduit Investor, each initial Committed Note Purchaser, the Administrative Agent and HVF II setting forth the definition of Program Fee Rate and the definition of Undrawn Fee.
“Program Fee Rate” has the meaning specified in the Program Fee Letter.
“Program Support Agreement” means any agreement entered into by any Program Support Provider in respect of any Series 2013-B Commercial Paper and/or Series 2013-B Note providing for the issuance of one or more letters of credit for the account of a Committed Note Purchaser or a Conduit Investor, the issuance of one or more insurance policies for which a Committed Note Purchaser or a Conduit Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by a Committed Note Purchaser or a Conduit Investor to any Program Support Provider of the Series 2013-B Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to a Committed Note Purchaser or a Conduit Investor in connection with such Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).
“Program Support Provider” means any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Committed Note Purchaser or a Conduit Investor in respect of such Committed Note Purchaser’s or Conduit Investor’s Series 2013-B Commercial Paper and/or Series 2013-B Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Conduit Investor’s securitization program as it relates to any Series 2013-B Commercial Paper issued by such Conduit Investor, in each case pursuant to a Program Support Agreement and any guarantor of any such person; provided that, no Disqualified Party shall be a “Program Support Provider” without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
“Rating Agencies” means, with respect to the Series 2013-B Notes, DBRS and any other nationally recognized rating agency rating the Series 2013-B Notes at the request of HVF II.
“RCFC Series 2010-3 Related Documents” means the “Series 2010-3 Related Documents” as defined in the RCFC Series 2010-3 Supplement.
“RCFC Trustee” means the “Trustee” under and as defined in the RCFC Series 2010-3 Related Documents.

“Reference Lender” means, with respect to each Investor Group, the related Funding Agent or if such Funding Agent does not have a prime rate, an Affiliate thereof designated by such Funding Agent.
“Related Month” means, with respect to any date of determination, the most recently ended calendar month as of such date.
“Relevant DBRS Rating” means, with respect to any Person as of any date of determination: (a) if such Person has both a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then the higher of such two ratings as of such date and (b) if such Person has only one of a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant DBRS Rating with respect to such Person as of such date.
“Relevant Fitch Rating” means, with respect to any Person, (a) if such Person has both a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then the higher of such two ratings as of such date, (b) if such Person has only one of a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Fitch Rating with respect to such Person as of such date.
“Relevant Moody’s Rating” means, with respect to any Person as of any date of determination, the highest of: (a) if such Person has a long term rating by Moody’s as of such date, then such rating as of such date, (b) if such Person has a senior unsecured rating by Moody’s as of such date, then such rating as of such date and (c) if such Person has a long term corporate family rating by Moody’s as of such date, then such rating as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Moody’s Rating with respect to such Person as of such date.
“Relevant Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, (a) with respect to Moody’s, the Relevant Moody’s Rating with respect to such Person as of such date, (b) with respect to Fitch, the Relevant Fitch Rating with respect to such Person as of such date and (c) with respect to S&P, the Relevant S&P Rating with respect to such Person as of such date.
“Relevant S&P Rating” means, with respect to any Person as of any date of determination, the long term local issuer rating by S&P of such Person as of such date; provided that, if such Person does not have a long term local issuer rating by S&P as of such date, then there shall be no Relevant S&P Rating with respect to such Person as of such date.

“Reorganization Assets” has the meaning specified in the Senior Term Facility.
“Required Non-Delayed Amount” means, with respect to a Delayed Funding Purchaser and a proposed Advance, the excess, if any, of (a) the Required Non-Delayed Percentage of such Delayed Funding Purchaser’s Maximum Investor Group Principal Amount as of the date of such proposed Advance over (b) with respect to each previously Designated Delayed Advance of such Delayed Funding Purchaser with respect to which the related Advance occurred during the 35 days preceding the date of such proposed Advance, if any, the sum of, with respect to each such previously Designated Delayed Advance for which the related Delayed Funding Date will not have occurred on or prior to the date of such proposed Advance, the Non-Delayed Amount with respect to each such previously Designated Delayed Advance.
“Required Non-Delayed Percentage” means, as of the Series 2013-B Restatement Effective Date, 10%, and as of any date thereafter, the Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by HVF II to the Administrative Agent, each Funding Agent, each Committed Note Purchaser and each Conduit Investor at least 35 days prior to the effective date specified therein.
“Replacement Purchaser” has the meaning specified in Section 9.2(a).
“Retention Requirement Law” means (i) Part 5 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013), Commission Delegated Regulation (EU) No 625/2014 of 13 March 2014 and Commission Implementing Regulation (EU) No 602/2014 of 4 June 2014; (ii) Section 5 of European Commission Delegated Regulation (EU) No. 231/2013 of 19 December 2012; (iii) any guidelines or related documents published from time to time in relation thereto by the European Banking Authority or the European Securities and Markets Authority (or successor agency or authority) and adopted by the European Commission; and (iv) to the extent informing the interpretation of clauses (i) and (ii) above, the guidelines and related documents previously published in relation to the preceding risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors) which continues to apply to the provisions of Part 5 of the Capital Requirements Regulation.
“Screen Rate” means, in relation to LIBOR, the London interbank offered rate administered by the British Bankers Association or NYSE (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate).
“Second Delayed Funding Notice” is defined in Section 2.2(e)(iii).
“Second Delayed Funding Notice Amount” has the meaning specified in Section 2.2(e)(iii).
“Second Permitted Delayed Amount” is defined in Section 2.2(e)(iii).

“Securities Intermediary” has the meaning specified in the Preamble.
“Senior Credit Facilities” means Hertz’s (a) senior secured asset based revolving loan facility, provided under a credit agreement, dated as of March 11, 2011, among Hertz Equipment Rental Corporation, Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Deutsche Bank AG Canada Branch, as Canadian administrative agent and Canadian collateral agent, Wells Fargo Bank, National Association, as syndication agent and co-collateral agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time (as has been and may be amended, amended and restated, supplemented or otherwise modified from time to time), (b) the Senior Term Facility; and (c) any successor or replacement revolving credit facility or facilities to the senior secured asset based revolving loan facility described in clause (a).
“Senior Interest Waterfall Shortfall Amount” means, with respect to any Payment Date, the excess, if any, of (a) the sum of the amounts payable (without taking into account availability of funds) pursuant to Sections 5.3(a) through (d) on such Payment Date over (b) the sum of (i) the Series 2013-B Payment Date Available Interest Amount with respect to the Series 2013-B Interest Period ending on such Payment Date and (ii) the aggregate amount of all deposits into the Series 2013-B Interest Collection Account with proceeds of the Series 2013-B Reserve Account, each Series 2013-B Demand Note, each Series 2013-B Letter of Credit and each Series 2013-B L/C Cash Collateral Account, in each case made since the immediately preceding Payment Date; provided that, the amount calculated pursuant to the preceding clause (b)(ii) shall be calculated on a pro forma basis and prior to giving effect to any withdrawals from the Series 2013-B Principal Collection Account for deposit into the Series 2013-B Interest Collection Account on such Payment Date.
“Senior Term Facility” means Hertz’s senior secured term loan facility, provided under a credit agreement, dated as of March 11, 2011, among Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Wells Fargo Bank, National Association, as syndication agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, and shall include any successor or replacement credit facility to such senior secured term loan facility.
“Series 2010-3 Administration Agreement” has the meaning set forth in the RCFC Series 2010-3 Supplement.
“Series 2010-3 Administrator” has the meaning set forth in the RCFC Series 2010-3 Supplement.

“Series 2010-3 Administrator Default” has the meaning set forth in the RCFC Series 2010-3 Supplement.
“Series 2010-3 G1 Back-Up Administration Agreement” has the meaning set forth in the RCFC Series 2010-3 Supplement.
“Series 2010-3 Noteholder” has the meaning set forth in the RCFC Series 2010-3 Supplement.
“Series 2013-A Addendum” means an “Addendum” under and as defined in the Series 2013-A Supplement.
“Series 2013-A Additional Investor Group” means an “Additional Investor Group” under and as defined in the Series 2013-A Supplement.
“Series 2013-A Amortization Event” means an “Amortization Event” under and as defined in the Series 2013-A Supplement and only with respect to the Series 2013-A Notes; provided that, a Series 2013-A Amortization Event shall only be deemed to have occurred to the extent such “Amortization Event” shall have been deemed to occur or been declared, in either case in accordance with Section 7.2 of the Series 2013-A Supplement.
“Series 2013-A Commitment Percentage” means “Commitment Percentage” under and as defined in the Series 2013-A Supplement.
“Series 2013-A Distribution Account” has the meaning specified in the Series 2013-A Supplement.
“Series 2013-A Investor Group” means an “Investor Group” under and as defined in the Series 2013-A Supplement.
“Series 2013-A Investor Group Principal Amount” means “Investor Group Principal Amount” under and as defined in the Series 2013-A Supplement.
“Series 2013-A Liquidation Event” has the meaning specified in the Series 2013-A Supplement.
“Series 2013-A Maximum Principal Amount” has the meaning specified in the Series 2013-A Supplement.
“Series 2013-A Notes” has the meaning specified in the Series 2013-A Supplement.
“Series 2013-A Potential Terminated Purchaser” means a “Potential Terminated Purchaser” under and as defined in the Series 2013-A Supplement.
“Series 2013-A Principal Amount” has the meaning specified in the Series 2013-A Supplement.

“Series 2013-A Rapid Amortization Period” has the meaning specified in the Series 2013-A Supplement.
“Series 2013-A Supplement” means that certain Amended and Restated Series 2013-A Supplement to the Group I Indenture, dated as of October 31, 2014, by and among HVF II, the Group I Administrator, the Trustee, and the various “Conduit Investors”, “Committed Note Purchasers” and “Funding Agents” from time to time party thereto.
“Series 2013-B AAA Component” means each of:

i.	the Series 2013-B Eligible Investment Grade Program Vehicle Amount;

ii.	the Series 2013-B Eligible Investment Grade Program Receivable Amount;

iii.	the Series 2013-B Eligible Non-Investment Grade Program Vehicle Amount;

iv.	the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount;

v.	the Series 2013-B Eligible Non-Investment Grade (Low) Program Receivable Amount;

vi.	the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount;

vii.	the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount;

viii.	the Group II Cash Amount;

ix.	the Group II Due and Unpaid Lease Payment Amount; and

x.	the Series 2013-B Remainder AAA Amount.
“Series 2013-B AAA Select Component” means each Series 2013-B AAA Component other than the Group II Due and Unpaid Lease Payment Amount.
“Series 2013-B Account Collateral” has the meaning specified in Section 4.1.
“Series 2013-B Accounts” has the meaning specified in Section 4.2(a).
“Series 2013-B Accrued Amounts” means, on any date of determination, the sum of the amounts payable (without taking into account availability of funds) pursuant to Sections 5.3(a) through (i), (k) and (l) that have accrued and remain unpaid as of such date. The Series 2013-B Accrued Amounts shall be the “Group II Accrued Amounts” with respect to the Series 2013-B Notes.

“Series 2013-B Adjusted Advance Rate” means, as of any date of determination, with respect to any Series 2013-B AAA Select Component, a percentage equal to the greater of:
(a)
(i) the Series 2013-B Baseline Advance Rate with respect to such Series 2013-B AAA Select Component as of such date, minus
(ii) the Series 2013-B Concentration Excess Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-B AAA Select Component, minus
(iii) the Series 2013-B MTM/DT Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-B AAA Select Component; and
(b) zero.
“Series 2013-B Adjusted Asset Coverage Threshold Amount” means, as of any date of determination, the greater of (a) the excess, if any, of (i) the Series 2013-B Asset Coverage Threshold Amount over (ii) the sum of (A) the Series 2013-B Letter of Credit Amount and (B) the Series 2013-B Available Reserve Account Amount and (b) the Series 2013-B Adjusted Principal Amount, in each case, as of such date. The Series 2013-B Adjusted Asset Coverage Threshold Amount shall be the “Group II Asset Coverage Threshold Amount” with respect to the Series 2013-B Notes.
“Series 2013-B Adjusted Liquid Enhancement Amount” means, as of any date of determination, the Series 2013-B Liquid Enhancement Amount, as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2013-B Defaulted Letter of Credit, as of such date.
“Series 2013-B Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2013-B Principal Amount as of such date over (B) the Series 2013-B Principal Collection Account Amount as of such date. The Series 2013-B Adjusted Principal Amount shall be the “Group II Series Adjusted Principal Amount” with respect to the Series 2013-B Notes.
“Series 2013-B Amortization Event” means an Amortization Event with respect to the Series 2013-B Notes.
“Series 2013-B Asset Amount” means, as of any date of determination, the product of (i) the Series 2013-B Floating Allocation Percentage as of such date and (ii) the Group II Aggregate Asset Amount as of such date.
“Series 2013-B Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2013-B Adjusted Principal Amount divided by the Series 2013-B Blended Advance Rate, in each case as of such date.

“Series 2013-B Available L/C Cash Collateral Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-B L/C Cash Collateral Account as of such date.
“Series 2013-B Available Reserve Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-B Reserve Account as of such date.
“Series 2013-B Base Rate” means, on any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day. Any change in the Series 2013-B Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively. Changes in the rate of interest on that portion of any Advances maintained as Series 2013-B Base Rate Tranches will take effect simultaneously with each change in the Series 2013-B Base Rate.
“Series 2013-B Base Rate Tranche” means that portion of the Series 2013-B Principal Amount purchased or maintained with Advances that bear interest by reference to the Series 2013-B Base Rate.
“Series 2013-B Baseline Advance Rate” means, with respect to each Series 2013-B AAA Select Component, the percentage set forth opposite such Series 2013-B AAA Select Component in the following table:

Series 2013-B AAA Component	Series 2013-B Baseline Advance Rate
Series 2013-B Eligible Investment Grade Program Vehicle Amount	87.00%
Series 2013-B Eligible Investment Grade Program Receivable Amount	87.00%
Series 2013-B Eligible Non-Investment Grade Program Vehicle Amount	71.50%
Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount	71.50%
Series 2013-B Eligible Non-Investment Grade (Low) Program Receivable Amount	0%
Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount	79.00%
Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount	71.75%
Group II Cash Amount	100%
Series 2013-B Remainder AAA Amount	0%

“Series 2013-B Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2013-B Blended Advance Rate Weighting Numerator and the denominator of which is the Series 2013-B Blended Advance Rate Weighting Denominator, in each case as of such date.
“Series 2013-B Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each Series 2013-B AAA Select Component, in each case as of such date.
“Series 2013-B Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Series 2013-B AAA Select Component equal to the product of such Series 2013-B AAA Select Component and the Series 2013-B Adjusted Advance Rate with respect to such Series 2013-B AAA Select Component, in each case as of such date.
“Series 2013-B Capped Group II Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Series 2013-B Group II Administrator Fee Amount with respect to such Payment Date and (ii) $500,000.
“Series 2013-B Capped Group II HVF II Operating Expense Amount” means, with respect to any Payment Date the lesser of (i) the Series 2013-B Group II HVF II Operating Expense Amount, with respect to such Payment Date and (ii) the excess, if any, of (x) $500,000 over (y) the sum of the Series 2013-B Group II Administrator Fee Amount and the Series 2013-B Group II Trustee Fee Amount, in each case with respect to such Payment Date.
“Series 2013-B Capped Group II Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Series 2013-B Group II Trustee Fee Amount, with respect to such Payment Date and (ii) the excess, if any, of $500,000 over the Series 2013-B Group II Administrator Fee Amount with respect to such Payment Date.
“Series 2013-B Carrying Charges” means, as of any day, the sum of:
(i) all fees or other costs, expenses and indemnity amounts, if any, payable by HVF II to:
(a) the Trustee (other than Series 2013-B Group II Trustee Fee Amounts),
(b) the Group II Administrator (other than Series 2013-B Group II Administrator Fee Amounts),
(c) the Administrative Agent (other than Administrative Agent Fees),

(d) the Series 2013-B Noteholders (other than Series 2013-B Monthly Interest Amounts and Series 2013-B Monthly Default Interest Amounts), or
(e) any other party to a Series 2013-B Related Documents,
in each case under and in accordance with such Series 2013-B Related Documents, plus
(ii) any other operating expenses of HVF II that have been invoiced as of such date and are then payable by HVF II relating the Series 2013-B Notes (in each case, exclusive of any Group II Carrying Charges).
“Series 2013-B Certificate of Credit Demand” means a certificate substantially in the form of Annex A to a Series 2013-B Letter of Credit.
“Series 2013-B Certificate of Preference Payment Demand” means a certificate substantially in the form of Annex C to a Series 2013-B Letter of Credit.
“Series 2013-B Certificate of Termination Demand” means a certificate substantially in the form of Annex D to a Series 2013-B Letter of Credit.
“Series 2013-B Certificate of Unpaid Demand Note Demand” means a certificate substantially in the form of Annex B to Series 2013-B Letter of Credit.
“Series 2013-B Closing Date” means November 25, 2013.
“Series 2013-B Collateral” means the Group II Indenture Collateral, the Series 2013-B Interest Rate Caps, each Series 2013-B Letter of Credit, the Series 2013-B Account Collateral with respect to each Series 2013-B Account and each Series 2013-B Demand Note.
“Series 2013-B Commercial Paper” means the promissory notes of each Series 2013-B Noteholder issued by such Series 2013-B Noteholder in the commercial paper market and allocated to the funding of Advances in respect of the Series 2013-B Notes.
“Series 2013-B Commitment Termination Date” means the last Business Day occurring in October 2016 or such later date designated in accordance with Section 2.6.
“Series 2013-B Concentration Adjusted Advance Rate” means as of any date of determination,
(i) with respect to the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Series 2013-B Baseline Advance Rate with respect to such Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount over the Series 2013-B Concentration Excess Advance Rate Adjustment with respect to such Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date, and
(ii) with respect to the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Series 2013-B Baseline Advance Rate with respect to such Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount over the Series 2013-B Concentration Excess Advance Rate Adjustment with respect to such Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date.
“Series 2013-B Concentration Excess Amount” means, as of any date of determination, the sum of (i) the Series 2013-B Manufacturer Concentration Excess Amount with respect to each Group II Manufacturer as of such date, if any, (ii) the Series 2013-B Non-Liened Vehicle Concentration Excess Amount as of such date, if any, and (iii) the Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount as of such date, if any; provided that, for purposes of calculating this definition as of any such date (i) the Group II Net Book Value of any Group II Eligible Vehicle and the amount of Series 2013-B Eligible Manufacturer Receivables, in each case, included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount as of such date or the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount as of such date, (ii) the Group II Net Book Value of any Group II Eligible Vehicle included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Non-Liened Vehicle Concentration Excess Amounts as of such date, shall not be included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount, as of such date, (iii) the amount of any Series 2013-B Eligible Manufacturer Receivables included in the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amounts as of such date, shall not be included in the Series 2013-B Manufacturer Amount for the Group I Manufacturer with respect to such Series 2013-B Eligible Manufacturer Receivable for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount, as of such date, and (iv) the determination of which Group II Eligible Vehicles (or the Group II Net Book Value thereof) or Series 2013-B Eligible Manufacturer Receivables are designated as constituting (A) Series 2013-B Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2013-B Manufacturer Concentration Excess Amounts and (C) Series 2013-B

Non-Investment Grade (High) Program Receivable Concentration Excess Amounts, in each case, as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-B Concentration Excess Advance Rate Adjustment” means, with respect to any Series 2013-B AAA Select Component as of any date of determination, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is (I) the product of (A) the portion of the Series 2013-B Concentration Excess Amount, if any, allocated to such Series 2013-B AAA Select Component by HVF II and (B) the Series 2013-B Baseline Advance Rate with respect to such Series 2013-B AAA Select Component, and the denominator of which is (II) such Series 2013-B AAA Select Component, in each case as of such date, and (b) the Series 2013-B Baseline Advance Rate with respect to such Series 2013-B AAA Select Component; provided that, the portion of the Series 2013-B Concentration Excess Amount allocated pursuant to the preceding clause (a)(I)(A) shall not exceed the portion of such Series 2013-B AAA Select Component that was included in determining whether such Series 2013-B Concentration Excess Amount exists.
“Series 2013-B CP Tranche” means that portion of the Series 2013-B Principal Amount purchased or maintained with Advances that bear interest by reference to the CP Rate.
“Series 2013-B Daily Interest Allocation” means, on each Series 2013-B Deposit Date, an amount equal to the sum of (i) the Series 2013-B Invested Percentage (as of such date) of the aggregate amount of Group II Interest Collections deposited into the Group II Collection Account on such date and (ii) all amounts received by the Trustee in respect of the Series 2013-B Interest Rate Caps on such date.
“Series 2013-B Daily Interest Amount” means, for any day in a Series 2013-B Interest Period, an amount equal to the result of (a) the product of (i) the Series 2013-B Note Rate for such Series 2013-B Interest Period and (ii) the Series 2013-B Principal Amount as of the close of business on such date divided by (b) 360.
“Series 2013-B Daily Principal Allocation” means, on each Series 2013-B Deposit Date, an amount equal to the Series 2013-B Invested Percentage (as of such date) of the aggregate amount of Group II Principal Collections deposited into the Group II Collection Account on such date.
“Series 2013-B Defaulted Letter of Credit” means, as of any date of determination, each Series 2013-B Letter of Credit that, as of such date, an Authorized Officer of the Group II Administrator has actual knowledge that:
(A) such Series 2013-B Letter of Credit is not be in full force and effect (other than in accordance with its terms or otherwise as expressly permitted in such Series 2013-B Letter of Credit),
(B) an Event of Bankruptcy has occurred with respect to the Series 2013-B Letter of Credit Provider of such Series 2013-B Letter of Credit and is continuing,

(C) such Series 2013-B Letter of Credit Provider has repudiated such Series 2013-B Letter of Credit or such Series 2013-B Letter of Credit Provider has failed to honor a draw thereon made in accordance with the terms thereof, or
(D) a Series 2013-B Downgrade Event has occurred and is continuing for at least thirty (30) consecutive days with respect to the Series 2013-B Letter of Credit Provider of such Series 2013-B Letter of Credit.
“Series 2013-B Deficiency Amount” has the meaning specified in Section 3.1(c) of this Series 2013-B Supplement.
“Series 2013-B Demand Note” means each demand note made by Hertz, substantially in the form of Exhibit B-1.
“Series 2013-B Demand Note Payment Amount” means, as of any date of determination, the excess, if any, of (a) the aggregate amount of all proceeds of demands made on the Series 2013-B Demand Note that were deposited into the Series 2013-B Distribution Account and paid to the Series 2013-B Noteholders during the one year period ending on such date of determination over (b) the amount of any Preference Amount relating to such proceeds that has been repaid to HVF II (or any payee of HVF II) with the proceeds of any Series 2013-B L/C Preference Payment Disbursement (or any withdrawal from any Series 2013-B L/C Cash Collateral Account); provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz shall have occurred on or before such date of determination, the Series 2013-B Demand Note Payment Amount shall equal (i) on any date of determination until the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the Series 2013-B Demand Note Payment Amount as if it were calculated as of the date of the occurrence of such Event of Bankruptcy and (ii) on any date of determination thereafter, $0.
“Series 2013-B Deposit Date” means each Business Day on which any Group II Collections are deposited into the Group II Collection Account.
“Series 2013-B Disbursement” shall mean any Series 2013-B L/C Credit Disbursement, any Series 2013-B L/C Preference Payment Disbursement, any Series 2013-B L/C Termination Disbursement or any Series 2013-B L/C Unpaid Demand Note Disbursement under the Series 2013-B Letters of Credit or any combination thereof, as the context may require.
“Series 2013-B Disposed Vehicle Threshold Number” means (a) for any Determination Date on which the sum of the Group I/II Net Book Values for all Group I/II Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is greater than or equal to $6,000,000,000, 13,500 vehicles, (b) for any Determination Date on which the sum of the Group I/II Net Book Values for all Group I/II Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is less than $6,000,000,000 and greater than or equal to $4,500,000,000, 10,000 vehicles and (c) for any Determination Date on which the sum of the Group I/II Net Book Values for all Group I/II Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is less than $4,500,000,000, 6,500 vehicles.
“Series 2013-B Distribution Account” has the meaning specified in Section 4.2(a)(iii).
“Series 2013-B Downgrade Event” has the meaning specified in Section 5.7(b).
“Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Group II Net Book Value as of such date of each Series 2013-B Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-B Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-B Eligible Manufacturer Receivables payable to any Group II Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-B Investment Grade Manufacturers.
“Series 2013-B Eligible Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Group II Net Book Value as of such date of each Series 2013-B Investment Grade Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-B Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2013-B Letter of Credit and as of the date of any amendment or extension of the Series 2013-B Commitment Termination Date, a long-term senior unsecured debt rating (or the equivalent thereof) of at least “BBB” from DBRS (or if such Person is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P); provided that, with respect to any Person issuing any Series 2013-B Letter of Credit, for so long as BMO Capital Markets Corp. is a Funding Agent, Bank of Montreal is a Committed Note Purchaser or Fairway Finance Company, LLC is a Conduit Investor, such issuing Person shall only be a “Series 2013-B Eligible Letter of Credit Provider” if such Person satisfies the Initial Counterparty Required Ratings at the time of any such issuance of such Series 2013-B Letter of Credit and as of the date of any such amendment or extension of the Series 2013-B Commitment Termination Date.
“Series 2013-B Eligible Manufacturer Receivable” means, as of any date of determination:

i.	each Group II Manufacturer Receivable payable to any Group II Leasing Company or the Intermediary by any Group II Manufacturer that has a Relevant

DBRS Rating as of such date of at least “A(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a DBRS Equivalent Rating of at least “A(L)”) as of such date pursuant to a Group II Manufacturer Program that, as of such date, has not remained unpaid for more than 150 calendar days past the Disposition Date with respect to the Group II Eligible Vehicle giving rise to such Group II Manufacturer Receivable;

ii.
each Group II Manufacturer Receivable payable to any Group II Leasing Company or the Intermediary by any Group II Manufacturer that (a) has a Relevant DBRS Rating as of such date of (i) less than “A(L)” from DBRS as of such date and (ii) at least “BBB(L)” from DBRS as of such date or (b) if such Group II Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “A(L)” as of such date and (ii) at least “BBB(L)” as of such date, in either such case of the foregoing clause (a) or (b), pursuant to a Group II Manufacturer Program that, as of such date, has not remained unpaid for more than 120 calendar days past the Disposition Date with respect to the Group II Eligible Vehicle giving rise to such Group II Manufacturer Receivable; and

iii.
each Group II Manufacturer Receivable payable to any Group II Leasing Company or the Intermediary by a Series 2013-B Non-Investment Grade (High) Manufacturer or a Series 2013-B Non-Investment Grade (Low) Manufacturer, in any case, pursuant to a Group II Manufacturer Program, that, as of such date, has not remained unpaid for more than 90 calendar days past the Disposition Date with respect to the Group II Eligible Vehicle giving rise to such Group II Manufacturer Receivable.

“Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-B Eligible Manufacturer Receivables payable to any Group II Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-B Non-Investment Grade (High) Manufacturers.
“Series 2013-B Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-B Eligible Manufacturer Receivables payable to any Group II Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-B Non-Investment Grade (Low) Manufacturers.
“Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Group II Net Book Value of each Series 2013-B Non-Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-B Eligible Non-Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Group II Net Book Value as of such date of each Series 2013-B Non-Investment Grade (High) Program Vehicle and each

Series 2013-B Non-Investment Grade (Low) Program Vehicle, in each case, for which the Disposition Date has not occurred as of such date.
“Series 2013-B Eurodollar Tranche” means that portion of the Series 2013-B Principal Amount purchased or maintained with Advances that bear interest by reference to the Eurodollar Rate (Reserve Adjusted).
“Series 2013-B Excess Group II Administrator Fee Allocation Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Series 2013-B Group II Administrator Fee Amount with respect to such Payment Date over (ii) the Series 2013-B Capped Group II Administrator Fee Amount with respect to such Payment Date.
“Series 2013-B Excess Group II HVF II Operating Expense Amount” means, with respect to any Payment Date the excess, if any, of (i) the Series 2013-B Group II HVF II Operating Expense Amount with respect to such Payment Date over (ii) the Series 2013-B Capped Group II HVF II Operating Expense Amount with respect to such Payment Date.
“Series 2013-B Excess Group II Trustee Fee Allocation Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Series 2013-B Group II Trustee Fee Amount with respect to such Payment Date over (ii) the Series 2013-B Capped Group II Trustee Fee Amount with respect to such Payment Date.
“Series 2013-B Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 2013-B Principal Amount as of such date exceeds the Series 2013-B Maximum Principal Amount as of such date.
“Series 2013-B Failure Percentage” means, as of any date of determination, a percentage equal to 100% minus the lower of (x) the lowest Series 2013-B Non-Program Vehicle Disposition Proceeds Percentage Average for any Determination Date (including such date of determination) within the preceding twelve (12) calendar months (or such fewer number of months as have elapsed since the Series 2013-B Closing Date) and (y) the lowest Series 2013-B Market Value Average as of any Determination Date within the preceding twelve (12) calendar months (or such fewer number of months as have elapsed since the Series 2013-B Closing Date).
“Series 2013-B Floating Allocation Percentage” means 100%.
“Series 2013-B Group II Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the Series 2013-B Percentage of fees payable to the Group II Administrator pursuant to the Group II Administration Agreement on such Payment Date.
“Series 2013-B Group II HVF II Operating Expense Amount” means, with respect to any Payment Date, the sum (without duplication) of (a) the aggregate amount of Series 2013-B Carrying Charges on such Payment Date (excluding any Series 2013-B Carrying Charges payable to the Series 2013-B Noteholders, the Administrative Agent or

the Funding Agents) and (b) the Series 2013-B Percentage of the Group II Carrying Charges, if any, payable by HVF II on such Payment Date (excluding any Group II Carrying Charges payable to the Series 2013-B Noteholders).
“Series 2013-B Group II Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the Series 2013-B Percentage of fees payable to the Trustee with respect to the Group II Notes on such Payment Date.
“Series 2013-B Initial Investor Group Principal Amount” means, with respect to each Investor Group, the amount set forth and specified as such opposite the name of the Committed Note Purchaser included in such Investor Group on Schedule II hereto.
“Series 2013-B Initial Principal Amount” means $468,000,000.00.
“Series 2013-B Interest Collection Account” has the meaning specified in Section 4.2(a)(i).
“Series 2013-B Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2013-B Interest Period shall commence on and include the Series 2013-B Closing Date and end on and include December 15, 2013.
“Series 2013-B Interest Rate Cap” means any interest rate cap entered into in accordance with the provisions of Section 4.4, including, the Series 2013-B Interest Rate Cap Documents with respect thereto.
“Series 2013-B Interest Rate Cap Documents” means, with respect to any Series 2013-B Interest Rate Cap, the documentation that governs such Series 2013-B Interest Rate Cap.
“Series 2013-B Invested Percentage” means 100%.
“Series 2013-B Investment Grade Manufacturer” means, as of any date of determination, any Group II Manufacturer that has a Relevant DBRS Rating as of such date of at least “BBB(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a DBRS Equivalent Rating of “BBB(L)”) as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group II Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any Equivalent Rating Agency), such Group II Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) by DBRS (or, if such Manufacturer is not rated by DBRS, such DBRS Equivalent Rating) for a period of thirty (30) days following the earlier of (x) the date on which an Authorized Officer of any of the Group II Administrator, any Group II Leasing Company or any Group II Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable)

and (y) the date on which the Trustee notifies the Group II Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-B Investment Grade Non-Program Vehicle” means, as of any date of determination, any Group II Eligible Vehicle manufactured by a Series 2013-B Investment Grade Manufacturer that is not a Series 2013-B Investment Grade Program Vehicle as of such date.
“Series 2013-B Investment Grade Program Vehicle” means, as of any date of determination, any Group II Program Vehicle manufactured by a Series 2013-B Investment Grade Manufacturer that is subject to a Group II Manufacturer Program on the Group II Vehicle Operating Lease Commencement Date for such Group II Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group II Non-Program Vehicle pursuant to Section 2.5 of the Group II RCFC Lease (or such other similar section of another Group II Lease, as applicable) as of such date.
“Series 2013-B L/C Cash Collateral Account” has the meaning specified in Section 4.2(a).
“Series 2013-B L/C Cash Collateral Account Collateral” means the Series 2013-B Account Collateral with respect to the Series 2013-B L/C Cash Collateral Account.
“Series 2013-B L/C Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the Series 2013-B Available Cash Collateral Account Amount and (b) the excess, if any, of the Series 2013-B Adjusted Liquid Enhancement Amount over the Series 2013-B Required Liquid Enhancement Amount on such Payment Date.
“Series 2013-B L/C Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2013-B Available Cash Collateral Account Amount as of such date and the denominator of which is the Series 2013-B Letter of Credit Liquidity Amount as of such date.
“Series 2013-B L/C Credit Disbursement” means an amount drawn under a Series 2013-B Letter of Credit pursuant to a Series 2013-B Certificate of Credit Demand.
“Series 2013-B L/C Preference Payment Disbursement” means an amount drawn under a Series 2013-B Letter of Credit pursuant to a Series 2013-B Certificate of Preference Payment Demand.
“Series 2013-B L/C Termination Disbursement” means an amount drawn under a Series 2013-B Letter of Credit pursuant to a Series 2013-B Certificate of Termination Demand.

“Series 2013-B L/C Unpaid Demand Note Disbursement” means an amount drawn under a Series 2013-B Letter of Credit pursuant to a Series 2013-B Certificate of Unpaid Demand Note Demand.
“Series 2013-B Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Group II Interest Collections that pursuant to Section 5.1 would have been deposited into the Series 2013-B Interest Collection Account if all payments of Monthly Variable Rent required to have been made under the Group II Leases from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Group II Interest Collections that pursuant to Section 5.1(b) have been received for deposit into the Series 2013-B Interest Collection Account from but excluding the preceding Payment Date to and including such Payment Date.
“Series 2013-B Lease Payment Deficit” means either a Series 2013-B Lease Interest Payment Deficit or a Series 2013-B Lease Principal Payment Deficit.
“Series 2013-B Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Series 2013-B Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) all amounts deposited into the Series 2013-B Principal Collection Account on or prior to such Payment Date on account of such Series 2013-B Lease Principal Payment Deficit.
“Series 2013-B Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Series 2013-B Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Series 2013-B Lease Principal Payment Carryover Deficit for such Payment Date.
“Series 2013-B Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit I to this Series 2013-B Supplement issued by a Series 2013-B Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2013-B Noteholders; provided, that any Series 2013-B Letter of Credit issued after the Series 2013-B Closing Date not substantially in the form of Exhibit I to this Series 2013-B Supplement shall be subject to the satisfaction of the Series 2013-B Rating Agency Condition and the written consent of the Series 2013-B Required Noteholders.
“Series 2013-B Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn as of such date under the Series 2013-B Letters of Credit, as specified therein, and (ii) if the Series 2013-B L/C Cash Collateral Account has been established and funded pursuant to Section 4.2(a)(ii), the Series 2013-B Available L/C Cash Collateral Account Amount as of such date and (b) the aggregate undrawn principal amount of the Series 2013-B Demand Note as of such date.
“Series 2013-B Letter of Credit Expiration Date” means, with respect to any Series 2013-B Letter of Credit, the expiration date set forth in such Series 2013-B

Letter of Credit, as such date may be extended in accordance with the terms of such Series 2013-B Letter of Credit.
“Series 2013-B Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn as of such date under each Series 2013-B Letter of Credit, as specified therein, and (b) if a Series 2013-B L/C Cash Collateral Account has been established pursuant to Section 4.2(a)(ii), the Series 2013-B Available L/C Cash Collateral Account Amount as of such date.
“Series 2013-B Letter of Credit Provider” means each issuer of a Series 2013-B Letter of Credit.
“Series 2013-B Letter of Credit Reimbursement Agreement” means any and each reimbursement agreement providing for the reimbursement of a Series 2013-B Letter of Credit Provider for draws under its Series 2013-B Letter of Credit.
“Series 2013-B Liquid Enhancement Amount” means, as of any date of determination, the sum of (a) the Series 2013-B Letter of Credit Liquidity Amount and (b) the Series 2013-B Available Reserve Account Amount as of such date.
“Series 2013-B Liquid Enhancement Deficiency” means, as of any date of determination, the Series 2013-B Adjusted Liquid Enhancement Amount is less than the Series 2013-B Required Liquid Enhancement Amount as of such date.
“Series 2013-B Liquidation Event” means, so long as such event or condition continues, (a) any Amortization Event with respect to the Series 2013-B Notes described in clauses (a), (b), (d), (h) through (k), (n), (o), (p) (with respect to a failure to comply by the Group II Administrator), (r), (s), (t) or (v) of Section 7.1 of this Series 2013-B Supplement that continues for thirty (30) consecutive days (without double counting the cure period, if any, provided therein) after declaration thereof (whether by notice or automatic), (b) any Amortization Event with respect to the Series 2013-B Notes described in Section 7.1(c) of this Series 2013-B Supplement, any Additional Group II Leasing Company Liquidation Event or any Amortization Event specified in clauses (a) or (b) of Article IX of the Group II Supplement or (c) any Series 2013-A Liquidation Event. Each Series 2013-B Liquidation Event shall be a “Group II Liquidation Event” with respect to the Series 2013-B Notes.
“Series 2013-B Manufacturer Amount” means, as of any date of determination and with respect to any Group II Manufacturer, the sum of:

i.	the aggregate Group II Net Book Value of all Group II Eligible Vehicles manufactured by such Group II Manufacturer as of such date; and

ii.	the aggregate amount of all Series 2013-B Eligible Manufacturer Receivables with respect to such Group II Manufacturer.

“Series 2013-B Manufacturer Concentration Excess Amount” means, with respect to any Group II Manufacturer as of any date of determination, the excess, if any, of the Series 2013-B Manufacturer Amount with respect to such Group II Manufacturer as of such date over the Series 2013-B Maximum Manufacturer Amount with respect to such Group II Manufacturer as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Group II Net Book Value of any Group II Eligible Vehicle included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount as of such date, (ii) the Group II Net Book Value of any Group II Eligible Vehicle included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Non-Liened Vehicle Concentration Excess Amounts as of such date, shall not be included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount, as of such date, (iii) the amount of any Series 2013-B Eligible Manufacturer Receivables included in the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amounts as of such date, shall not be included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer with respect to such Series 2013-B Eligible Manufacturer Receivable for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount, as of such date and (iv) the determination of which Group II Eligible Vehicles (or the Group II Net Book Value thereof) or Series 2013-B Eligible Manufacturer Receivables are to be designated as constituting (A) Series 2013-B Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2013-B Manufacturer Concentration Excess Amounts and (C) Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amounts, in each case, as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-B Manufacturer Percentage” means, for any Group II Manufacturer listed in the table below, the percentage set forth opposite such Manufacturer in such table.

Group II Manufacturer	Series 2013-B Manufacturer Percentage
Audi	12.5
BMW	12.5
Chrysler	55.0
Fiat	35.0
Ford	55.0
GM	55.0
Honda	55.0
Hyundai	55.0
Jaguar	12.5
Kia	35.0
Land Rover	12.5
Lexus	12.5
Mazda	35.0
Mercedes	12.5
Mini	12.5
Mitsubishi	12.5
Nissan	55.0
Smart	12.5
Subaru	12.5
Toyota	55.0
Volkswagen	55.0
Volvo	35.0
Any other individual Manufacturer	3.0

“Series 2013-B Market Value Average” means, as of any date of determination, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Series 2013-B Non-Program Fleet Market Value as of the three preceding Determination Dates and the denominator of which is the average of the aggregate Group I/II Net Book Value of all Group I/II Non-Program Vehicles as of such three preceding Determination Dates.
“Series 2013-B Maximum Manufacturer Amount” means, as of any date of determination and with respect to any Group II Manufacturer, an amount equal to the product of (a) the Series 2013-B Manufacturer Percentage for such Group II Manufacturer and (b) the Group II Aggregate Asset Amount as of such date.
“Series 2013-B Maximum Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination and with respect to any Series 2013-B Non-Investment Grade (High) Manufacturer, an amount equal to 7.5% of the Group II Aggregate Asset Amount as of such date.

“Series 2013-B Maximum Non-Liened Vehicle Amount” means, as of any date of determination, an amount equal to the product of (a) 0.50% and (b) the Group II Aggregate Asset Amount.
“Series 2013-B Maximum Principal Amount” means, $1,500,000,000.00; provided that such amount may be (i) reduced at any time and from time to time by HVF II upon notice to each Series 2013-B Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of this Series 2013-B Supplement, or (ii) increased at any time and from time to time upon (a) an Additional Investor Group becoming party to this Series 2013-B Supplement in accordance with the terms hereof, (b) the effective date for any Investor Group Maximum Principal Increase or (c) any reduction of the Series 2013-A Maximum Principal Amount effected pursuant to Section 2.5(b) of the Series 2013-A Supplement in accordance with Section 2.1(i).
“Series 2013-B Measurement Month” on any Determination Date, means each complete calendar month, or the smallest number of consecutive complete calendar months preceding such Determination Date, in which at least the Series 2013-B Disposed Vehicle Threshold Number Vehicles were sold to unaffiliated third parties (provided that, HVF II, in its sole discretion, may exclude salvage sales); provided, however, that no calendar month included in a single Series 2013-B Measurement Month shall be included in any other Series 2013-B Measurement Month.
“Series 2013-B Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Series 2013-B Principal Amount as of each day during the related Series 2013-B Interest Period (after giving effect to any increases or decreases to the Series 2013-B Principal Amount on such day) during which an Amortization Event with respect to the Series 2013-B Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2013-B Interest Period during which an Amortization Event with respect to the Series 2013-B Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2013-B Interest Period during which an Amortization Event with respect to the Series 2013-B Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-B Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Series 2013-B Monthly Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of:
i.the Series 2013-B Daily Interest Amount for each day in the Series 2013-B Interest Period ending on the Determination Date related to such Payment Date; plus
ii.all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-B Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2013-B Note Rate); plus
iii.the Undrawn Fee with respect to each Investor Group for such Payment Date; plus
iv.the Program Fee with respect to each Investor Group for such Payment Date; plus
v.the CP True-Up Payment Amounts, if any, owing to each Series 2013-B Noteholder on such Payment Date.
“Series 2013-B Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Group II Principal Collections that pursuant to Section 5.1 would have been deposited into the Series 2013-B Principal Collection Account if all payments required to have been made under the Group II Leases from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Group II Principal Collections that pursuant to Section 5.1 have been received for deposit into the Series 2013-B Principal Collection Account from but excluding the preceding Payment Date to and including such Payment Date.
“Series 2013-B MTM/DT Advance Rate Adjustment” means, as of any date of determination,

i.
with respect to the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-B Failure Percentage as of such date and (ii) the Series 2013-B Concentration Adjusted Advance Rate with respect to the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date;

ii.
with respect to the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-B Failure Percentage as of such date and (ii) the Series 2013-B Concentration Adjusted Advance Rate with respect to the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date; and

iii.	with respect to any other Series 2013-B AAA Component, zero
“Series 2013-B Non-Investment Grade (High) Manufacturer” means, as of any date of determination, any Group II Manufacturer that (a) has a Relevant DBRS Rating as of such date of (i) less than “BBB(L)” from DBRS and (ii) at least “BB(L)” from DBRS, or (b) if such Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “BBB(L)” as of such date and (ii) at least “BB(L)” as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group II Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any Equivalent Rating Agency), such Group II

Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) by DBRS (or, if such Manufacturer is not rated by DBRS, such Equivalent Rating Agency) for a period of thirty (30) days following the earlier of (x) the date on which an Authorized Officer of any of the Group II Administrator, any Group II Leasing Company or any Group II Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group II Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount” means, with respect to any Series 2013-B Non-Investment Grade (High) Manufacturer, as of any date of determination, the excess, if any, of the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount with respect to such Series 2013-B Non-Investment Grade (High) Manufacturer as of such date over the Series 2013-B Maximum Non-Investment Grade (High) Program Receivable Amount with respect to such Series 2013-B Non-Investment Grade (High) Manufacturer as of such date; provided that, for purposes of calculating such excess as of any such date (i) the amount of any Series 2013-B Eligible Manufacturer Receivables with respect to any Series 2013-B Non-Investment Grade (High) Manufacturer included in the Series 2013-B Manufacturer Amount for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Manufacturer Concentration Excess Amounts as of such date, shall not be included in the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount, as of such date and (ii) the determination of which receivables are to be designated as constituting (A) Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amounts and (B) Series 2013-B Manufacturer Concentration Excess Amounts, in each case as of such date, shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-B Non-Investment Grade (High) Program Vehicle” means, as of any date of determination, any Group II Program Vehicle manufactured by a Series 2013-B Non-Investment Grade (High) Manufacturer that is or was subject to a Group II Manufacturer Program on the Group II Vehicle Operating Lease Commencement Date for such Group II Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group II Non-Program Vehicle pursuant to Section 2.5 of the Group II RCFC Lease (or such other similar section of another Group II Lease, as applicable) as of such date.
“Series 2013-B Non-Investment Grade (Low) Manufacturer” means, as of any date of determination, any Group II Manufacturer that has a Relevant DBRS Rating as of such date of less than “BB(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, a DBRS Equivalent Rating of “BB(L)”) as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group II Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any DBRS Equivalent Rating), such Group II Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) DBRS (or, if such Manufacturer is not rated by DBRS, such Equivalent Rating Agency) for a period of thirty (30) days following the earlier of (x) the date on which any of the Group II Administrator, any Group II Leasing Company or any Group II Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group II Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-B Non-Investment Grade (Low) Program Vehicle” means, as of any date of determination, any Group II Program Vehicle manufactured by a Series 2013-B Non-Investment Grade (Low) Manufacturer that is or was subject to a Group II Manufacturer Program on the Group II Vehicle Operating Lease Commencement Date for such Group II Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group II Non-Program Vehicle pursuant to Section 2.5 of the Group II RCFC Lease (or such other similar section of another Group II Lease, as applicable) as of such date.
“Series 2013-B Non-Investment Grade Non-Program Vehicle” means, as of any date of determination, any Group II Eligible Vehicle that (i) was manufactured by a Series 2013-B Non-Investment Grade (High) Manufacturer or a Series 2013-B Non-Investment Grade (Low) Manufacturer and (ii) is not a Series 2013-B Non-Investment Grade (High) Program Vehicle or a Series 2013-B Non-Investment Grade (Low) Program Vehicle, in each case as of such date.
“Series 2013-B Non-Liened Vehicle Amount” means, as of any date of determination, the sum of the Group II Net Book Value as of such date of each Group II Eligible Vehicle for which the Disposition Date has not occurred as of such date and with respect to which the Certificate of Title does not note the RCFC Collateral Agent as the first lienholder (and, the Certificate of Title with respect to which has not been submitted to the appropriate state authorities for such notation or the fees due in respect of such notation have not yet been paid).
“Series 2013-B Non-Liened Vehicle Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the Series 2013-B Non-Liened Vehicle Amount as of such date over the Series 2013-B Maximum Non-Liened Vehicle Amount as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Group II Net Book Value of any Group II Eligible Vehicle included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Non-Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount, as of such date, (ii) the Group II Net Book Value of any Group II Eligible Vehicle included in the Series 2013-B Manufacturer Amount for the Group II Manufacturer of such Group II Eligible Vehicle for purposes of calculating the Series 2013-B Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-B Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-B Non-Liened Vehicle Amount for purposes of calculating the Series 2013-B Non-Liened Vehicle Concentration Excess Amount as of such date, and (iii) the determination of which Group II Eligible Vehicles (or the Group II Net Book Value thereof) are to be designated as constituting (A) Series 2013-B Non-Liened Vehicle Concentration Excess Amounts and (B) Series 2013-B Manufacturer Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-B Non-Program Fleet Market Value” means, with respect to all Group I/II Non-Program Vehicles as of any date of determination, the sum of the respective Series 2013-B Third-Party Market Values of each such Group I/II Non-Program Vehicle as of such date.
“Series 2013-B Non-Program Vehicle Disposition Proceeds Percentage Average” means, with respect to any Series 2013-B Measurement Month, commencing with the third Series 2013-B Measurement Month following the Series 2013-B Closing Date, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds paid or payable in respect of all Group I/II Non-Program Vehicles that are sold to unaffiliated third parties (excluding salvage sales), during such Series 2013-B Measurement Month and the two Series 2013-B Measurement Months preceding such Series 2013-B Measurement Month and the denominator of which is the excess, if any, of the aggregate Group I/II Net Book Values of such Group I/II Non-Program Vehicles on the dates of their respective sales over the aggregate Group I/II Final Base Rent with respect such Group I/II Non-Program Vehicles.
“Series 2013-B Note Rate” means, for any Series 2013-B Interest Period, the weighted average of the sum of (a) the weighted average (by outstanding principal balance) of the CP Rates applicable to the Series 2013-B CP Tranche, (b) the Eurodollar Rate (Reserve Adjusted) applicable to the Series 2013-B Eurodollar Tranche and (c) the Series 2013-B Base Rate applicable to the Series 2013-B Base Rate Tranche, in each case, for such Series 2013-B Interest Period; provided, however, that the Series 2013-B Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Series 2013-B Noteholder” means each Person in whose name a Series 2013-B Note is registered in the Note Register.
“Series 2013-B Note Repurchase Amount” has the meaning specified in Section 11.1.
“Series 2013-B Notes” means any one of the Series 2013-B Variable Funding Rental Car Asset Backed Notes, executed by HVF II and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.
“Series 2013-B Notice of Reduction” means a notice in the form of Annex G to a Series 2013-B Letter of Credit.
“Series 2013-B Past Due Rent Payment” means, (a) with respect to any Past Due Rent Payment in respect of a Series 2013-B Lease Principal Payment Deficit, an

amount equal to the Series 2013-B Invested Percentage with respect to Group II Principal Collections (as of the Payment Date on which such Series 2013-B Lease Payment Deficit occurred) of such Past Due Rent Payment and (b) with respect to any Past Due Rent Payment in respect of a Series 2013-B Lease Interest Payment Deficit, an amount equal to the Series 2013-B Invested Percentage with respect to Group II Interest Collections (as of the Payment Date on which such Series 2013-B Lease Payment Deficit occurred) of such Past Due Rent Payment.
“Series 2013-B Payment Date Available Interest Amount” means, with respect to each Series 2013-B Interest Period, the sum of the Series 2013-B Daily Interest Allocations for each Series 2013-B Deposit Date in such Series 2013-B Interest Period.
“Series 2013-B Payment Date Interest Amount” means, with respect to each Payment Date, the sum (without duplication) of the amounts payable pursuant to Sections 5.3(a) through (e) and (g) through (i).
“Series 2013-B Percentage” means 100%.
“Series 2013-B Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty (30) days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to any Series 2013-B Related Document and Liens in favor of the RCFC Collateral Agent pursuant to the RCFC Collateral Agency Agreement. Series 2013-B Permitted Liens shall be “Series Permitted Liens” with respect to the Series 2013-B Notes.
“Series 2013-B Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Investor Group Principal Amount as of such date with respect to each Investor Group as of such date; provided that, during the Series 2013-B Revolving Period, for purposes of determining whether or not the Requisite Indenture Investors, Requisite Group II Investors or Series 2013-B Required Noteholders have given any consent, waiver, direction or instruction, the Series 2013-B Principal Amount held by each Series 2013-B Noteholder shall be deemed to include, without double counting, such Series 2013-B Noteholder’s undrawn portion of the “Maximum Investor Group Principal Amount” (i.e., the unutilized purchase commitments under this Series 2013-B Supplement) for such Series 2013-B Noteholder’s Investor Group. The Series 2013-B Principal Amount shall be the “Principal Amount” with respect to the Series 2013-B Notes.
“Series 2013-B Principal Collection Account” has the meaning specified in Section 4.2(a) of this Series 2013-B Supplement.

“Series 2013-B Principal Collection Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-B Principal Collection Account as of such date.
“Series 2013-B Rapid Amortization Period” means the period beginning on the earlier to occur of (i) the close of business on the Business Day immediately preceding the Expected Final Payment Date and (ii) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2013-B Notes, and ending upon the earlier to occur of (i) the date on which (A) the Series 2013-B Notes are paid in full and (B) the termination of this Series 2013-B Supplement.
“Series 2013-B Rating Agency Condition” means (a) the notification in writing by each Rating Agency then rating any Series 2013-B Notes that a proposed action will not result in a reduction or withdrawal by such Rating Agency of the rating or credit risk assessment of such Class, or (b) each Rating Agency then rating any Series 2013-B Notes shall have been given notice of such event at least ten (10) days prior to the occurrence of such event (or, if ten day’s advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice prior to the occurrence of such event that the occurrence of such event will itself cause such Rating Agency to downgrade, qualify, or withdraw its rating assigned to such Class. The Series 2013-B Rating Agency Condition shall be the “Rating Agency Condition” with respect to the Series 2013-B Notes.
“Series 2013-B Related Documents” means the Base Related Documents, the Group II Related Documents, this Series 2013-B Supplement, each Series 2013-B Demand Note, the Series 2013-B Interest Rate Cap Documents, the Group II Back-Up Administration Agreement and the Group II Back-Up Disposition Agreement.
“Series 2013-B Remainder AAA Amount” means, as of any date of determination, the excess, if any, of:
(a) the Group II Aggregate Asset Amount as of such date over
(b) the sum of:
(i) the Series 2013-B Eligible Investment Grade Program Vehicle Amount as of such date,
(ii) the Series 2013-B Eligible Investment Grade Program Receivable Amount as of such date,
(iii), the Series 2013-B Eligible Non-Investment Grade Program Vehicle Amount as of such date,
(iv) the Series 2013-B Eligible Non-Investment Grade (High) Program Receivable Amount as of such date,

(v) the Series 2013-B Eligible Non-Investment Grade (Low) Program Receivable Amount as of such date,
(vi) the Series 2013-B Eligible Investment Grade Non-Program Vehicle Amount as of such date,
(vii) the Series 2013-B Eligible Non-Investment Grade Non-Program Vehicle Amount as of such date,
(viii) the Group II Cash Amount as of such date, and
(ix) the Group II Due and Unpaid Lease Payment Amount as of such date.
“Series 2013-B Required Liquid Enhancement Amount” means, as of any date of determination, an amount equal to the product of (a) 2.0000% and (b) the Series 2013-B Adjusted Principal Amount as of such date.
“Series 2013-B Required Noteholders” means Series 2013-B Noteholders holding more than 50% of the Series 2013-B Principal Amount (excluding any Series 2013-B Notes held by HVF II or any Affiliate of HVF II (other than Series 2013-B Notes held by an Affiliate Issuer)). The Series 2013-B Required Noteholders shall be the “Required Series Noteholders” with respect to the Series 2013-B Notes.
“Series 2013-B Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of:
(a) the excess, if any, of
(i) the Series 2013-B Required Liquid Enhancement Amount over
(ii) the Series 2013-B Letter of Credit Liquidity Amount, in each case, as of such date, excluding from the calculation of such excess the amount available to be drawn under any Series 2013-B Defaulted Letter of Credit as of such date, and:
(b) the excess, if any, of:
(i) the Series 2013-B Adjusted Asset Coverage Threshold Amount (excluding therefrom the Series 2013-B Available Reserve Account Amount) over
(ii) the Series 2013-B Asset Amount, in each case as of such date.
“Series 2013-B Reserve Account” has the meaning specified in Section 4.2(a) of this Series 2013-B Supplement.

“Series 2013-B Reserve Account Collateral” means the Series 2013-B Account Collateral with respect to the Series 2013-B Reserve Account.
“Series 2013-B Reserve Account Deficiency Amount” means, as of any date of determination, the excess, if any, of the Series 2013-B Required Reserve Account Amount for such date over the Series 2013-B Available Reserve Account Amount for such date.
“Series 2013-B Reserve Account Interest Withdrawal Shortfall” has the meaning specified in Section 5.4(a).
“Series 2013-B Reserve Account Legal Final Withdrawal Shortfall” has the meaning specified in Section 5.4(c).
“Series 2013-B Reserve Account Principal Withdrawal Shortfall” has the meaning specified in Section 5.4(b).
“Series 2013-B Reserve Account Surplus” means, as of any date of determination, the excess, if any, of the Series 2013-B Available Reserve Account Amount (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) over the Series 2013-B Required Reserve Account Amount, in each case, as of such date.
“Series 2013-B Restatement Effective Date” means June 17, 2015.
“Series 2013-B Revolving Period” means the period from and including the Series 2013-B Closing Date to the earlier of (i) the Series 2013-B Commitment Termination Date and (ii) the commencement of the Series 2013-B Rapid Amortization Period.
“Series 2013-B Supplement” has the meaning specified in the Preamble.
“Series 2013-B Supplemental Indenture” means a supplement to the Series 2013-B Supplement complying (to the extent applicable) with the terms of Section 11.10 of this Series 2013-B Supplement.
“Series 2013-B Third-Party Market Value” means, with respect to each Group I/II Non-Program Vehicle, as of any date of determination during a calendar month:

(a)	if the Series 2013-B Third-Party Market Value Procedures have been completed for such month, then

(i)	the Monthly NADA Mark, if any, for such Group I/II Non-Program Vehicle obtained in such calendar month in accordance with such Series 2013-B Third-Party Market Value Procedures;

(ii)
if, pursuant to the Series 2013-B Third-Party Market Value Procedures, no Monthly NADA Mark for such Group I/II Non-Program Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Group I/II Non-Program Vehicle obtained in such calendar month in accordance with such Series 2013-B Third-Party Market Value Procedures; and

(iii)
if, pursuant to the Series 2013-B Third-Party Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Group I/II Non-Program Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Series 2013-B Third-Party Market Value Procedures or (B) such Group I/II Non-Program Vehicle experienced its Group I/II Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Group II Administrator’s reasonable estimation of the fair market value of such Group I/II Non-Program Vehicle as of such date of determination; and

(b)	until the Series 2013-B Third-Party Market Value Procedures have been completed for such calendar month:

(i)
if such Group I/II Non-Program Vehicle experienced its Group I/II Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Series 2013-B Third-Party Market Value obtained in the immediately preceding calendar month, in accordance with the Series 2013-B Third-Party Market Value Procedures for such immediately preceding calendar month, and

(ii)
if such Group I/II Non-Program Vehicle experienced its Group I/II Vehicle Operating Lease Commencement Date on or after the first day of such calendar month, then the Group II Administrator’s reasonable estimation of the fair market value of such Group I/II Non-Program Vehicle as of such date of determination.

“Series 2013-B Third-Party Market Value Procedures” means, with respect to each calendar month and each Group I/II Non-Program Vehicle, on or prior to the Determination Date for such calendar month:

(a)
HVF II shall make one attempt (or cause the Group II Administrator to make one attempt) to obtain a Monthly NADA Mark for each Group I/II Non-Program Vehicle that was a Group I/II Non-Program Vehicle as of the first day of such calendar month, and

(b)	if no Monthly NADA Mark was obtained for any such Group I/II Non-Program Vehicle described in clause (a) above upon such attempt, then HVF II shall make one attempt (or cause the Group II Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Group I/II Non-Program Vehicle.
“Series-Specific 2013-B Collateral” means each Series 2013-B Interest Rate Caps, each Series 2013-B Letter of Credit, the Series 2013-B Account Collateral with respect to each Series 2013-B Account and each Series 2013-B Demand Note. The Series-Specific 2013-B Collateral shall be the “Group II Series-Specific Collateral” with respect to the Series 2013-B Notes.
“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinions delivered in connection with the issuance of the Series 2013-B Notes or, if applicable, amendments to any Series 2013-B Related Documents, in each case relating to the non-substantive consolidation of DTG or DTAG on the one hand, and each Group II Leasing Company and HVF II, on the other hand.
“Specified Cost Section” means Sections 3.5, 3.6, 3.7 and/or 3.8.
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.
“Taxes” has the meaning specified in Section 3.8(a).
“Term” has the meaning specified in Section 2.6(a).
“Terminated Purchaser” has the meaning specified in Section 9.2(a).
“Transferee” has the meaning specified in Section 9.3(e).
“Undrawn Fee” means:

(a)
with respect to each Payment Date on or prior to the Series 2013-B Commitment Termination Date and each Investor Group, an amount equal to the sum with respect to each day in the Series 2013-B Interest Period of the product of:

i.	the Undrawn Fee Rate for such Investor Group for such day, and

ii.
the excess, if any, of (i) the Maximum Investor Group Principal Amount for the related Investor Group over (ii) the Investor Group Principal Amount for the related Investor Group (after giving effect to all Advances and Decreases on such day), in each case for such day, and

iii.	1/360, and

(b)	with respect to each Payment Date following the Series 2013-B Commitment Termination Date, zero.
“Undrawn Fee Rate” has the meaning specified in the Program Fee Letter.
“Up-Front Fee” for each Committed Note Purchaser has the meaning specified in the Up-Front Fee Letter, if any, for such Committed Note Purchaser.
“Up-Front Fee Letter” means, with respect to a Committed Note Purchaser, if applicable, that certain fee letter dated as of the Series 2013-B Closing Date, by and among such Committed Note Purchaser, the Administrative Agent and HVF II setting forth the definition of Up-Front Fee for such Committed Note Purchaser.
“Voluntary Decrease” has the meaning specified in Section 2.3(c).
“Voluntary Decrease Amount” has the meaning specified in Section 2.3(c).
“Voting Stock” means, with respect to any Person, shares of Capital Stock entitled to vote generally in the election of directors to the board of directors or equivalent governing body of such Person.

EXECUTION VERSION

SCHEDULE II

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $66,141,732.28
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $180,451,127.82
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent and a Committed Note Purchaser

BANK OF AMERICA, N.A., as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $42,519,685.04
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $146,616,541.35
BANK OF AMERICA, N.A., as a Funding Agent and a Committed Note Purchaser

LIBERTY STREET FUNDING LLC, as a Conduit Investor
THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $47,244,094.49
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $112,781,954.89
THE BANK OF NOVA SCOTIA, as a Funding Agent and a Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Conduit Investor

BARCLAYS BANK PLC, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $47,244,094.49

Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $112,781,954.89
BARCLAYS BANK PLC, as a Funding Agent, for BARCLAYS BANK PLC, as a Committed Note Purchaser

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FAIRWAY FINANCE COMPANY, LLC, as a Conduit Investor
BANK OF MONTREAL, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $47,244,094.49
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $112,781,954.89
BMO CAPITAL MARKETS CORP., as a Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Conduit Investor, and BANK OF MONTREAL, as a Committed Note Purchaser

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $47,244,094.49
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $112,781,954.89
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent and a Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor

VERSAILLES ASSETS LLC, as a Conduit Investor
VERSAILLES ASSETS LLC, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $37,795,275.59
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $90,225,563.91
NATIXIS NEW YORK BRANCH, as a Funding Agent, for VERSAILLES ASSETS LLC, as a Conduit Investor and a Committed Note Purchaser

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $47,244,094.49
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $112,781,954.89
THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent and a Committed Note Purchaser

SUNTRUST BANK, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $47,244,094.49
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $112,781,954.89
SUNTRUST BANK, as a Funding Agent and a Committed Note Purchaser

WEIL:\95397579\2\52399.0009
OLD LINE FUNDING, LLC, as a Conduit Investor
ROYAL BANK OF CANADA, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $47,244,094.49
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $112,781,954.89
ROYAL BANK OF CANADA, as a Funding Agent and a Committed Note Purchaser, for OLD LINE

FUNDING, LLC, as a Conduit Investor

STARBIRD FUNDING CORPORATION, as a Conduit Investor
BNP PARIBAS, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $28,346,456.69
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $67,669,172.93
BNP PARIBAS, as a Funding Agent and a Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Conduit Investor
GOLDMAN SACHS BANK USA, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $47,244,094.49
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $112,781,954.89
GOLDMAN SACHS BANK USA, as a Funding Agent and a Committed Note Purchaser
GRESHAM RECEIVABLES (NO. 29) LTD, as a Conduit Investor
GRESHAM RECEIVABLES (NO. 29) LTD, as a Committed Note Purchaser
Series 2013-B Initial Investor Group Principal Amount: $47,244,094.49
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $112,781,954.89
LLOYDS BANK PLC, as a Funding Agent, for GRESHAM RECEIVABLES (NO. 29) LTD, as a Conduit Investor and a Committed Note Purchaser

SCHEDULE III
Series 2013-B Interest Rate Cap Amortization Schedule

Date of Determination Occurring During Period Set Forth Below	Notional Amount of Series 2013-B Interest Rate Caps as Percentage of Series 2013-B Maximum Principal Amount
On or prior to Expected Final Payment Date plus one Payment Date	100.00%
After (x) Expected Final Payment Date plus one Payment Date but on or prior to (y) Expected Final Payment Date plus two Payment Dates	91.67%
After (x) Expected Final Payment Date plus two Payment Dates but on or prior to (y) Expected Final Payment Date plus three Payment Dates	83.33%
After (x) Expected Final Payment Date plus three Payment Dates but on or prior to (y) Expected Final Payment Date plus four Payment Dates	75.00%
After (x) Expected Final Payment Date plus four Payment Dates but on or prior to (y) Expected Final Payment Date plus five Payment Dates	66.67%
After (x) Expected Final Payment Date plus five Payment Dates but on or prior to (y) Expected Final Payment Date plus six Payment Dates	58.33%
After (x) Expected Final Payment Date plus six Payment Dates but on or prior to (y) Expected Final Payment Date plus seven Payment Dates	50.00%
After (x) Expected Final Payment Date plus seven Payment Dates but on or prior to (y) Expected Final Payment Date plus eight Payment Dates	41.67%
After (x) Expected Final Payment Date plus eight Payment Dates but on or prior to (y) Expected Final Payment Date plus nine Payment Dates	33.33%
After (x) Expected Final Payment Date plus nine Payment Dates but on or prior to (y) Expected Final Payment Date plus ten Payment Dates	25.00%
After (x) Expected Final Payment Date plus ten Payment Dates but on or prior to (y) Expected Final Payment Date plus eleven Payment Dates	16.67%
After (x) Expected Final Payment Date plus eleven Payment Dates but on or prior to (y) Legal Final Payment Date	8.33%
After Legal Final Payment Date	0%

ANNEX 1

REPRESENTATIONS AND WARRANTIES
1.HVF II. HVF II represents and warrants to each Conduit Investor and each Committed Note Purchaser that each of its representations and warranties in the Series 2013-B Related Documents is true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and further represents and warrants to such parties that:

a.	no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes, is continuing;

b.
assuming each Conduit Investor or other purchaser of the Series 2013-B Notes hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, and further assuming that the representations and warranties of each Conduit Investor set forth in Article VI are true and correct, the offer and sale of the Series 2013-B Notes in the manner contemplated by this Series 2013-B Supplement is a transaction exempt from the registration requirements of the Securities Act, and the Group II Indenture is not required to be qualified under the Trust Indenture Act;

c.
on the Series 2013-B Restatement Effective Date, HVF II has furnished to the Administrative Agent true, accurate and complete copies of all Series 2013-B Related Documents to which it is a party as of the Series 2013-B Restatement Effective Date, all of which are in full force and effect as of the Series 2013-B Restatement Effective Date;

d.
as of the Series 2013-B Restatement Effective Date, none of the written information furnished by HVF II, Hertz or any of its Affiliates, agents or representatives to the Conduit Investors, the Committed Note Purchasers, the Administrative Agent or the Funding Agents for purposes of or in connection with this Series 2013-B Supplement, including any information relating to the Series 2013-B Collateral, taken as a whole, is inaccurate in any material respect, or contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was stated or certified unless such information has been superseded by subsequently delivered information; and

e.
HVF II is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act. In reaching this conclusion, although other statutory or regulatory exemptions under the Investment Company Act may be available, HVF II has relied on the exemption from registration set forth in Rule 3a-7 under the Investment Company Act.

2.
Group II Administrator. The Group II Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser that each representation and warranty made by it in each Series 2013-B Related Document, is true and correct in all material respects as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

3.
Conduit Investors and Committed Note Purchasers. Each of the Conduit Investors and each of the Committed Note Purchasers represents and warrants to HVF II and the Group II Administrator, as of the Series 2013-B Restatement Effective Date (or, with respect to each Conduit Investor and each Committed Note Purchaser that becomes a party hereto after the Series 2013-B Restatement Effective Date, as of the date such Person becomes a party hereto), that:

a.
it has had an opportunity to discuss HVF II’s and the Group II Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group II Administrator and their respective representatives;

b.
it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2013-B Notes;

c.
it purchased the Series 2013-B Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

d.
it understands that the Series 2013-B Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Series 2013-B Notes, and that any transfer must comply with the provisions of the Group II Supplement and Article IX of the Series 2013-B Supplement;

e.
it understands that the Series 2013-B Notes will bear the legend set out in the form of Series 2013-B Notes attached as Exhibit A hereto and be subject to the restrictions on transfer described in such legend and in Section 9.1;

f.	it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2013-B Notes;

g.	it understands that the Series 2013-B Notes may be offered, resold, pledged or otherwise transferred only in accordance with Section 9.3 and only:

i.	to HVF II,

ii.	in a transaction meeting the requirements of Rule 144A under the Securities Act,

iii.	outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or

iv.
in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing provisions of this Section 3(g), it is hereby understood and agreed by HVF II that the Series 2013-B Notes will be pledged by each Conduit Investor pursuant to its related commercial paper program documents, and the Series 2013-B Notes, or interests therein, may be sold, transferred or pledged to its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider;

provided that, for the avoidance of doubt, HVF II may, in its sole and absolute discretion, withhold its consent with respect to any offer, sale, pledge or other transfer of any Series 2013-B Note to any Person and any such withholding shall be deemed reasonable;

h.
if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2013-B Notes as described in clause (ii) or (iv) of Section 3(g) of this Annex 1, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of this Annex 1, the transferee of the Series 2013-B Notes will be required to deliver a certificate that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation, and it understands that the registrar and transfer agent for the Series 2013-B Notes will not be required to accept for registration of transfer the Series 2013-B Notes acquired by it, except upon presentation of an executed letter in the form described herein; and

i.	it will obtain from any purchaser of the Series 2013-B Notes substantially the same representations and warranties contained in the foregoing paragraphs.

ANNEX 2
COVENANTS
HVF II and the Group II Administrator each severally covenants and agrees that, until the Series 2013-B Notes have been paid in full and the Term has expired, it will:

1.	Performance of Obligations. Duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Series 2013-B Related Document to which it is a party.

2.	Amendments. Not amend, supplement or otherwise modify, or consent to any amendment, supplement, modification or waiver of:

i.
(A) other than with respect to the waiver of a Group II Leasing Company Amortization Event with respect to the RCFC Series 2010-3 Note, any provision of the Series 2013-B Related Documents or RCFC Series 2010-3 Related Documents if such amendment, supplement, modification, waiver or consent adversely affects the Series 2013-B Noteholders without the consent of the Series 2013-B Required Noteholders, or (B) solely with respect to the waiver of a Group II Leasing Company Amortization Event with respect to the RCFC Series 2010-3 Note, any provision of the Series 2013-B Related Documents or RCFC Series 2010-3 Related Documents if such amendment, supplement, modification, waiver or consent adversely affects the Series 2013-B Noteholders without the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount; provided that, prior to entering into, granting or effecting any such amendment, supplement, modification or consent without the consent of the Series 2013-B Required Noteholders (in the case of the foregoing clause (A)) or the consent of Series 2013-B Noteholders holding more than 66⅔% of the Series 2013-B Principal Amount (in the case of the foregoing clause (B)), HVF II shall deliver to the Trustee and each Funding Agent an Officer’s Certificate and Opinion of Counsel (which may be based on an Officer’s Certificate) confirming, in each case, that such amendment, modification, waiver, supplement or consent does not adversely affect the Series 2013-B Noteholders;

ii.	any Series 2013-B Letter of Credit so that it is not substantially in the form of Exhibit I to this Series 2013-B Supplement without written consent of the Series 2013-B Required Noteholders;

iii.
(a) the defined terms “HVF II Group II Aggregate Asset Amount Deficiency” and “HVF II Group II Liquidation Event” appearing in the RCFC Series 2010-3 Supplement, (b) the defined terms “Group II Aggregate Asset Amount”, “Group II Aggregate Asset Amount Deficiency”, “Group II Manufacturer Program”, “Group II Liquidation Event”, “Group II Required Contractual Criteria” and “Group II Aggregate Asset Coverage Threshold Amount”, in each case, appearing in the Group II Supplement, (c) the defined terms “Commitment”, “Commitment Percentage”, “Conduit Assignee”, “CP Rate”, “Eurodollar Advance”, “Eurodollar Interest Period”, “Eurodollar Rate”, “Eurodollar Rate (Reserve Adjusted)”, “Funding Conditions”, “Investor Group Principal Amount”, “Maximum Investor Group Principal Amount”, “Prime Rate”, “Program Fee”, “Series 2013-B AAA Component”, “Series 2013-B Adjusted Advance Rate”, “Series 2013-B Adjusted Asset Coverage Threshold Amount”, “Series 2013-B Asset Amount”, “Series 2013-B Asset Coverage Threshold Amount”, “Series 2013-B Base Rate”, “Series 2013-B Baseline Advance Rate”, “Series 2013-B Blended Advance Rate”, “Series 2013-B Commitment Termination Date”, “Series 2013-B Concentration Excess Advance Rate Adjustment”, “Series 2013-B Eligible Manufacturer Receivable”, “Series 2013-B Liquidation Event”, “Series 2013-B Manufacturer Concentration Excess Amount”, “Series 2013-B Manufacturer Percentage”, “Series 2013-B Maximum Manufacturer Amount”, “Series 2013-B Maximum Non-Investment Grade (High) Program Receivable Amount”, “Series 2013-B MTM/DT Advance Rate Adjustment”, “Series 2013-B Non-Investment Grade (High) Program Receivable Concentration Excess Amount”, “Series 2013-B Non-Liened Vehicle Concentration Excess Amount”, “Series 2013-B Select Component”, “Series 2013-B Third-Party Market Value”, “Undrawn Fee” or “Up-Front Fee”, in each case, appearing in the Series 2013-B Supplement, or (d) the required amount of Enhancement or Group II

Series Enhancement with respect to the Series 2013-B Noteholders, in each case, without the written consent of each Committed Note Purchaser and each Conduit Investor; or

iv.
any defined terms included in any of the defined terms listed in the preceding clause (iii) if such amendment, supplement or modification materially adversely affects the Series 2013-B Noteholders, without the consent of each Committed Note Purchaser and each Conduit Investor; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Committed Note Purchaser and each Conduit Investor, HVF II shall deliver to each Funding Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Series 2013-B Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

provided that, (a) the preceding clause (i) shall not apply to (I) any amendment, supplement, modification or consent with respect to any Series 2013-B Interest Rate Cap (A) the sole effect of which amendment, supplement, modification or consent is to (w) increase the notional amount thereunder, (x) modify the notional amortization schedule thereunder applicable during the period between the Expected Final Payment Date and the Legal Final Payment Date (y) decrease the strike rate of or (z) extend the term thereunder (B) if HVF II would be permitted to enter into such Series 2013-B Interest Rate Cap, as so amended, supplemented or modified without the consent of the Series 2013-B Noteholders, (II) any amendment, supplement, modification or consent with respect to any Series 2013-B Demand Note permitted pursuant to Section 4.5 of the Series 2013-B Supplement. or (III) any amendment, supplement, modification or consent with respect to the definitions of “Series 2010-3 Commitment Termination Date”, “Series 2010-3 Maximum Principal Amount” or “Special Term”, in each case, as such terms are defined in the RCFC Series 2010-3 Supplement; and (b) HVF II and the Group II Administrator agree that any amendment or modification described in Section 11.2(b)(i) (which for the avoidance of doubt, includes amendments or modifications to any Series 2013-B Maximum Principal Amount), 10.2(b)(ii), 10.2(b)(iii) and 10.2(b)(iv) of the Group II Supplement that affects the Series 2013-B Noteholders shall require the consent of Series 2013-B Noteholders holding 100% of the Series 2013-B Principal Amount.

3.
Delivery of Information. (i) At the same time any report, notice, certificate, statement, Opinion of Counsel or other document is provided or caused to be provided to the Trustee or any Rating Agency by HVF II or the Group II Administrator under the Series 2013-B Supplement or, to the extent such report, notice certificate, statement, Opinion of Counsel or other document relates to the Series 2013-B Notes, Series 2013-B Collateral or the Group II Indenture, provide the Administrative Agent (who shall provide a copy thereof to the Committed Note Purchasers and the Conduit Investors) with a copy of such report, notice, certificate, Opinion of Counsel or other document, provided that, no Opinion of Counsel delivered in connection with the issuance of any Series of Notes (other than the Series 2013-B Notes) shall be required to be provided pursuant to this clause (i); (ii) at the same time any report is provided or caused to be provided by RCFC to the HVF II Trustee pursuant to Sections 5.1(e) or (f) of the RCFC Series 2010-3 Supplement, provide or cause to be provided to the Administrative Agent a copy of such report and (iii) provide the Administrative Agent and each Funding Agent such other information with respect to HVF II or the Group II Administrator as the Administrative Agent or any Funding Agent may from time to time reasonably request; provided however, that neither HVF II nor the Group II Administrator shall have any obligation under this Section 3 to deliver to the Administrative Agent copies of any information, reports, notices, certificates, statements, Opinions of Counsel or other documents relating solely to any Series of Notes other than the Series 2013-B Notes, or any legal opinions or routine communications, including determinations relating to payments, payment requests, payment directions or other similar calculations. For the avoidance of doubt, nothing in this Section 3 shall require any Opinion of Counsel provided to any Person pursuant to this Section 3 to be addressed to such Person or to permit such Person any basis on which to rely on such Opinion of Counsel.

4.
Access to Collateral Information. At any time and from time to time, following reasonable prior notice from the Administrative Agent or any Funding Agent, and during regular business hours, permit, and if applicable, cause RCFC to permit, the Administrative Agent or any Funding Agent, or their respective agents or representatives (including any independent public accounting firm, independent consulting firm or other third party auditors) or permitted assigns, access to the offices of, the Group II Administrator, Hertz, and HVF II, as applicable,

(i)    to examine and make copies of and abstracts from all documentation relating to the Series 2013-B Collateral on the same terms as are provided to the Trustee under Section 6.4 of the Base Indenture (but excluding making copies of or abstracts from any information that the Group II Administrator or HVF II reasonably determines to be proprietary or confidential; provided that, for the avoidance of doubt, all data and information used to calculate any Series 2013-B MTM/DT Advance Rate Adjustment or lack thereof shall be deemed to be proprietary and confidential), and
(ii)    upon reasonable notice, to visit the offices and properties of, the Group II Administrator, Hertz, and HVF II for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Series 2013-B Collateral, or the administration and performance of the Base Indenture, the Group II Supplement, the Series 2013-B Supplement and the other Series 2013-B Related Documents with any of the Authorized Officers or other nominees as such officers specify, of the Group II Administrator, Hertz and/or HVF II, as applicable, having knowledge of such matters, in each case as may reasonably be requested; provided that, (i) prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2013-B Notes, one such visit per annum, if requested, coordinated by the Administrative Agent and in which each Funding Agent may participate shall be at HVF II’s sole cost and expense and (ii) during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2013-B Notes, each such visit shall be at HVF II’s sole cost and expense.
Each party making a request pursuant to this Section 4 shall simultaneously send a copy of such request to each of the Administrative Agent and each Funding Agent, as applicable, so as to allow such other parties to participate in the requested visit.

5.
Cash AUP. At any time and from time to time, following reasonable prior notice from the Administrative Agent, cooperate with the Administrative Agent or its agents or representatives (including any independent public accounting firm, independent consulting firm or other third party auditors) or permitted assigns in conducting a review of any ten (10) Business Days selected by the Administrative Agent (or its representatives or agents), confirming (i) the information contained in the Daily Group II Collection Report for each such day, (ii) that the Group II Collections described in each such Daily Group II Collection Report for each such day were applied correctly in accordance with Article V of the Series 2013-B Supplement, (iii) the information contained in the Series 2010-3 Daily Collection Report (as defined in the RCFC Series 2010-3 Supplement) for each such day and (iv) that the Series 2010-3 Collections (as defined in the RCFC Series 2010-3 Supplement) described in each such Series 2010-3 Daily Collection

Report for each such day were applied correctly in accordance with Article VII of the RCFC Series 2010-3 Supplement (a “Cash AUP”); provided that, such Cash AUPs shall be at HVF II’s sole cost and expense (i) for no more than one such Cash AUP per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes, and (ii) for each such Cash AUP after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes.

6.
Noteholder Statement AUP. On or prior to the Payment Date occurring in July of each year, the Group II Administrator shall cause a firm of independent certified public accountants or independent consultants (reasonably acceptable to both the Administrative Agent and the Group II Administrator, which may be the Group II Administrator’s accountants) to deliver to the Administrative Agent and each Funding Agent, a report in a form reasonably acceptable to HVF II and the Administrative Agent (a “Noteholder Statement AUP”); provided that, such Noteholder Statement AUPs shall be at HVF II's sole cost and expense (i) for no more than one such Noteholder Statement AUP per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes and (ii) for each such Noteholder Statement AUP after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-B Notes.

7.
Margin Stock. Not permit any (i) part of the proceeds of any Advance to be (x) used to purchase or carry any Margin Stock or (y) loaned to others for the purpose of purchasing or carrying any Margin Stock or (ii) amounts owed with respect to the Series 2013-B Notes to be secured, directly or indirectly, by any Margin Stock.

8.
Reallocation of Excess Collections. On or after the Expected Final Payment Date, use all amounts allocated to and available for distribution from each principal collection account in respect of each Series of Group II Notes to decrease, pro rata (based on Principal Amount), the Series 2013-B Principal Amount and the principal amount of any other Series of Group II Notes that is then required to be paid.

9.
Financial Statements. Commencing August 31, 2015, deliver to each Funding Agent within 120 days after the end of each fiscal year of HVF II, the financial statements prepared pursuant to Section 6.16 of the Base Indenture.

10.
Master Servicer’s Fleet Report. In the case of the Group II Administrator, for so long as a Group II Liquidation Event for any Series of Group II Notes is continuing, furnish or cause the Group II Lease Servicer to furnish to the Administrative Agent and each Series 2013-B Noteholder, the Fleet Report prepared in accordance with Section 2.4 of the RCFC Collateral Agency Agreement; provided that the Group II Lease Servicer may furnish or cause to be furnished to the Administrative Agent any such Fleet Report, by posting, or causing to be posted, such Fleet Report to a password-protected website made available to the Administrative Agent or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).

11.
Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent, and at its sole expense, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of this Series 2013-B Supplement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby.

12.
Group II Administrator Replacement. Not appoint or agree to the appointment of any successor Group II Administrator (other than the Group II Back-Up Administrator) without the prior written consent of the Series 2013-B Required Noteholders.

13.
Series 2010-3 Administrator Replacement. Not appoint or agree to the appointment of any successor Series 2010-3 Administrator (other than the Series 2010-3 Back-Up Administrator) without the prior written consent of the Series 2013-B Required Noteholders.

14.
Series 2010-3 Back-Up Disposition Agent Agreement Amendments. Not amend the Series 2010-3 Back-Up Disposition Agent Agreement in a manner that materially adversely affects the Series 2013-B Noteholders, as determined by the Administrative Agent in its sole discretion, without the prior written consent of the Series 2013-B Required Noteholders.

15.
Independent Directors. (x) Not remove any Independent Director of the HVF II General Partner or RCFC, without (i) delivering an Officer’s Certificate to the Administrative Agent certifying that the replacement Independent Director of the applicable entity satisfies the definition of Independent Director and (ii) obtaining the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), in each case, no later than ten (10) Business Days prior to the effectiveness of such removal (or such shorter period as my be agreed to by the Administrative Agent) and (y) not replace any Independent Director of the HVF II General Partner or RCFC unless (i) it has obtained the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed) or (ii) such replacement Independent Director is an officer, director or employee of an entity that provides, in the ordinary course of its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and otherwise meets the applicable definition of Independent Director; provided, that, for the avoidance of doubt, in the event that an Independent Director of the HVF II General Partner or RCFC is removed in connection with any such replacement, the HVF II General Partner or RCFC, as applicable, and the Group II Administrator shall be required to effect such removal in accordance with clause (x) above.

16.
Notice of Certain Amendments. Within five (5) Business Days of the execution of any amendment or modification of any Series 2013-B Related Document or any RCFC Series 2010-3 Related Document, the Group II Administrator shall provide written notification of such amendment or modification to Standard & Poor’s for so long as Standard& Poor’s is rating any Series 2013-B Commercial Paper.

17.
Standard & Poor’s Limitation on Permitted Investments. For so long as any Series 2013-B Commercial Paper is being rated by Standard & Poor’s and the Funding Agent with respect the Investor Group that issues such Series 2013-B Commercial Paper has notified HVF II in writing that such Series 2013-B Commercial Paper has not been issued on a “fully-wrapped” basis (and, if so notified, until such notice has been revoked by such Funding Agent), neither the Group II Administrator nor HVF II shall invest, or direct the investment of, any funds on deposit in any Series 2013-B Accounts, in a Permitted Investment that is a Permitted Investment pursuant to clause (viii) of the definition thereof (an “Additional Permitted Investment”), unless the Group II Administrator shall have received confirmation in writing from Standard & Poor’s that the investment of such funds in an Additional Permitted Investment will not cause the rating on such Series 2013-B Commercial Paper being rated by Standard & Poor’s to be reduced or withdrawn.

18.
Maintenance of Separate Existence. Take or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to HVF II and (y) comply in all material respects with those procedures described in such provisions that are applicable to HVF II.

19.	Merger.

i.	Solely with respect to HVF II, not be a party to any merger or consolidation without the prior written consent of the Series 2013-B Required Noteholders.

ii.	Solely with respect to the Group II Administrator, not permit or suffer RCFC to be a party to any merger or consolidation without the prior written consent of the Series 2013-B Required Noteholders.

20.	Series 2013-B Third-Party Market Value Procedures. Comply with the Series 2013-B Third-Party Market Value Procedures in all material respects.

21.
Enhancement Provider Ratings. Solely with respect to the Group II Administrator, at least once every calendar month, determine (a) whether any Series 2013-B Letter of Credit Provider has been subject to a Series 2013-B Downgrade Event and (b) whether each Interest Rate Cap Provider is an Eligible Interest Rate Cap Provider.

22.
Additional Group II Leasing Companies. Solely with respect to HVF II, not designate any Additional Group II Leasing Company or acquire any Additional Group II Leasing Company Notes, in each case, without the prior written consent of the Series 2013-B Required Noteholders

23.
Future Issuances of Group II Notes. Not issue any other Series of Group II Notes on any date on which any Group II Leasing Company Amortization Event or Group II Potential Leasing Company Amortization Event is continuing without the prior written consent of the Series 2013-B Required Noteholders

24.	Financial Statements and Other Reporting. Solely with respect to the Group II Administrator, furnish or cause to be furnished to each Funding Agent:

i.commencing August 31, 2015, within 120 days after the end of each of Hertz’s fiscal years, copies of the Annual Report on Form 10‑K filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such an Annual Report if Hertz were a reporting company, including consolidated financial statements consisting of a balance sheet of Hertz and its consolidated subsidiaries as at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by Hertz;

ii.commencing August 31, 2015, within sixty (60) days after the end of each of the first three quarters of each of Hertz’s fiscal years, copies of the Quarterly Report on Form 10‑Q filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such a Quarterly Report if Hertz were a reporting company, including (x) financial statements consisting of consolidated balance sheets of Hertz and its consolidated subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of Hertz as having been prepared in accordance with GAAP;

iii.simultaneously with the delivery of the Annual Report on Form 10‑K (or equivalent information) referred to in (i) above and the Quarterly Report on Form 10‑Q (or equivalent information) referred to in (ii) above, an Officer’s Certificate of Hertz stating whether, to the knowledge of such officer, there exists on the date of the certificate any condition or event that then constitutes, or that after notice or lapse of time or both would constitute, a Potential Operating Lease Event of Default (as defined in the RCFC Series 2010-3 Supplement) or Operating Lease Event of Default (as defined in the RCFC Series 2010-3 Supplement), and, if any such condition or event exists, specifying the nature and period of existence thereof and the action Hertz is taking and proposes to take with respect thereto;

iv.promptly after obtaining actual knowledge thereof, notice of any Series 2010-3 Manufacturer Event of Default (as defined in the RCFC Series 2010-3 Supplement) or termination of a Series 2010-3 Manufacturer Program (as defined in the RCFC Series 2010-3 Supplement); and

v.promptly after any Authorized Officer of Hertz becomes aware of the occurrence of any Reportable Event (as defined in the RCFC Series 2010-3 Supplement) (other than a reduction in active Plan participants) with respect to any Plan (as defined in the RCFC Series 2010-3 Supplement) of Hertz, a certificate signed by an Authorized Officer of Hertz setting forth the details as to such Reportable Event and the action that such Lessee is taking and proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation.
The financial data that shall be delivered to the Funding Agents pursuant to the foregoing paragraphs (i) and (ii) shall be prepared in conformity with GAAP.

Notwithstanding the foregoing provisions of this Section 24, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of such Hertz’s accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Group II Administrator may, in lieu of furnishing or causing to be furnished the information, documents and reports so required to be furnished, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that the Group II Administrator shall in any event be required to furnish or cause to be furnished such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this Section 24.

Documents, reports, notices or other information required to be furnished or delivered pursuant to this Section 24 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Hertz posts such documents, or provides a link thereto on Hertz’s or any Parent Entity’s website (or such other website address as the Group II Administrator may specify by written notice to the Funding Agents from time to time) or (ii) on which such documents are posted on Hertz’s or any Parent Entity’s behalf on an internet or intranet website to which the Funding Agents have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the Funding Agents).

25.
Delivery of Specified Financial Statements. Solely with respect to the Group II Administrator, no later than August 31, 2015, file or cause to be filed with the SEC all annual and quarterly financial statements required to have been filed by Hertz with the SEC as of such date (for the avoidance of doubt, for the purposes of this Section 25, any report not filed in reliance on any relief that the Securities and Exchange Commission shall have granted Hertz shall be deemed filed on the date such relief shall have been so granted), so that Hertz is deemed to be current in its reporting obligations under the Securities Exchange Act of 1934 as of such date. Upon such filing, such financial statements shall be deemed to have been delivered to the Trustee and each Funding Agent by the Group II Administrator.

26.
Non-Program Vehicle Report. Solely with respect to the Group II Administrator, on or before June 31 of each year, commencing in June 2015, cause a nationally recognized firm of independent certified public accountants or a nationally recognized firm of independent consultants to furnish a report to the Trustee to the effect that they have performed certain agreed upon procedures on a statistical sample designed to provide a ninety-five percent (95%) confidence level confirming the calculations of (i) the Disposition Proceeds received by or on behalf of RCFC from the sale or other disposition of all Series 2010-3 Non-Program Vehicles (as defined in the RCFC Series 2010-3 Supplement) (other than Casualties (as defined in the RCFC Series 2010-3 Supplement)) sold or otherwise disposed of during the Related Month (as defined in the RCFC Series 2010-3 Supplement) and (ii) the respective Net Book Values (as defined in the RCFC Series 2010-3 Supplement) of such Series 2010-3 Non-Program Vehicles.

27.
Verification of Title. Solely with respect to the Group II Administrator, on or before June 31 of each year, commencing in June 2015, cause a nationally recognized firm of independent certified public accountants or a nationally recognized firm of independent consultants to furnish a report to the Trustee to the effect that they have performed certain agreed upon procedures on a statistical sample of the Certificates of Title (as defined in the RCFC Series 2010-3 Supplement) of the Series 2010-3 Eligible Vehicles (as defined in the RCFC Series 2010-3 Supplement) constituting Series 2010-3 RCFC Segregated Vehicle Collateral (as defined in the RCFC Series 2010-3 Supplement) designed to provide a ninety-five percent (95%) confidence level confirming that the Series 2010-3 Eligible Vehicles are titled in the name of RCFC and the Certificates of Title with respect to the Series 2010-3 Eligible Vehicles show a first lien in the name of the RCFC Collateral Agent, except for such exceptions as shall be set forth in such report.

ANNEX 3

CONDITIONS PRECEDENT
The effectiveness of this Series 2013-B Supplement is subject to the following, in each case as of the Series 2013-B Restatement Effective Date:

1.	the Base Indenture, the Group II Supplement and the Series 2013-B Supplement shall be in full force and effect;
2.each Funding Agent shall have received copies of (i) the Certificate of Incorporation and By‑Laws of Hertz, the certificate of incorporation and by-laws of the HVF II General Partner and the certificate of formation and limited partnership agreement of HVF II, certified by the Secretary of State of the state of incorporation or organization, as the case may be, (ii) resolutions of the board of directors (or an authorized committee thereof) of the HVF II General Partner and Hertz with respect to the transactions contemplated by this Series 2013-B Supplement, and (iii) an incumbency certificate of the HVF II General Partner and Hertz, each certified by the secretary or assistant secretary of the related entity in form and substance reasonably satisfactory to the Administrative Agent;
3.each Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, shall have received a copy of a notification in writing by DBRS that the execution of this Series 2013-B Supplement will not result in a reduction or withdrawal by DBRS of the rating or credit risk assessment of the Series 2013-B Notes;
4.each Conduit Investor and each Committed Note Purchaser shall have received opinions of counsel (i) from Weil, Gotshal & Manges LLP, or other counsel acceptable to the Conduit Investors and the Committed Note Purchasers, with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request (including regarding non-consolidation, true lease, true-sale and UCC security interest matters, tax and no-conflicts) and (ii) from counsel to the Trustee acceptable to the Conduit Investors and the Committed Note Purchasers with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request;
5.the Administrative Agent shall have received evidence satisfactory to it of the completion of all UCC filings as may be necessary to perfect or evidence the assignment by HVF II to the Trustee of its interests in the Series 2013-B Collateral, the proceeds thereof and the security interests granted pursuant to the Series 2013-B Supplement and the Group II Supplement;
6.the Administrative Agent shall have received a written search report listing all effective financing statements that name HVF II as debtor or assignor and that are filed in the State of Delaware and in any other jurisdiction that the Administrative Agent determines is necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches showing no such liens that are not permitted by the Series 2013-B Related Documents; and
7.each Committed Note Purchaser shall have received payment of the Up-Front Fee owing to it; and
no later than two (2) days prior to the Series 2013-B Restatement Effective Date, the Administrative Agent shall have received all documentation and other information about HVF II and Hertz that the Administrative Agent has reasonably determined is required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and that the Administrative Agent has reasonably requested in writing at least five (5) days prior to the Series 2013-B Restate

ANNEX 4

122a REPRESENTATIONS AND UNDERTAKING

1.	The Group II Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser as of the Series 2013-B Restatement Effective Date that:

i.	it owns (directly or indirectly) 100% of the issued and outstanding stock in RCFC (the “RCFC Equity”);

ii.	the Series 2013-B Blended Advance Rate does not exceed 95%; and

iii.	the Series 2010-3 Advance Rate (as defined in the RCFC Series 2010-3 Supplement) does not exceed 95%,

2.	The Group II Administrator agrees for the benefit of each Conduit Investor and Committed Note Purchaser that it shall, for so long as any Series 2013-B Notes are Outstanding:

(a)
not sell or transfer (in whole or in part) the RCFC Equity or subject the RCFC Equity to any credit risk mitigation, any short positions or any other hedge; provided that, the RCFC Equity may be pledged insofar as it is not otherwise prohibited from pledging the RCFC Equity under the RCFC Series 2010-3 Supplement;

(b)	promptly provide notice to each Conduit Investor and Committed Note Purchaser in the event that it fails to comply with clause (a) above; and

(c)
provide any and all information reasonably requested by any Committed Note Purchaser that is required by any such Committed Note Purchaser or any Conduit Investor in such Committed Note Purchaser’s Investor Group for purposes of complying with the Retention Requirement Law; provided that, compliance by the Group II Administrator with this clause (c) shall be at the expense of the requesting Committed Note Purchaser, and provided further that, this clause (c) shall not apply to information that the Group II Administrator is not able to provide (whether because the Group II Administrator has not been able to obtain the requested information after having made all reasonable efforts to do so, or by reason of any contractual, statutory or regulatory obligations binding on it).

3.
The Group II Administrator hereby represents and warrants to each Conduit Investor and each Committed Purchaser, as of the Series 2013-B Restatement Effective Date, as of the date of each Advance and as of the date of delivery of each Monthly Noteholders’ Statement that it continues to comply with Section 1 of this Annex 4 as of such date.

4.
Anything to the contrary in this Annex 4 notwithstanding, the Group II Administrator shall not be in breach of any undertaking, representation or warranty in this Annex 4 if it fails to comply due to events, actions or circumstances beyond its control.

5.
The Group II Administrator intends to hold the RCFC Equity as “originator” for the purposes of the Retention Requirement Law and intends that its holding of such RCFC Equity will satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation. For the avoidance of doubt, notwithstanding such statement of intent, the Group II Administrator makes no representation or warranty in this paragraph 5 that it will constitute an “originator” for the purposes of the Retention Requirement Law or that its holding of such RCFC Equity will satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation, and if (a) the Group II Administrator does not constitute an "originator" or holds any of the RCFC Equity in a capacity other than as “originator”, in each case for the purposes of the Retention Requirement Law, or (b) the Group II Administrator's holding of any of the RCFC Equity fails to satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation, then none of the events or conditions described in the preceding clauses (a) or (b) shall result in any Amortization Event, Potential Amortization Event, event of default, potential event of default or similar consequence, however styled, defined or denominated; provided that the foregoing shall not relieve the Group II Administrator of its obligation to comply with paragraphs 1 through 4 above.

A4 - 2

EXHIBIT A
TO
SERIES 2013-B SUPPLEMENT
FORM OF SERIES 2013-B VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE

SERIES 2013-B VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE

REGISTERED	$[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS SERIES 2013-B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING II LP, A SPECIAL PURPOSE LIMITED PARTNERSHIP ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH SERIES 2013-B NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E TO THE SERIES 2013-B SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

HERTZ VEHICLE FINANCING II LP
SERIES 2013-B VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE
Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [ ], as funding agent for [ ], as a Committed Note Purchaser, and [ ], as a Conduit Investor (the “Series 2013-B Note Purchaser”), or its registered assigns, the aggregate principal sum of [ ] ($[ ]) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Group II Indenture and the Series 2013-B Supplement; provided, that, the entire unpaid principal amount of this Series 2013-B Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Series 2013-B Note at the Series 2013-B Note Rate. Such interest shall be payable on each Payment Date until the principal of this Series 2013-B Note is paid or made available for payment, to the extent funds are available from Group II Interest Collections allocable to the Series 2013-B Note in accordance with the terms of the Series 2013-B Supplement. In addition, the Company will pay interest on this Series 2013-B Note, to the extent funds are available from Group II Interest Collections allocable to the Series 2013-B Note, on the dates set forth in Section 5.3 of the Series 2013-B Supplement. Pursuant to Sections 2.2 and 2.3 of the Series 2013-B Supplement, the principal amount of this Series 2013-B Note shall be subject to Advances and Decreases on any Business Day during the Series 2013-B Revolving Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time. During the Series 2013-B Revolving Period, this Series 2013-B Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2013-B Principal Collection Account and are available therefor, in accordance with Section 2.3(b) of the Series 2013-B Supplement. Beginning on the first Payment Date following the occurrence of a Series 2013-B Amortization Event, subject to cure in accordance with the Series 2013-B Supplement, the principal of this Series 2013-B Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Series 2013-B Note shall be paid in the manner specified on the reverse hereof.
The principal of and interest on this Series 2013-B Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Series 2013-B Note shall be applied first to interest due and payable on this Series 2013-B Note as provided above and then to the unpaid principal of this Series 2013-B Note. This Series 2013-B

Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.
Reference is made to the further provisions of this Series 2013-B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 2013-B Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Series 2013-B Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration-Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Series 2013-B Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: [ ], 201[ ]
HERTZ VEHICLE FINANCING II LP
By HVF II GP Corp., its General Partner
By:

Name:	Scott Massengill

Title:	Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is a Series 2013-B Note, a series issued under the within-mentioned Indenture.
Dated: [ ], 201[ ]
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

REVERSE OF SERIES 2013-B NOTE
This Series 2013-B Note is one of a duly authorized issue of Group II Notes of the Company, designated as its Series 2013-B Variable Funding Rental Car Asset Backed Notes (herein called the “Series 2013-B Note”), issued under (i) an Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), (ii) an Amended and Restated Group II Supplement, dated as of June 17, 2015 (as amended, supplemented or modified from time to time, is herein referred to as the “Group II Supplement”), between the Company and the Trustee and (iii) the Amended and Restated Series 2013-B Supplement, dated as of June 17, 2015 (as further amended, supplemented or modified from time to time, is herein referred to as the “Series 2013-B Supplement”), among the Company, the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee. The Base Indenture, together with the Group II Supplement and the Series 2013-B Supplement are referred to herein collectively, as the “Indenture”. Except as set forth in the Series 2013-B Supplement, the Series 2013-B Note is subject to all terms of the Base Indenture and Group II Supplement. Except as set forth in the Series 2013-B Supplement and the Group II Supplement, the Series 2013-B Note is subject to all of the terms of the Base Indenture. All terms used in this Series 2013-B Note that are defined in the Series 2013-B Supplement shall have the meanings assigned to them in or pursuant to the Series 2013-B Supplement.
The Series 2013-B Note is and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 26, 2013.
As described above, the entire unpaid principal amount of this Series 2013-B Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.8 of the Series 2013-B Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Series 2013-B Notes shall have occurred and be continuing then, in certain circumstances, principal of the Series 2013-B Note may be paid earlier, as described in the Indenture. All principal payments of the Series 2013-B Note shall be made to the Series 2013-B Noteholders.
Payments of interest on this Series 2013-B Note are due and payable on each Payment Date or such other date as may be specified in the Series 2013-B Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 2013-B Note, shall be made by wire transfer to the Holder of record of this Series 2013-B Note (or one or more predecessor Series 2013-B Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Series 2013-B Note (or one or more predecessor Series 2013-B Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Series 2013-

B Note and of any Series 2013-B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.
The Company shall pay interest on overdue installments of interest at the Series 2013-B Note Rate to the extent lawful.
Subject to the terms of the Indenture, the holder of any Series 2013-B Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2013-B Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit D to the Series 2013-B Supplement. In exchange for any Series 2013-B Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2013-B Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2013-B Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2013-B Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2013-B Note shall be made unless the request for such transfer is made by each Series 2013-B Noteholder at such office. Upon the issuance of transferred Series 2013-B Notes, the Trustee shall recognize the Holders of such Series 2013-B Note as Series 2013-B Noteholders.
Each Series 2013-B Noteholder, by acceptance of a Series 2013-B Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Series 2013-B Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2013-B Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 2013-B Note, to the extent provided for in the Indenture.
Each Series 2013-B Noteholder, by acceptance of a Series 2013-B Note, covenants and agrees that by accepting the benefits of the Indenture that such Series 2013-B Noteholder will not, for a period of one year and one day following payment in full of the Series 2013-B Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Master Related Documents.
Prior to the due presentment for registration of transfer of this Series 2013-B Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series 2013-B Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Series 2013-B Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

It is the intent of the Company and each Series 2013-B Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Series 2013-B Note will evidence indebtedness secured by the Series 2013-B Collateral. Each Series 2013-B Noteholder, by the acceptance of this Series 2013-B Note, agrees to treat this Series 2013-B Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Series 2013-B Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Series 2013-B Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Series 2013-B Noteholders and upon all future Holders of this Series 2013-B Note and of any Series 2013-B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 2013-B Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Series 2013-B Note includes any successor to the Company under the Indenture.
The Series 2013-B Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Series 2013-B Note and the Indenture, and all matters arising out of or relating to this Series 2013-B Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.
No reference herein to the Indenture and no provision of this Series 2013-B Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series 2013-B Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Series 2013-B Noteholders shall only have recourse to the Series 2013-B Collateral.

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2013-B Note Rate	Interest Period (if applicable)	Notation Made By

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Series 2013-B Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Series 2013-B Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated: _______________
NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Series 2013-B Note in every particular, without alteration, enlargement or any change whatsoever.
Signature Guaranteed:

Name:
Title:
NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Series 2013-B Note in every particular, without alteration, enlargement or any change whatsoever.

EX-B-1 - 4

EXHIBIT B-1
TO
SERIES 2013-B SUPPLEMENT
FORM OF SERIES 2013-B DEMAND NOTE

$[ ]	New York, New York
[_], 201[ ]

FOR VALUE RECEIVED, the undersigned, THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), promises to pay to the order of HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), on any date of demand (the “Demand Date”) the principal sum of $[ ].
1. Definitions. Capitalized terms used but not defined in this Demand Note shall have the respective meanings assigned to them in the Series 2013-B Supplement (as defined below). Reference is made to that certain Amended and Restated Base Indenture, dated as of October 31, 2014 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), between HVF II and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association (in such capacity, the “Trustee”), the Amended and Restated Group II Supplement thereto, dated as of June 17, 2015 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Group II Supplement”), between HVF II and the Trustee and the Amended and Restated Series 2013-B Supplement thereto, dated as of June 17, 2015 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Series 2013-B Supplement”), among HVF II, Deutsche Bank AG, New York Branch, as the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee.
2. Principal. The outstanding principal balance (or any portion thereof) of this Demand Note shall be due and payable on each Demand Date to the extent demand is made therefor by the Trustee.
3. Interest. Interest shall be paid on each Payment Date on the weighted average principal balance outstanding during the Interest Period immediately preceding such Payment Date at the Demand Note Rate. Interest hereon shall be calculated based on the actual number of days elapsed in each Interest Period calculated on a 30-360 basis. The “Demand Note Rate” means the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Interest Period as the rate for dollar deposits with a one-month maturity. “BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Hertz from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits offered by leading banks in the London interbank market. “Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Interest Period shall commence on November 25, 2013 and end on and include December 15, 2013. The maker and endorser waives presentment for payment, protest and notice of dishonor and nonpayment of this Demand Note. The receipt of interest in advance or the extension of time shall not relinquish or discharge any endorser of this Demand Note.
4. No Waiver, Amendment. No failure or delay on the part of HVF II in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single. or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by each of Hertz, HVF II and the Trustee and (b) all consents, if any, required for such actions under any material contracts or agreements of either Hertz or HVF II and the Series 2013-B Supplement shall have been received by the appropriate Persons.
5. Payments. All payments shall be made in lawful money of the United States of America by wire transfer in immediately available funds and shall be applied first to fees and costs, including collection costs, if any, next to interest and then to principal. Payments shall be made to the account designated in the written demand for payment.
6. Collection Costs. Hertz agrees to pay all costs of collection of this Demand Note, including, without limitation, reasonable attorney’s fees, paralegal’s fees and other legal costs (including court costs) incurred in connection with consultation, arbitration and litigation (including trial, appellate, administrative and bankruptcy proceedings), regardless of whether or not suit is brought, and all other costs and expenses incurred by HVF II or the Trustee in exercising its rights and remedies hereunder. Such costs of collection shall bear interest at the Demand Note Rate until paid.
7. No Negotiation. This Demand Note is not negotiable other than to the Trustee for the benefit of the Series 2013-B Noteholders pursuant to the Series 2013-B Supplement. The parties intend that this Demand Note will be pledged to the Trustee for the benefit of the secured parties under the Series 2013-B Supplement and the other Series 2013-B Related Documents and payments hereunder shall be made only to said Trustee.
8. Reduction of Principal. The principal amount of this Demand Note may be modified from time to time, only in accordance with the provisions of the Series 2013-B Supplement.
9. Governing Law. THIS DEMAND NOTE, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS DEMAND NOTE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
10. Captions. Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision this Demand Note.
THE HERTZ CORPORATION

By:

Name:    Scott Massengill
Title:    Senior Vice President and Treasurer

PAYMENT GRID

Date	Principal Amount	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

EXHIBIT B-2
TO

SERIES 2013-B SUPPLEMENT
FORM OF DEMAND NOTICE
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE
__________ ___, 20__
The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attn: Treasury Department
This Demand Notice is being delivered to you pursuant to Section 5.5(c) of that certain Amended and Restated Series 2013-B Supplement, dated as of June 17, 2015 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), as Issuer, The Hertz Corporation, as the Group II Administrator, certain committed note purchasers, certain conduit investors, certain funding agents and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Group II Supplement”), by and between HVF II and the Trustee, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”), by and between HVF II, as Issuer, and the Trustee. Capitalized terms used but not defined in this Demand Notice shall have the respective meanings assigned to them in the Series 2013-B Supplement.
Demand is hereby made for payment on the Series 2013-B Demand Note in the amount of $[ ] in immediately available funds by wire transfer to the account set forth below:
Account bank: [    ]
Account name: [    ]
ABA routing number: [    ]
Reference: [    ]

EXHIBIT C
TO
SERIES 2013-B SUPPLEMENT
FORM OF REDUCTION NOTICE REQUEST
SERIES 2013-B LETTER OF CREDIT
The Bank of New York Mellon Trust Company, N.A.,
as Trustee under the
Series 2013-B Supplement
referred to below
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration-Structured Finance
Request for reduction of the stated amount of the Series 2013-B Letter of Credit under the Series 2013-B Letter of Credit Agreement, dated as of June 17, 2015, (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof as of the date hereof, the “Letter of Credit Agreement”), between The Hertz Corporation (“Hertz”) and [        ], as the Issuing Bank.
The undersigned, a duly authorized officer of Hertz, hereby certifies to The Bank of New York Mellon Trust Company, N.A., in its capacity as the Trustee (the “Trustee”) under the Series 2013-B Supplement referred to in the Letter of Credit Agreement (as may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2013-B Supplement”) as follows:
1.    The Series 2013-B Letter of Credit Amount and the Series 2013-B Letter of Credit Liquidity Amount as of the date of this request prior to giving effect to the reduction of the stated amount of the Series 2013-B Letter of Credit requested in paragraph 2 of this request are $                    and $                   , respectively.
2.    The Trustee is hereby requested pursuant to Section 5.7(c) of the Series 2013-B Series Supplement to execute and deliver to the Series 2013-B Letter of Credit Provider a Series 2013-B Notice of Reduction substantially in the form of Annex G to the Series 2013-B Letter of Credit (the “Notice of Reduction”) for a reduction (the “Reduction”) in the stated amount of the Series 2013-B Letter of Credit by an amount equal to $                   . The Trustee is requested to execute and deliver the Notice of Reduction promptly following its receipt of this request, and in no event more than two (2) Business Days following the date of its receipt of this request (as required pursuant to Section 5.7(c) of the Series 2013-B Series Supplement), and to provide for the reduction pursuant to the Notice of Reduction to be as of                ,       . The undersigned understands that the Trustee will be relying on the contents hereof. The undersigned further understands that the Trustee shall not be liable to the undersigned for any failure to transmit (or any delay in transmitting) the Notice of Reduction (including any fees and expenses attributable to the stated amount of the Series 2013-B Letter of Credit not being reduced in accordance with this paragraph) to the extent such failure (or delay) does not result from the gross negligence or willful misconduct of the Trustee.

3.    To the best of the knowledge of the undersigned, the Series 2013-B Letter of Credit Amount and the Series 2013-B Letter of Credit Liquidity Amount will be $                    and $                   , respectively, as of the date of the reduction (immediately after giving effect to such reduction) requested in paragraph 2 of this request.
4.    The undersigned acknowledges and agrees that each of (a) the execution and delivery of this request by the undersigned, (b) the execution and delivery by the Trustee of a Notice of Reduction of the stated amount of the Series 2013-B Letter of Credit, substantially in the form of Annex G to the Series 2013-B Letter of Credit, and (c) the Series 2013-B Letter of Credit Provider’s acknowledgment of such notice constitutes a representation and warranty to the Series 2013-B Letter of Credit Provider and the Trustee (i) by the undersigned, in its capacity as [_], that each of the statements set forth in the Series 2013-B Letter of Credit Agreement is true and correct and (ii) by the undersigned, in its capacity as Group II Administrator under the Series 2013-B Supplement, that (A) the Series 2013-B Adjusted Liquid Enhancement Amount will equal or exceed the Series 2013-B Required Liquid Enhancement Amount, (B) the Series 2013-B Letter of Credit Liquidity Amount will equal or exceed the Series 2013-B Demand Note Payment Amount and (C) no Group II Aggregate Asset Amount Deficiency will exist immediately after giving effect to such reduction.
5.    The undersigned agrees that if on or prior to the date as of which the stated amount of the Series 2013-B Letter of Credit is reduced by the amount set forth in paragraph 2 of this request the undersigned obtains knowledge that any of the statements set forth in this request is not true and correct or will not be true and correct after giving effect to such reduction, the undersigned shall immediately so notify the Series 2013-B Letter of Credit Provider and the Trustee by telephone and in writing by telefacsimile in the manner provided in the Letter of Credit Agreement and the request set forth herein to reduce the stated amount of the Series 2013-B Letter of Credit shall be deemed canceled upon receipt by the Series 2013-B Letter of Credit Provider of such notice in writing.
6.    Capitalized terms used herein and not defined herein have the meanings set forth in the Series 2013-B Supplement.

IN WITNESS WHEREOF, The Hertz Corporation, as the Group II Administrator, has executed and delivered this request on this        day of                ,       .
THE HERTZ CORPORATION, as the Group II Administrator

By:            _______
Name:
Title:

EXHIBIT D
TO
SERIES 2013-B SUPPLEMENT
FORM OF LEASE PAYMENT
DEFICIT NOTICE
The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attn: Corporate Trust Administration-Structured Finance
[ ], 201[ ]
Ladies and Gentlemen:
This Lease Payment Deficit Notice is delivered to you pursuant to Section 5.9(b) of the Amended and Restated Series 2013-B Supplement, dated as of June 17, 2015 (as may be amended, supplemented, amended and restated or otherwise modified from time to time the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP (“HVF II”), as Issuer, The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation, as Group II Administrator (the “Group II Administrator”), Deutsche Bank AG, New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 as amended, supplemented, amended and restated or otherwise modified from time to time, the “Group II Supplement”), by and between HVF II and the Trustee. Terms used herein have the meanings provided in the Series 2013-B Supplement.
Pursuant to Section 5.9(a) and (b) of the Series 2013-B Supplement, The Hertz Corporation, in its capacity as Group II Administrator under the Group II Related Documents and the Series 2013-B Related Documents, hereby provides notice of a Series 2013-B Lease Payment Deficit in the amount of $                    (consisting of a Series 2013-B Lease Interest Payment Deficit in the amount of $                    and a Series 2013-B Lease Principal Payment Deficit in the amount of $                   ).

THE HERTZ CORPORATION, as Group II Administrator
By:______________________________
Name:____________________________
Title:_____________________________

EXHIBIT E
TO
SERIES 2013-B SUPPLEMENT
FORM OF PURCHASER’S LETTER
The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration-Structured Finance

Re:	Hertz Vehicle Financing II LP
Series 2013-B Rental Car Asset Backed Notes
Reference is made to the Amended and Restated Series 2013-B Supplement, dated as of June 17. 2015 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP, as Issuer (“HVF II”), The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation (“Hertz”), as Group II Administrator, Deutsche Bank AG New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group II Supplement”), by and between HVF II and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2013-B Supplement.
In connection with a proposed purchase of certain Series 2013-B Notes from [            ] by the undersigned, the undersigned hereby represents and warrants that:
(a)    it has had an opportunity to discuss HVF II’s and the Group II Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group II Administrator and their respective representatives;
(b)    it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2013-B Notes;
(c)    it is purchasing the Series 2013-B Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

(d)    it understands that the Series 2013-B Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Series 2013-B Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;
(e)    it understands that the Series 2013-B Notes will bear the legend set out in the form of Series 2013-B Notes attached as Exhibit B to the Series 2013-B Supplement and be subject to the restrictions on transfer described in such legend;
(f)    it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2013-B Notes;
(g)    it understands that the Series 2013-B Notes may be offered, resold, pledged or otherwise transferred only with HVF II’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF II, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF II that (i) in the case of each Investor Group with respect to which there is a Conduit Investor, the Series 2013-B Notes will be pledged by each Conduit Investor pursuant to its related commercial paper program documents, and the Series 2013-B Notes, or interests therein, may be sold, transferred or pledged to the related Committed Note Purchaser or any Program Support Provider or any Affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider and (ii) in the case of each Investor Group, the Series 2013-B Notes, or interests therein, may be sold, transferred or pledged to the related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider;
(h)    if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2013-B Notes as described in Section 3(g)(ii) or Section 3(g)(iv) of Annex 1 to the Series 2013-B Supplement, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of Annex 1 to the Series 2013-B Supplement, the transferee of the Series 2013-B Notes will be required to deliver a certificate, as described in Section 3(h) of Annex 1 to the Series 2013-B Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 2013-B Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Series 2013-B Notes included as an exhibit to the Series 2013-B Supplement. The undersigned understands that the registrar and transfer agent for the Series 2013-B Notes will not be required to accept for registration of transfer the Series 2013-B Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2013-B Supplement; and

(i)    it will obtain from any purchaser of the Series 2013-B Notes substantially the same representations and warranties contained in the foregoing paragraphs.
This certificate and the statements contained herein are made for your benefit and for the benefit of HVF II.
[            ]

By:
Name:
Title:
Dated:
cc: Hertz Vehicle Financing II LP

EXHIBIT F
TO
SERIES 2013-B SUPPLEMENT

HVF II--Integrated Model
Calculation Date:	2013-B				MASTER CHECK

HVF II Series 2013‐B Series Specific Required Credit Enhancement Calculations

Series 2013‐B AAA Component	Series 2013-B AAA Component Amount	Series 2013-B Baseline Advance Rates	Series 2013-B Allocable Concentration Excess Amount	Series 2013-B Concentration Excess Advance Rate Adjustment	MTM / Disposition Testing Advance Rate Adjustment	Series 2013-B Adjusted Advance Rate	Series 2013-B Applicable Advance Rate

Series 2013‐B Eligible IG Program Metal
Series 2013‐B Eligible IG Program Receivables
Series 2013‐B Eligible NIG Program Metal
Series 2013‐B Eligible HNIG Program Receivables
Series 2013‐B Eligible LNIG Program Receivables
Series 2013‐B Eligible IG Risk Metal
Series 2013‐B Eligible NIG Risk Metal
Series 2013‐B HVF II G1 Exchange Account Cash
Series 2013‐B Remainder AAA Amount
Series 2013‐B Group I Due & Unpaid Lease Amounts
Total				Series 2013‐B Blended Advance Rate:

Program Metal Check
Program Receivables Check
Risk Metal Check
Concentration Excess Check

HVF II Series 2013-B Series Specific Asset Coverage Calculations

Adjusted ACTA Calculation

Series Class A Outstanding Principal Amount (BOD)
Series Class B Outstanding Principal Amount (BOD)
Series Class C Outstanding Principal Amount (BOD)
Total Series Principal Amount
Series Principal Collection Account Amount
Series Adjusted Principal Amount
Series Blended Advance Rate
Series Asset Coverage Threshold Amount
Series Letter of Credit Amount
Series Available Reserve Account Amount
Total
Series Adjusted ACTA

Series Asset Amount Calculation

Series Floating Allocation Percentage
Series Asset Amount

Principal Deficit Amount Calculation

Series Adjusted Principal Amount
Series Asset Amount
Principal Deficit Amount

Series 2013‐B Excess Principal Event / Mandatory Decrease Calculation

Series 2013-B Maximum Principal Amount
Series 2013-B Outstanding Principal Amount (BOD)
Series 2013-B Excess Principal Event Occurring
Mandatory Decrease Amount

HVF II Series 2013-B Series Specific Liquid Enhancement Calculations

Liquid Enhancement Calculations

Series 2013 Letter of Credit Amount (gross)
Series 2013-B Letter of Credit Liquidity Amount (gross)
Series 2013-B Letter of Credit Amount (net)
Series 2013-B Letter of Credit Liquidity Amount (net)
Series 2013-B Available Reserve Account Amount
Series 2013-B Liquid Enhancement Amount (gross)
Series 2013-B Adjusted Liquid Enhancement Amount
Series 2013-B Required Liquid Enhancement Amount
Series 2013-B Liquid Enhancement (Deficiency) / Surplus Amount
Liquid Enhancement Check

Available Reserve Account Amount Calculations

Series 2013-B Available Reserve Account Amount
Series 2013-B Required Reserve Account Amount
Series 2013-B Reserve Account (Deficiency) / Surplus Amount
Check

Letter of Credit Provider Information

LC 1
LC 1 In Use
LC 1 Issuing Bank
LC 1 Expiration Date
LC 1 Expired?
LC1 Expiring w/in 60 Days?
LC 1 In Full Force and Effect?
Event of Bankruptcy w/r/t LC 1 LC Issuing Bank?
LC 1 Repudiated?
LC 1 Issuing Bank Series Eligible LC Provider Ratings?

LC 2
LC 2 In Use
LC 2 Issuing Bank
LC 2 Expiration Date
LC 2 Expired?
LC1 Expiring w/in 60 Days?
LC 2 In Full Force and Effect?
Event of Bankruptcy w/r/t LC 2 LC Issuing Bank?
LC 2 Repudiated?
LC 2 Issuing Bank Series Eligible LC Provider Ratings?

LC 3
LC 3 In Use
LC 3 Issuing Bank
LC 3 Expiration Date
LC 3 Expired?
LC1 Expiring w/in 60 Days?
LC 3 In Full Force and Effect?
Event of Bankruptcy w/r/t LC 3 LC Issuing Bank?
LC 3 Repudiated?
LC 3 Issuing Bank Series Eligible LC Provider Ratings?

Series 2013-B Interest Rate Cap Calculations

2013-B Credit Ag Cap

2013-B Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

2013-B Wells Fargo & Co Cap

2013-B Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

2013-B Barclays PLC Cap

2013-B Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

2013-B Bank of Nova Scotia Cap

2013-B Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

Current Notional Test

Current Aggregate Cap Notional
Current Series 2013-B Maximum Principal Amount
Current Notional Sufficient

Required 2013-B Notional Schedule Test

Scheduled Notional Equals Required Notional

Date	Factor	Required	Aggregate	Check

EXHIBIT G
TO
SERIES 2013-B SUPPLEMENT
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [    ], among [    ] (the “Transferor”), each purchaser listed as an Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”), the Funding Agent with respect to the assigning Committed Note Purchaser listed in the signature pages hereof (the “Funding Agent”), and Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.3(a) of the Amended and Restated Series 2013-B Supplement, dated as of June 17, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group II Supplement” and together with the Base Indenture and the Series 2013-B Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Committed Note Purchaser) wishes to become a Committed Note Purchaser party to the Series 2013-B Supplement; and
WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, the portion of its rights, obligations and commitments under the Series 2013-B Supplement and the Series 2013-B Notes as set forth herein;
NOW, THEREFORE, the parties hereto hereby agree as follows:
Upon the execution and delivery of this Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, the Funding Agent, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall become a Committed Note Purchaser party to the Series 2013-B Supplement for all purposes thereof.

The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s “Purchased Percentage”) of the Transferor’s Commitment under the Series 2013-B Supplement and the Transferor’s Investor Group Invested Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of the Transferor’s Commitment under the Series 2013-B Supplement and the Transferor’s Investor Group Invested Amount.
The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Article III of the Series 2013-B Supplement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees received by such Acquiring Committed Note Purchaser pursuant to the Series 2013-B Supplement from and after the Transfer Issuance Date].
From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2013-B Supplement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.
By executing and delivering this Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the Committed Note Purchasers as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-B Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Series 2013-B Notes, the Series 2013-B Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2013-B Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture, the Series 2013-B Supplement and such other Series 2013-B Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Administrative Agent, the Transferor or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the

Series 2013-B Supplement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement; (vi) each Acquiring Committed Note Purchaser appoints and authorizes a Funding Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement, (vii) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-B Supplement are required to be performed by it as an Acquiring Committed Note Purchaser and (viii) the Acquiring Committed Note Purchaser hereby represents and warrants to the Company and the Group II Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement are true and correct with respect to the Acquiring Committed Note Purchaser on and as of the date hereof and the Acquiring Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Commitment Percentages of the Transferor and each Acquiring Committed Note Purchaser as well as administrative information with respect to each Acquiring Committed Note Purchaser and its Funding Agent.
This Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor
By:______________________________
Title:
By:______________________________
Title:
[    ], as Acquiring Committed Note Purchaser

By:______________________________
Title:
[    ], as Funding Agent
By:______________________________
Title:

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

SCHEDULE I
LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES
DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent
Address:

Attention:

Telephone:
Facsimile:
[TRANSFEROR]

Address:	[ ]

Attention: [	]

Telephone: [	]

Facsimile: [	]
Prior Commitment Percentage:     [    ]
Revised Commitment Percentage:     [    ]
Prior Investor Group Principal Amount:    [    ]
Revised Investor Group Principal Amount:    [    ]
[TRANSFEROR FUNDING AGENT]

Address:	[ ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]
[ACQUIRING COMMITTED NOTE PURCHASER]

Address:	[ ]

Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

Prior Commitment Percentage:    [    ]
Revised Commitment Percentage:    [    ]
Prior Investor Group Principal Amount:    [    ]
Revised Investor Group Principal Amount:    [    ]
[ACQUIRING COMMITTED NOTE PURCHASER FUNDING AGENT]

Address:	[ ]
Attention: [    ]
Telephone: [    ]
Facsimile: [    ]

EXHIBIT H
TO
SERIES 2013-B SUPPLEMENT
FORM OF INVESTOR GROUP SUPPLEMENT
INVESTOR GROUP SUPPLEMENT, dated as of [ ], 201[ ], among (i) [ ] (the “Transferor Investor Group”), (ii) the Funding Agent with respect to the Transferor Investor Group in the signature pages hereof (the “Transferor Funding Agent”) (iii) [    ] (the “Acquiring Investor Group”), (iv) the Funding Agent with respect to the Acquiring Investor Group listed in the signature pages hereof (the “Acquiring Funding Agent”), and (v) Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Investor Group Supplement is being executed and delivered in accordance with subsection 9.3(c) of the Amended and Restated Series 2013-B Supplement, dated as of June 17, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.B., as trustee (the “Trustee”) to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Amended and Restated Group II Supplement, dated as of June 17, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group II Supplement” and together with the Base Indenture and the Series 2013-B Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, the Acquiring Investor Group wishes to become a Conduit Investor and a Committed Note Purchaser with respect to such Conduit Investor under the Series 2013-B Supplement; and
WHEREAS, the Transferor Investor Group is selling and assigning to the Acquiring Investor Group its respective rights, obligations and commitments under the Series 2013-B Supplement and the Series 2013-B Notes with respect to the percentage of its total commitment specified on Schedule I attached hereto;
NOW, THEREFORE, the parties hereto hereby agree as follows:
Upon the execution and delivery of this Investor Group Supplement by the Acquiring Investor Group, the Acquiring Funding Agent with respect thereto, the Transferor Investor Group, the Transferor Funding Agent and the Company (the date of such execution and delivery, the “Transfer

Issuance Date”), the Conduit Investor(s) and the Committed Note Purchasers with respect to the Acquiring Investor Group shall become parties to the Series 2013-B Supplement for all purposes thereof.
The Transferor Investor Group acknowledges receipt from the Acquiring Investor Group of an amount equal to the purchase price, as agreed between the Transferor Investor Group and the Acquiring Investor Group (the “Purchase Price”), of the portion being purchased by the Acquiring Investor Group (the Acquiring Investor Group’s “Purchased Percentage”) of the Commitment Amount with respect to the Committed Note Purchasers included in the Transferor Investor Group under the Series 2013-B Supplement and the Transferor Investor Group’s Investor Group Principal Amount. The Transferor Investor Group hereby irrevocably sells, assigns and transfers to the Acquiring Investor Group, without recourse, representation or warranty, and the Acquiring Investor Group hereby irrevocably purchases, takes and assumes from the Transferor Investor Group, the Acquiring Investor Group’s Purchased Percentage of the Commitment with respect to the Committed Note Purchasers included in the Transferor Investor Group under the Series 2013-B Supplement and the Transferor Investor Group’s Investor Group Principal Amount.
From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Transferor Investor Group pursuant to the Series 2013-B Supplement shall, instead, be payable to or for the account of the Transferor Investor Group and the Acquiring Investor Group, as the case may be, in accordance with their respective interests as reflected in this Investor Group Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Investor Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Investor Group Supplement.
By executing and delivering this Investor Group Supplement, the Transferor Investor Group and the Acquiring Investor Group confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-B Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Series 2013-B Notes, the Series 2013-B Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture and the Series 2013-B Related Documents or any other instrument or document furnished pursuant hereto; (iii) the Acquiring Investor Group confirms that it has received a copy of the Indenture and the Series 2013-B Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Investor Group Supplement; (iv) the Acquiring Investor Group will, independently and without reliance upon the Administrative Agent, the Transferor Investor Group or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-B Supplement; (v) the Acquiring Investor Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement; (vi) each member of the Acquiring Investor Group appoints and authorizes its respective Acquiring Funding Agent, listed on Schedule I hereto, to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to such Acquiring Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-B Supplement, (vii) each member of the Acquiring Investor Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-B Supplement are required to be performed by it as a member of the Acquiring Investor Group and (viii) each member of the Acquiring Investor Group hereby represents and warrants to the Company and the Group II Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement are true and correct with respect to the Acquiring Investor Group on and as of the date hereof and the Acquiring Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Commitment Percentages of the Transferor Investor Group and the Acquiring Investor Group, as well as administrative information with respect to the Acquiring Investor Group and its Acquiring Funding Agent.
This Investor Group Supplement and all matters arising under or in any manner relating to this Investor Group Supplement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

IN WITNESS WHEREOF, the parties hereto have caused this Investor Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor Investor Group
By:______________________________
Title:

[    ], as Transferor Investor Group
By:______________________________
Title:
[    ], as Transferor Funding Agent

By:______________________________
Title:
[    ], as Acquiring Investor Group

By:______________________________
Title:
[    ], as Acquiring Investor Group

By:______________________________
Title:
[    ], as Funding Agent

By:______________________________
Title:

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner

By:	_______________________________
Title:

LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES

EXHIBIT I
TO
SERIES 2013-B SUPPLEMENT
FORM OF SERIES 2013-B LETTER OF CREDIT

SERIES 2013-B LETTER OF CREDIT
NO. [ ]
OUR IRREVOCABLE LETTER OF CREDIT NO. DBS-[ ]
[ ] [ ]
Beneficiary:
The Bank of New York Mellon Trust Company, N.A.
as Trustee
under the Series 2013-B Supplement
referred to below
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention:    Corporate Trust Administration-Structured Finance
Dear Sir or Madam:
The undersigned (“[        ]” or the “Issuing Bank”) hereby establishes, at the request and for the account of The Hertz Corporation, a Delaware corporation (“Hertz”), pursuant to that certain senior secured asset based revolving loan facility, provided under a credit agreement, dated as of March 11, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2013-B Letter of Credit Agreement”), among Hertz, the Issuing Bank, certain affiliates of Hertz and the several banks and financial institutions party thereto from time to time, in the Beneficiary’s favor on Beneficiary’s behalf as Trustee under the Series 2013-B Supplement, dated as of November 25, 2013 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), as Issuer, The Hertz Corporation, as the Group II Administrator, certain committed note purchasers, certain conduit investors, certain funding agents and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Group II Supplement, dated as of November 25, 2013 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Group II Supplement”), by and between HVF II and the Trustee, to the Amended and Restated Base Indenture, dated as of October 31, 2014 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”) by and between HVF II, as Issuer, and the Trustee, in respect of Credit Demands (as defined below), Unpaid Demand Note Demands (as defined below), Preference Payment Demands (as defined below) and Termination Demands (as defined below) this Irrevocable Letter of Credit No. P-[    ] in the amount of [    ] ($[    ]) (such amount, as the same may be reduced, increased (to an amount not exceeding $[    ]) or reinstated as provided herein, being the “Series 2013-B Letter of Credit Amount”), effective immediately and expiring at 4:00 p.m. (New York time) at our office located at [        ] (such office or any other office which may be designated by the Issuing Bank by written notice delivered to Beneficiary, being the “Issuing Bank’s Office”) on [ ] (or, if such date is not a Business Day (as defined below), the immediately succeeding Business Day) (the “Series 2013-B Letter of Credit Expiration Date”). The Issuing Bank

hereby agrees that the Series 2013-B Letter of Credit Expiration Date shall be automatically extended, without amendment, [to the earlier of (i) the date that is one year from the then current Series 2013-B Letter of Credit Expiration Date and (ii) [_], in each case][for successive one year periods from each Series 2013-B Letter of Credit Expiration Date] unless, no fewer than sixty (60) days before the then current Series 2013-B Letter of Credit Expiration Date, we notify you in writing by registered mail (return receipt) or overnight courier that this letter of credit will not be extended beyond the then current Series 2013-B Letter of Credit Expiration Date. The term “Beneficiary” refers herein (and in each Annex hereto) to the Trustee, as such term is defined in the Base Indenture. Terms used herein and not defined herein shall have the meaning set forth in the Series 2013-B Supplement.
The Issuing Bank irrevocably authorizes Beneficiary to draw on it, in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex A attached hereto (any such draft accompanied by such certificate being a “Credit Demand”), an amount equal to the face amount of each such draft but in the aggregate amount not exceeding the Series 2013-B Letter of Credit Amount as in effect on such Business Day (as defined below), (2) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by it in substantially the form of Annex B attached hereto (any such draft accompanied by such certificate being an “Unpaid Demand Note Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2013-B Letter of Credit Amount as in effect on such Business Day (as defined below), (3) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex C attached hereto (any such draft accompanied by such certificate being a “Preference Payment Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2013-B Letter of Credit Amount as in effect on such Business Day (as defined below) and (4) in one or more draws by one or more of the Trustee’s drafts, drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex D attached hereto (any such draft accompanied by such certificate being a “Termination Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2013-B Letter of Credit Amount as in effect on such Business Day (as defined below). Any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand may be delivered by facsimile transmission. [Drawings may also be presented to us by facsimile transmission to facsimile number [_] (each such drawing, a “fax drawing”); provided that, a fax drawing will not be effectively presented until you confirm by telephone our receipt of such fax drawing by calling us at telephone number [_]. If you present a fax drawing under this Letter of Credit you do not need to present the original of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full or final drawing, the original Letter of Credit must be returned to us by overnight courier.] The Trustee shall deliver the original executed counterpart of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand, as the case may be, to the Issuing Bank by means of overnight courier. “Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to close in New York City, New York. Upon the Issuing Bank honoring any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand presented hereunder, the Series 2013-B Letter of Credit Amount shall automatically be decreased by an amount equal to the amount of such Credit Demand, Unpaid Demand Note Demand,

Preference Payment Demand or Termination Demand. In addition to the foregoing reduction, (i) upon the Issuing Bank honoring any Termination Demand in respect of the entire Series 2013-B Letter of Credit Amount presented to it hereunder, the amount available to be drawn under this Series 2013-B Letter of Credit Amount shall automatically be reduced to zero and this Series 2013-B Letter of Credit shall be terminated and (ii) no amount decreased on the honoring of any Preference Payment Demand or Termination Demand shall be reinstated.
The Series 2013-B Letter of Credit Amount shall be automatically reinstated when and to the extent, but only when and to the extent, that (i) the Issuing Bank is reimbursed by Hertz (or by HVF II under Section 5.6 or 5.7 of the Series 2013-B Supplement) for any amount drawn hereunder as a Credit Demand or an Unpaid Demand Note Demand and (ii) the Issuing Bank receives written notice from Hertz in substantially the form of Annex E hereto that no Event of Bankruptcy (as defined in the Base Indenture) with respect to Hertz has occurred and is continuing; provided, however, that the Series 2013-B Letter of Credit Amount shall, in no event, be reinstated to an amount in excess of the then current Series 2013-B Letter of Credit Amount (without giving effect to any reduction to the Series 2013-B Letter of Credit Amount that resulted from any such Credit Demand or Unpaid Demand Note Demand).
The Series 2013-B Letter of Credit Amount shall be automatically reduced in accordance with the terms of a written request from the Trustee to the Issuing Bank in substantially the form of Annex G attached hereto that is acknowledged and agreed to in writing by the Issuing Bank. The Series 2013-B Letter of Credit Amount shall be automatically increased upon receipt by (and written acknowledgment of such receipt by) the Trustee of written notice from the Issuing Bank in substantially the form of Annex H attached hereto certifying that the Series 2013-B Letter of Credit Amount has been increased and setting forth the amount of such increase, which increase shall not result in the Series 2013-B Letter of Credit Amount exceeding an amount equal to [    ]($[    ]).
Each Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand and Termination Demand shall be dated the date of its presentation, and shall be presented to the Issuing Bank at the Issuing Bank’s Office, Attention: [Global Loan Operations, Standby Letter of Credit Unit]. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2013-B Letter of Credit, not later than 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make such funds available by 4:00 p.m. (New York City time) on the same day in accordance with Beneficiary’s payment instructions. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2013-B Letter of Credit, after 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make the funds available by 4:00 p.m. (New York City time) on the next succeeding Business Day in accordance with Beneficiary’s payment instructions. If Beneficiary so requests to the Issuing Bank, payment under this Series 2013-B Letter of Credit may be made by wire transfer of Federal Reserve Bank of New York funds to Beneficiary’s account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account. All payments made by the Issuing Bank under this Series 2013-B Letter of Credit shall be made with the Issuing Bank’s own funds.
In the event there is more than one draw request on the same Business Day, the draw requests shall be honored in the following order: (1) the Credit Demands, (2) the Unpaid Demand Note Demands, (3) the Preference Payment Demand and (4) the Termination Demand.
Upon the earliest of (i) the date on which the Issuing Bank honors a Preference Payment Demand or Termination Demand presented hereunder to the extent of the Series 2013-B Letter of Credit

Amount as in effect on such date, (ii) the date on which the Issuing Bank receives written notice from Beneficiary that an alternate letter of credit or other credit facility has been substituted for this Series 2013-B Letter of Credit and (iii) the Series 2013-B Letter of Credit Expiration Date, this Series 2013-B Letter of Credit shall automatically terminate and Beneficiary shall surrender this Series 2013-B Letter of Credit to the undersigned Issuing Bank on such day.
This Series 2013-B Letter of Credit is transferable in its entirety to any transferee(s) who Beneficiary certifies to the Issuing Bank has succeeded Beneficiary as Trustee under the Base Indenture, the Group II Supplement and the Series 2013-B Supplement, and may be successively transferred. Transfer of this Series 2013-B Letter of Credit to such transferee shall be effected by the presentation to the Issuing Bank of this Series 2013-B Letter of Credit accompanied by a certificate in substantially the form of Annex F attached hereto. Upon such presentation the Issuing Bank shall forthwith transfer this Series 2013-B Letter of Credit to (or to the order of) the transferee or, if so requested by Beneficiary’s transferee, issue a letter of credit to (or to the order of) Beneficiary’s transferee with provisions therein consistent with this Series 2013-B Letter of Credit.
This Series 2013-B Letter of Credit sets forth in full the undertaking of the Issuing Bank, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.
This Series 2013-B Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC Publication No. 600 (the “Uniform Customs”), which is incorporated into the text of this Series 2013-B Letter of Credit by reference, and shall be governed by the laws of the State of New York, including, as to matters not covered by the Uniform Customs, the Uniform Commercial Code as in effect in the State of New York; provided that, if an interruption of business (as described in such Article 17) exists at the Issuing Bank’s Office, the Issuing Bank agrees to (i) promptly notify the Trustee of an alternative location in which to send any communications with respect to this Series 2013-B Letter of Credit or (ii) to effect payment under this Series 2013-B Letter of Credit if a draw which otherwise conforms to the terms and conditions of this Series 2013-B Letter of Credit is made prior to the earlier of (A) the thirtieth day after the resumption of business and (B) the Series 2013-B Letter of Credit Expiration Date and (ii) Article 41 of the Uniform Customs shall not apply to this Series 2013-B Letter of Credit as draws hereunder shall not be deemed to be installments for purposes thereof.
Communications with respect to this Series 2013-B Letter of Credit shall be in writing and shall be addressed to the Issuing Bank at the Issuing Bank’s Office, specifically referring to the number of this Series 2013-B Letter of Credit.
Very truly yours,
[            ]
By:
Name:

Title:
By:
Name:
Title:

EX-I - 10
WEIL:\95397579\2\52399.0009
ANNEX A
CERTIFICATE OF CREDIT DEMAND
[Issuing Bank’s Address]
Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Credit Demand under the Irrevocable Letter of Credit No. [    ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit or, if not defined therein, the Series 2013-B Supplement (as defined in the Series 2013-B Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.]    If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted. is the Trustee under the Series 2013-B Supplement referred to in the Series 2013-B Letter of Credit.
2.    [A Series 2013-B Reserve Account Interest Withdrawal Shortfall exists on the [_]    Specify the relevant Payment Date. Payment Date and pursuant to Section 5.5(a) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the least of: (i) such Series 2013-B Reserve Account Interest Withdrawal Shortfall, (ii) the Series 2013-B Letter of Credit Liquidity Amount as of such Payment Date, and (iii) the Series 2013-B Lease Interest Payment Deficit for such Payment Date]    Use in case of a Series 2013-B Reserve Account Interest Withdrawal Shortfall on any Payment Date and if no Series 2013-B L/C Cash Collateral Account has been established and funded.
[A Series 2013-B Reserve Account Interest Withdrawal Shortfall exists on the [_]    Specify the relevant Payment Date. Payment Date and pursuant to Section 5.5(a) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the excess of: (i) the least of (A) such Series 2013-B Reserve Account Interest Withdrawal Shortfall, (B) the Series 2013-B Letter of Credit Liquidity Amount as of such Payment Date on the Series 2013-B Letters of Credit, and (C) the Series 2013-B Lease Interest Payment Deficit for such Payment Date, over (ii) the lesser of (x) the Series 2013-B L/C Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (A), (B) and (C) above and (y) the Series 2013-B Available L/C Cash Collateral Account Amount on such Payment Date]    Use in case of a Series 2013-B Reserve Account Interest Withdrawal Shortfall on any Payment Date and if the Series 2013-B L/C Cash Collateral Account has been established and funded.
[A Series 2013-B Lease Principal Payment Deficit exists on the [_]    Specify relevant Payment Date. Payment Date that exceeds the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b) of the Series 2013-B Supplement and pursuant to Section 5.5(b) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the [lesser][least] of: (i) the excess of the Series 2013-B Lease Principal Payment Deficit over the amounts withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b) of the Series 2013-B Supplement, (ii) the Series 2013-B Letter of Credit Liquidity Amount as of such Payment Date (after giving effect to any drawings on the Series 2013-B Letters of Credit on such Payment Date pursuant to Section 5.5(a) of the

Series 2013-B Supplement) [and (iii) the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(c) of the Series 2013-B Supplement]    Use on any Payment Date other than the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Group II Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Group II Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under the Group II Leases. [the excess, if any, of the Series 2013-B Principal Amount over the amount to be deposited into the Series 2013-B Distribution Account (together with any amounts to be deposited therein pursuant to the terms of the Series 2013-B Supplement (other than pursuant to amounts allocated and drawn in accordance with this sentence or as a result of a Principal Deficit Amount exceeding zero) on the Legal Final Payment Date for payment of principal of the Series 2013-B Notes]    Use on the Legal Final Payment Date.]    Use in case of a Series 2013-B Lease Principal Payment Deficit on any Payment Date and if no Series 2013-B L/C Cash Collateral Account has been established and funded.
[A Series 2013-B Lease Principal Payment Deficit exists on the [_]    Specify relevant Payment Date. Payment Date that exceeds the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b) of the Series 2013-B Supplement and pursuant to Section 5.5(b) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the excess of (i) the [lesser][least] of: (A) the excess of the Series 2013-B Lease Principal Payment Deficit over the amounts withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(b) of the Series 2013-B Supplement, (B) the Series 2013-B Letter of Credit Liquidity Amount as of such Payment Date (after giving effect to any drawings on the Series 2013-B Letters of Credit on such Payment Date pursuant to Section 5.5(a) of the Series 2013-B Supplement) [and (C) the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-B Reserve Account pursuant to Section 5.4(c) of the Series 2013-B Supplement]    Use on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Group II Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Group II Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under the Group II Leases. [the excess, if any, of the Series 2013-B Principal Amount over the amount to be deposited into the Series 2013-B Distribution Account (together with any amounts to be deposited therein pursuant to the terms of the Series 2013-B Supplement (other than pursuant to amounts allocated and drawn in accordance with this sentence or as a result of a Principal Deficit Amount exceeding zero) on the Legal Final Payment Date for payment of principal of the Series 2013-B Notes]    Use on Legal Final Payment Date., over (ii) the lesser of (A) the Series 2013-B L/C Cash Collateral Percentage on such Payment Date of the amount calculated pursuant to clause (i) above and (B) the Series 2013-B L/C Cash Collateral Account Amount on such Payment Date (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) of the Series 2013-B Supplement)]    Use in case of a Series 2013-B Lease Principal Payment Deficit on any Payment Date and if the Series 2013-B L/C Cash Collateral Account has been established and funded.
has been allocated to making a drawing under the Series 2013-B Letter of Credit.
3.    The Trustee is making a drawing under the Series 2013-B Letter of Credit as required by Section[s] [5.5(a) and/or 5.5(b)]    Use reference to Section 5.5(a) of the Series 2013-B Supplement in case of a Series 2013-B Reserve Account Interest Withdrawal Shortfall and/or Section 5.5(b) of the Series 2013-B Supplement in case of a Series 2013-B Lease Principal Payment Deficit. of the Series 2013-B Supplement for an amount equal to $_____________, which amount is a Series 2013-B L/C Credit Disbursement (the “Series 2013-B L/C Credit Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-B Letter of Credit under such Section [5.5(a) and/or 5.5

(b)]    Use reference to Section 5.5(a) of the Series 2013-B Supplement in case of a Series 2013-B Reserve Account Interest Withdrawal Shortfall and/or Section 5.5(b) of the Series 2013-B Supplement in case of a Series 2013-B Lease Principal Payment Deficit. of the Series 2013-B Supplement as described above. The Series 2013-B L/C Credit Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-B Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]    See footnote 1 above. as Trustee].
5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-B Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-B Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]See footnote 1 above., as Trustee
By
Title:

EX-I - 29
WEIL:\95397579\2\52399.0009
ANNEX B
CERTIFICATE OF UNPAID DEMAND NOTE DEMAND
[Issuing Bank’s Address]
Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Unpaid Demand Note Demand under the Irrevocable Letter of Credit No. [                          ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [            ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit or, if not defined therein, the Series 2013-B Supplement (as defined in the Series 2013-B Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.]    If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted. is the Trustee under the Series 2013-B Supplement referred to in the Series 2013-B Letter of Credit.
2.    As of the date of this certificate, there exists an amount due and payable by The Hertz Corporation (“Hertz”) under the Series 2013-B Demand Note (the “Demand Note”) issued by Hertz to HVF II and pledged to the Trustee under the Series 2013-B Supplement which amount has not been paid (or the Trustee has failed to make a demand for payment under the Demand Note in such amount due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz) and, pursuant to Section 5.5(d) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share
[of the lesser of (i) the amount that Hertz failed to pay under the Demand Note (or the amount that the Trustee failed to demand for payment thereunder); and (ii) the Series 2013-B Letter of Credit Amount as of the date hereof;]    Use on any Business Day if no Series 2013-B L/C Cash Collateral Account has been established and funded as of such date.
[of the excess of (i) the lesser of (A) the amount that Hertz failed to pay under the Demand Note (or the amount that the Trustee failed to demand for payment thereunder) and (B) the Series 2013-B Letter of Credit Amount as of the date hereof over (ii) the lesser of (x) the Series 2013-B L/C Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in the immediately preceding clauses (A) and (B) and (y) the Series 2013-B Available L/C Cash Collateral Account Amount as of the date hereof (after giving effect to any withdrawals therefrom on such date pursuant to Section 5.5(a) and Section 5.5(b) of the Series 2013-B Supplement);]    Use on any Business Day if the Series 2013-B L/C Cash Collateral Account has been established and funded as of such date.
has been allocated to making a drawing on the Series 2013-B Letter of Credit.
3.    Pursuant to Section 5.5(d) of the Series 2013-B Supplement, the Trustee is making a drawing under the Series 2013-B Letter of Credit in an amount equal to $            , which amount is a Series 2013-B L/C Unpaid Demand Note Disbursement (the “Series 2013-B L/C Unpaid Demand Note Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-B Letter of Credit under Section 5.5(d) of the Series 2013-B Supplement as described above. The Series 2013-B L/C Unpaid Demand Note Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-B Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]    See footnote 1 above. as Trustee].
5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-B Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-B Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]    See footnote 1 above.,

as Trustee
By
Title:

ANNEX C
CERTIFICATE OF PREFERENCE PAYMENT DEMAND
[Issuing Bank’s Address]
Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Preference Payment Demand under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit or, if not defined therein, the Series 2013-B Supplement (as defined in the Series 2013-B Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.]    If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted. is the Trustee under the Series 2013-B Supplement referred to in the Series 2013-B Letter of Credit.
2.    The Trustee has received a certified copy of the final non-appealable order of the applicable bankruptcy court requiring the return of a Preference Amount.
3.    Pursuant to Section 5.5(d) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of [the lesser of (i) the Preference Amount referred to above and (ii) the Series 2013-B Letter of Credit Amount as of the date hereof]    Use if no Series 2013-B L/C Cash Collateral Account has been established and funded as of such date. [the excess of (i) lesser of (A) the Preference Amount referred to above and (B) the Series 2013-B Letter of Credit Amount as of the date hereof over (ii) the lesser of (x) the Series 2013-B L/C Cash Collateral Percentage as of the date hereof of the lesser of the amounts set forth in the immediately preceding clauses (A) and (B) and (y) the Series 2013-B Available L/C Cash Collateral Account Amount as of the date hereof (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) and Section 5.5(b) of the Series 2013-B Supplement)]    Use if the Series 2013-B L/C Cash Collateral Account has been established and funded as of such date. has been allocated to making a drawing under the Series 2013-B Letter of Credit.
4.    Pursuant to Section 5.5(d) of the Series 2013-B Supplement, the Trustee is making a drawing in the amount of $____________ which amount is a Series 2013-B L/C Preference Payment Disbursement (the “Series 2013-B L/C Preference Payment Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-B Letter of Credit under such Section 5.5(d) of the Series 2013-B Supplement as described above. The Series 2013-B L/C Preference Payment Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-B Letter of Credit on the date of this certificate.
5.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]    See footnote 1 above. as Trustee]
6.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-B Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-B Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],See footnote 1 above.
as Trustee
By

Title:

ANNEX D
CERTIFICATE OF TERMINATION DEMAND
[Issuing Bank’s Address]
Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Termination Demand under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit Agreement or, if not defined therein, the Series 2013-B Supplement (as defined in the Series 2013-B Letter of Credit).

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.]    If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted. is the Trustee under the Series 2013-B Supplement referred to in the Series 2013-B Letter of Credit.
2.    [Pursuant to Section 5.7(a) of the Series 2013-B Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the lesser of (x) the greatest of (A) the excess, if any, of the Series 2013-B Adjusted Asset Coverage Threshold Amount over the Series 2013-B Asset Amount, in each case, as of the date that is sixteen (16) Business Days prior to the scheduled expiration date of the Series 2013-B Letter of Credit (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date), excluding the Series 2013-B Letter of Credit but taking into account any substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date, (B) the excess, if any, of the Series 2013-B Required Liquid Enhancement Amount over the Series 2013-B Adjusted Liquid Enhancement Amount, in each case, as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B Reserve Account and the Series 2013-B L/C Cash Collateral Account on such date), excluding the Series 2013-B Letter of Credit but taking into account each substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date, and (C) the excess, if any, of the Series 2013-B Demand Note Payment Amount over the Series 2013-B Letter of Credit Liquidity Amount, in each case, as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-B L/C Cash Collateral Account on such date), excluding the Series 2013-B Letter of Credit but taking into account each substitute Series 2013-B Letter of Credit that has been obtained from a Series 2013-B Eligible Letter of Credit Provider and is in full force and effect on such date, and (y) the amount available to be drawn on the expiring Series 2013-B Letter of Credit on such date has been allocated to making a drawing under the Series 2013-B Letter of Credit.]    Use in case of an expiring Series 2013-B Letter of Credit.
[The Trustee has not received the notice required from HVF II pursuant to Section 5.7(a) of the Series 2013-B Supplement on or prior to the date that is fifteen (15) Business Days prior to each Series 2013-B Letter of Credit Expiration Date. As such, pursuant to such Section 5.7(a) of the Series 2013-B Supplement, the Trustee is making a drawing for the full amount of the Series 2013-B Letter of Credit.]    Use if HVF II does not provide the Trustee with notices required under Section 5.7(a) of the Series 2013-B Supplement with respect to an expiring Series 2013-B Letter of Credit.
[Pursuant to Section 5.7(b) of the Series 2013-B Supplement, an amount equal to the lesser of (i) the greatest of (A) the excess, if any, of the Series 2013-B Adjusted Asset Coverage Threshold Amount over the Series 2013-B Asset Amount as of the thirtieth (30) day after the occurrence of a Series 2013-B Downgrade Event with respect to the Issuing Bank, excluding the available amount under the Series 2013-B Letter of Credit, on such date, (B) the excess, if any, of the Series 2013-B Required Liquid Enhancement Amount over the Series 2013-B Adjusted Liquid Enhancement Amount as of such date, excluding the available amount under the Series 2013-B Letter of Credit on such date, and (C) the excess, if any, of the Series 2013-B Demand Note Payment Amount over the Series 2013-B Letter of Credit Liquidity Amount as of such date, excluding the available amount under the Series 2013-B Letter of Credit on such date, and (ii) the amount available to be drawn on the Series 2013-B Letter of Credit on such date has been allocated to making a drawing under the Series 2013-B Letter of Credit.]    Use in case of Issuing Bank being subject to a Series 2013-B Downgrade Event.

3.    [Pursuant to Section [5.7(a)]    Use in case of an expiring Series 2013-B Letter of Credit. [5.7(b)]    Use in case of a Series 2013-B Letter of Credit Provider being subject to a Series 2013-B Downgrade Event. of the Series 2013-B Supplement, the Trustee is making a drawing in the amount of $         which is a Series 2013-B L/C Termination Disbursement (the “Series 2013-B L/C Termination Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-B Letter of Credit under such Section [5.7(a)]    Use in case of an expiring Series 2013-B Letter of Credit. [5.7(b)]    Use in case of a Series 2013-B Letter of Credit Provider being subject to a Series 2013-B Downgrade Event. of the Series 2013-B Supplement as described above. The Series 2013-B L/C Termination Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-B Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.]    See footnote 1 above. as Trustee]
5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-B Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-B Letter of Credit Amount shall be automatically reduced to zero and the Series 2013-B Letter of Credit shall terminate and be immediately returned to the Issuing Bank.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],    See footnote 1 above.
as Trustee
By
Title:

ANNEX E
CERTIFICATE OF REINSTATEMENT
OF LETTER OF CREDIT AMOUNT
[Issuing Bank’s Address]
Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Reinstatement of Letter of Credit Amount under the Irrevocable Letter of Credit No. [                      ] (the “Series 2013-B Letter of Credit”), dated [_], issued by [            ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A., a New York

banking corporation]    If the Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted., as Trustee (in such capacity, the “Trustee”) under the Series 2013-B Supplement, Group II Supplement and the Base Indenture. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit.
The undersigned, a duly authorized officer of The Hertz Corporation (“Hertz”), hereby certifies to the Issuing Bank as follows:
1.    As of the date of this certificate, the Issuing Bank has been reimbursed by Hertz in the amount of $[        ] (the “Reimbursement Amount”) in respect of the [Credit Demand] [Unpaid Demand Note Demand] made on             , _______.
2.    The Reimbursement Amount was paid to the Issuing Bank prior to payment in full of the Series 2013-B Notes (as defined in the Series 2013-B Supplement).
3.    Hertz hereby notifies you that, pursuant to the terms and conditions of the Series 2013-B Letter of Credit, the Series 2013-B Letter of Credit Amount of the Issuing Bank is hereby reinstated in the amount of $[    ] so that the Series 2013-B Letter of Credit Amount of the Issuing Bank after taking into account such reinstatement is in amount equal to $[    ].
4.    As of the date of this certificate, no Event of Bankruptcy with respect to Hertz has occurred and is continuing. “Event of Bankruptcy” with respect to Hertz means (a) a case or other proceeding shall be commenced, without the application or consent of Hertz, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of Hertz, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for Hertz or all or any substantial part of its assets, or any similar action with respect to Hertz under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and any such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of Hertz shall be entered in an involuntary case under the federal bankruptcy laws or any other similar law now or hereafter in effect; or (b) Hertz shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) Hertz or its board of directors shall vote to implement any of the actions set forth in the preceding clause (b).
IN WITNESS WHEREOF, Hertz has executed and delivered this certificate on this ____ day of_____________, ______.
THE HERTZ CORPORATION
By
Title:

Acknowledged and Agreed:

The undersigned hereby acknowledges receipt of the Reimbursement Amount (as defined above) in the amount set forth above and agrees that the undersigned’s Series 2013-B Letter of Credit Amount is in an amount equal to $___________ as of this _____ day of _____________, 200__ after taking into account the reinstatement of the Series 2013-B Letter of Credit Amount by an amount equal to the Reimbursement Amount.
[        ]
By:
Name:
Title:
By:
Name:
Title:

ANNEX F
INSTRUCTION TO TRANSFER
[Issuing Bank’s Address]
Attention:    [Global Loan Operations, Standby Letter of Credit Unit]
Re:    Irrevocable Letter of Credit No. [                   ]
Ladies and Gentlemen:
Instruction to Transfer under the Irrevocable Letter of Credit No. [ ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [            ], as Issuing Bank in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit.
For value received, the undersigned beneficiary hereby irrevocably transfers to:

[Name of Transferee]

[Issuing Bank’s Address]
all rights of the undersigned beneficiary to draw under the Series 2013-B Letter of Credit. The transferee has succeeded the undersigned as Trustee under the [Base Indenture, the Group II Supplement] and the Series 2013-B Supplement (as defined in the Series 2013-B Letter of Credit).
By this transfer, all rights of the undersigned beneficiary in the Series 2013-B Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Series 2013-B Letter of Credit pertaining to transfers.

The Series 2013-B Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that the Issuing Bank transfer the Series 2013-B Letter of Credit to our transferee and that the Issuing Bank endorse the Series 2013-B Letter of Credit returned herewith in favor of the transferee or, if requested by the transferee, issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Series 2013-B Letter of Credit.
Very truly yours,
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],    If the Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.
as Trustee
By
Name:
Title:
By
Name:
Title:

ANNEX G
NOTICE OF REDUCTION OF SERIES 2013-B LETTER OF CREDIT AMOUNT
[Issuing Bank’s Address]
Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Notice of Reduction of Series 2013-B Letter of Credit Amount under the Irrevocable Letter of Credit No. [                    ] (the “Series 2013-B Letter of Credit”), dated [ ], issued by [            ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A.]    If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted., as the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit.

The undersigned, a duly authorized officer of the Trustee, hereby notifies the Issuing Bank as follows:
1.    The Trustee has received a notice in accordance with the Series 2013-B Supplement authorizing it to request a reduction of the Series 2013-B Letter of Credit Amount to $             and is delivering this notice in accordance with the terms of the Series 2013-B Letter of Credit Agreement.
2.    The Issuing Bank acknowledges that the aggregate maximum amount of the Series 2013-B Letter of Credit is reduced to $             from $             pursuant to and in accordance with the terms and provisions of the Series 2013-B Letter of Credit and that the reference in the first paragraph of the Series 2013-B Letter of Credit to “         ($        )” is amended to read “         ($        ).
3.    This request, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2013-B Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2013-B Letter of Credit remain unchanged.
4.    [The Issuing Bank is requested to execute and deliver its acknowledgment and agreement to this notice to the Trustee in the manner provided in Section [3.2(a)] of the Series 2013-B Letter of Credit Agreement.]

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.]    See footnote 1 above.,
as Trustee
By:
Title:
ACKNOWLEDGED
THIS          DAY OF         ,    :
[                    ]
By:
Name:
Title:

ANNEX H
NOTICE OF INCREASE OF SERIES 2013-B LETTER OF CREDIT AMOUNT

[The Bank of New York Mellon Trust Company, N.A.]    If Trustee under the Series 2013-B Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted., as Trustee under the
Series 2013-B Supplement
referred to below
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration-Structured Finance

Notice of Increase of Series 2013-B Letter of Credit Amount under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-B Letter of Credit”), dated [ ], 2013, issued by [        ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A.]    See footnote 1 above., as the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-B Letter of Credit.
The undersigned, duly authorized officers of the Issuing Bank, hereby notify the Trustee as follows:
1.    The Issuing Bank has received a request from [_____________] to increase the Series 2013-B Letter of Credit Amount by $        , which increase shall not result in the Series 2013-B Letter of Credit Amount exceeding an amount equal to [               ] Dollars ($[            ]).
2.    Upon your acknowledgment set forth below, the aggregate maximum amount of the Series 2013-B Letter of Credit is increased to $         from $         pursuant to and in accordance with the terms and provisions of the Series 2013-B Letter of Credit and that the reference in the first paragraph of the Series 2013-B Letter of Credit to “                     ($        )” is amended to read “                     ($        )”.
3.    This notice, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2013-B Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2013-B Letter of Credit remain unchanged.
4.    [The Trustee is requested to execute and deliver its acknowledgment and acceptance to this notice to the Issuing Bank, in the manner provided in Section [3.2(a)] of the Series 2013-B Letter of Credit Agreement.]
IN WITNESS WHEREOF, the Issuing Bank has executed and delivered this certificate on this      day of         ,     .

[	]
By:
Name:
Title:
By:
Name:

Title:
ACKNOWLEDGED AND AGREED TO
THIS _____ DAY OF         , ____:
[THE BANK OF NEW YORK

MELLON TRUST COMPANY, N.A.]	See footnote 1 above.,
as Trustee
By:
Name:
Title:

EX-J - 8
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WEIL:\95397579\1\52399.0009
EXHIBIT J
TO
SERIES 2013-B SUPPLEMENT
FORM OF ADVANCE REQUEST
HERTZ VEHICLE FINANCING II LP
SERIES 2013-B VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES
To: Addressees on Schedule I hereto
Ladies and Gentlemen:
This Advance Request is delivered to you pursuant to Section 2.2 of that certain Amended and Restated Series 2013-B Supplement, dated as of June 17, 2015 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2013-B Supplement”), by and among Hertz Vehicle Financing II LP, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).
Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2013-B Supplement.

The undersigned hereby requests that an Advance be made in the aggregate principal amount of $___________ on ____________, 20___. The undersigned hereby acknowledges that, subject to the terms of the Series 2013-B Supplement, any Advance that is not funded at the CP Rate by a Conduit Investor or otherwise shall be a Eurodollar Advance and the related Eurodollar Interest Period shall commence on the date of such Eurodollar Advance and end on the next Payment Date.
The Group II Aggregate Asset Amount as of the date hereof is an amount equal to $______________.
The undersigned hereby acknowledges that the delivery of this Advance Request and the acceptance by undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in the definition of “Funding Conditions” in Schedule I of the Series 2013-B Supplement and, if applicable, Section 2.1(d) of the Series 2013-B Supplement have been satisfied.
The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and each Committed Note Purchaser and each Conduit Investor, if any, in your Investor Group. Except to the extent, if any, that prior to the time of the Advance requested hereby you and each Committed Note Purchaser and each Conduit Investor, if any, in your Investor Group, shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.
Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:
[insert payment instructions]
The undersigned has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 20___.
HERTZ VEHICLE FINANCING II LP, a limited partnership

By: HVF II GP Corp., its general partner

By:
Name:
Title:

SCHEDULE I:
The Bank of New York Mellon Trust Company, N.A., as Trustee

2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Contact person: Corporate Trust Administration - Structured Finance
Telephone: (312) 827-8569
Fax: (312) 827-8562
Email: mitchell.brumwell@bnymellon.com
DEUTSCHE BANK AG, New York Branch, as Administrative Agent
60 Wall Street, 3rd Floor
New York, NY 10005-2858
Contact person: Robert Sheldon
Telephone: (212) 250-4493
Fax: (212) 797-5160
Email: robert.sheldon@db.com
With an electronic copy to: abs.conduits@db.com
DEUTSCHE BANK AG, New York Branch, as a Funding Agent and a Committed Note Purchaser
60 Wall Street, 3rd Floor
New York, NY 10005-2858
Contact person: Mary Conners
Telephone: (212) 250-4731
Fax: (212) 797-5150
Email: abs.conduits@db.com; mary.conners@db.com

BANK OF AMERICA, N.A., as a Funding Agent and a Committed Note Purchaser
214 North Tryon Street, 15th Floor
Charlotte, NC 28255
Contact person: Judith Helms
Telephone number:    (980) 387-1693
Fax number:     (704) 387-2828
E-mail address:     judith.e.helms@baml.com
THE BANK OF NOVA SCOTIA, as a Funding Agent and a Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Conduit Investor
One Liberty Plaza
26th Floor
New York, NY 10006
Contact person: Darren Ward
Telephone: (212) 225-5264
Fax: (212) 225-5274
E-mail address: Darren.ward@scotiabank.com
Or, in the case of Liberty Street Funding LLC:
Liberty Street Funding LLC
114 West 47th Street, Suite 2310
New York, NY 10036
Contact person: Jill Russo
Telephone number:    (212) 295-2742

Fax number: (212) 302-8767
E-mail address:jrusso@gssnyc.com
BARCLAYS BANK PLC, as a Funding Agent, for BARCLAYS BANK PLC, as a Committed Note Purchaser
745 Seventh Avenue
5th Floor
New York, NY 10019
Contact person: ASG Reports
Telephone: (201) 499-8482
E-mail address:    barcapconduitops@barclays.com; asgreports@barclays.com;
gsuconduitgroup@barclays.com; christian.kurasek@barclays.com;
Benjamin.fernandez@barclays.com
BMO CAPITAL MARKETS CORP., as a Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Conduit Investor, and BANK OF MONTREAL, as a Committed Note Purchaser
115 S. LaSalle Street, 36W
Chicago, IL 60603
Contact person: John Pappano
Telephone number:    (312) 461-4033
Fax number: (312) 293-4908
E-mail address: john.pappano@bmo.com
Contact person: Frank Trocchio
Telephone number:    (312) 461-3689
Fax number: (312) 461-3189
E-mail address: frank.trocchio@bmo.com
Or, in the case of Fairway Finance Company LLC:
c/o Lord Securities Corp.
48 Wall Street
27th Floor
New York, NY 10005
Contact person: Orlando C. Figueroa
Telephone: (212) 346-9007
Fax: (212) 346-9012
E-mail address: Orlando.Figueroa@lordspv.com
Or, in the case of Bank of Montreal:
Bank of Montreal
115 S. LaSalle Street
Chicago, IL 60603
Contact person: Brian Zaban
Telephone number:(312) 461-2578
Fax number: (312) 259-7260
E-mail address: brian.zaban@bmo.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent and a Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Contact person: Tina Kourmpetis / Deric Bradford
Telephone number:    (212) 261-7814 / (212) 261-3470
Fax number: (917) 849-5584
E-mail address: Conduitsec@ca-cib.com; Conduit.Funding@ca-cib.com
Or, in the case of Atlantic Asset Securitization LLC or Credit Agricole Corporate and Investment Bank, as a Committed Note Purchaser:
Contact person: Tina Kourmpetis / Deric Bradford
Telephone number:    (212) 261-7814 / (212) 261-3470
Fax number: (917) 849-5584
E-mail address: Conduitsec@ca-cib.com; Conduit.Funding@ca-cib.com
ROYAL BANK OF CANADA., as a Funding Agent and a Committed Note Purchaser, for OLD LINE FUNDING, LLC, as a Conduit Investor
3 World Financial Center, 200 Vesey
Street 12th Floor
New York, New York 10281-8098
Contact person:     Securitization Finance
Telephone:     (212) 428-6537
Facsimile:     (212) 428-2304
With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II
2751 Centerville Road, Suite 212
Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-590
Or, in the case of Old Line Funding, LLC
c/o Global Securitization Services LLC
68 South Service Road
Melville, NY 11747
Contact person: Kevin Burns
Telephone: (631)-587-4700
Fax: (212) 302-8767
NATIXIS NEW YORK BRANCH, as a Funding Agent, for VERSAILLES ASSETS LLC, as a Conduit Investor and a Committed Note Purchaser
Natixis North America
1251 Avenue of the Americas

New York, NY 10020
Contact person: Chad Johnson/ Terrence Gregersen/ David Bondy
Telephone: (212) 891-5881/(212) 891-6294/ (212) 891-5875
E-mail address:    chad.johnson@us.natixis.com; terrence.gregersen@us.natixis.com,
david.bondy@ud.natixis.com; versailles_transactions@us.natixis.com,
rajesh.rampersaud@db.com, Fiona.chan@db.com
Or, in the case of Versailles Assets LLC:
c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747
Contact person: Andrew Stidd
Telephone: (212) 302-8767
Fax: (631) 587-4700
E-mail address:     versailles_transactions@cm.natixis.com
THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent and a Committed Note Purchaser
550 West Jackson Blvd.
Chicago, IL 60661
Contact person: David Donofrio
Telephone number:    (312) 338-6720
Fax number:     (312) 338-0140
E-mail address:     david.donofrio@rbs.com
SUNTRUST BANK, as a Funding Agent and a Committed Note Purchaser
3333 Peachtree Street N.E., 10th Floor East,
Atlanta, GA 30326
Contact person: Michael Peden
Telephone:     (404) 926-5499
Facsimile:     (404) 926-5100
Email:    michael.peden@suntrust.com; STRH.AFG@suntrust.com;
Agency.Services@suntrust.com
BNP PARIBAS, as a Funding Agent and a Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Conduit Investor
787 Seventh Avenue, 7th Floor
New York, NY 10019
Contact person: Sean Reddington
Telephone:    (212) 841-2565
Facsimile:    (212) 841-2140
Email:        sean.reddington@us.bnpparibas.com

Or, in the case of StarBird Funding Corporation:
68 South Service Road
Suite 120
Melville NY 11747-2350
Contact person: David DeAngelis
Telephone:    (631) 930-7216
Facsimile:    (212) 302-8767
Email:        ddeangelis@gssnyc.com
GOLDMAN SACHS BANK USA, as a Funding Agent and a Committed Note Purchaser
222 South Main Street
Salt Lake City, UT 84101
Contact person:    Ryan Thorpe
Telephone number:    (801) 884-4772
Fax number:     (212) 428-1077
E-mail address:    Ryan.Thorpe@.gs.com
LLOYDS BANK PLC, as a Funding Agent, for GRESHAM RECEIVABLES (NO.29) LTD, as a Conduit Investor and a Committed Note Purchaser
25 Gresham Street
London, EC2V 7HN
Contact person:    Chris Rigby
Telephone:    +44 (0)207 158 1930
Facsimile:        +44 (0) 207 158 3247
E-mail address:Chris.rigby@lloydsbanking.com
Or, in the case of Gresham Receivables (No.29) Ltd:
26 New Street
St Helier, Jersey, JE2 3RA
Contact person:    Chris Rigby
Telephone:    +44 (0)207 158 1930
Facsimile:    +44 (0) 207 158 3247
E-mail address:Edward.leng@lloydsbanking.com
EX-K - 4
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EXHIBIT K
TO
SERIES 2013-B SUPPLEMENT
ADDENDUM TO AGREEMENT
Each of the undersigned:

(i) confirms that it has received a copy of the Amended and Restated Series 2013-B Supplement, dated as of June 17, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as therein defined), by and among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum;
(ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) agrees to all of the provisions of the Series 2013-B Supplement;
(iv) agrees that the related Maximum Investor Group Principal Amount is $_________________ (including any portion of the Maximum Investor Group Principal Amount of such Investor Group acquired pursuant to an assignment to such Investor Group as an Acquiring Investor Group) and the related Committed Note Purchaser’s Committed Note Purchaser Percentage is ___ percent (__%);
(v) designates ___________ as the Funding Agent for itself, and such Funding Agent hereby accepts such appointment;
(vi) becomes a party to the Series 2013-B Supplement and a Conduit Investor, Committed Note Purchaser or Funding Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Series 2013-B Supplement; and
(vii) each member of the Additional Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex I to the Series 2013-B Supplement are true and correct with respect to the Additional Investor Group on and as of the date hereof and the Additional Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex I to the Series 2013-B Supplement on and as of the date hereof. The notice address for each member of the Additional Investor Group is as follows:
[INSERT CONTACT INFORMATION FOR EACH ENTITY]
This Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II and has been delivered to the parties hereto.
This Addendum shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have caused this Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF ADDITIONAL FUNDING AGENT], as Funding Agent

By:	____________________________
Name:
Title:
[NAME OF ADDITIONAL CONDUIT INVESTOR], as Conduit Investor

By:	____________________________
Name:
Title:
[NAME OF ADDITIONAL COMMITTED NOTE PURCHASER], as Committed Note Purchaser

By:	____________________________
Name:
Title:

Acknowledged and Agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership
By: HVF II GP, its general partner

By:	_________________________
Name:

Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:	_________________________
Name:
Title:

EX-L - 2
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EXHIBIT L
TO
SERIES 2013-B SUPPLEMENT

Additional UCC Representations
General

1.
(a) The Group II Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in the Group II Indenture Collateral in favor of the Trustee for the benefit of the Group II Noteholders and (b) the Series 2013-B Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in (A) the Series 2013-B Demand Note and (B) all of HVF II’s right, title and interest in the Series 2013-B Interest Rate Caps and all proceeds of any and all of the items described in the preceding clauses (A) and (B) (the collateral described in clauses (A) and (B) above, the “Series Collateral”) in favor of the Trustee for the benefit of the Series 2013-B Noteholders and in the case of each of clause (a) and (b) is prior to all other Liens on such Group II Indenture Collateral and Series Collateral, as applicable, except for Group II Permitted Liens or Series 2013-B Permitted Liens, respectively, and is enforceable as such against creditors and purchasers from HVF II.

2.
HVF II owns and has good and marketable title to the Group II Indenture Collateral and the Series Collateral free and clear of any lien, claim, or encumbrance of any Person, except for Group II Permitted Liens or Series 2013-B Permitted Liens, respectively.

Characterization

1.
(a) The Series 2013-B Demand Note constitutes an “instrument” within the meaning of the applicable UCC and (b) the Series 2013-B Interest Rate Caps and all Group II Manufacturer Receivables constitute “accounts” or “general intangibles” within the meaning of the applicable UCC.

Perfection by filing

1.
HVF II has caused or will have caused, within ten days after the Series 2013-B Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect (a) the security interest in any accounts and general intangibles included in the Group II Indenture Collateral granted to the Trustee, and (b) the security interest in any accounts and general intangibles included in the Series Collateral granted to the Trustee.
Perfection by Possession
All original copies of the Series 2013-B Demand Note that constitute or evidence the Series 2013-B Demand Note have been delivered to the Trustee.
Priority

1.
Other than the security interest granted to the Trustee pursuant to the Group II Supplement and the Series 2013-B Supplement, HVF II has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed, any of the Group II Indenture Collateral or the Series Collateral. HVF II has not authorized the filing of and is not aware of any financing statements against HVF II that include a description of collateral covering the Group II Indenture Collateral or the Series Collateral, other than any financing statement relating to the security interests granted to the Trustee, as secured parties under the Group II Supplement and the Series 2013-B Supplement, respectively, or that has been terminated. HVF II is not aware of any judgment or tax lien filings against HVF II.

2.	The Series 2013-B Demand Note does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

EX-M - 3
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EXHIBIT M
TO
SERIES 2013-B SUPPLEMENT
INVESTOR GROUP MAXIMUM PRINCIPAL INCREASE ADDENDUM
In order to effect an Investor Group Maximum Principal Increase with respect to its Investor Group, each of the undersigned:
(i) confirms that it has received a copy of the Amended and Restated Series 2013-B Supplement, dated as of June 17, 2015 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-B Supplement”; terms defined therein being used herein as defined therein), among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Investor Group Maximum Principal Increase Addendum;

(ii) reaffirms its appointment and authorization of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-B Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) reaffirms its agreement to all of the provisions of the Series 2013-B Supplement;
(iv) agrees to (1) the Investor Group Maximum Principal Increase described in this Investor Group Maximum Principal Increase Addendum and (2) an Investor Group Maximum Principal Increase Amount in an amount equal to $_________________;
(v) agrees that the related Maximum Investor Group Principal Amount is $_________________ and the related Committed Note Purchaser’s Committed Note Purchaser Percentage is ___ percent (__%) (in each case after giving effect to the Investor Group Maximum Principal Increase described in clause (iv) above); and
(vi) each member of the Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement are true and correct with respect to the Investor Group on and as of the date hereof and the Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-B Supplement on and as of the date hereof.
This Investor Group Maximum Principal Increase Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II.
This Investor Group Maximum Principal Increase Addendum shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Investor Group Maximum Principal Increase Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.
[NAME OF FUNDING AGENT], as Funding Agent
By: ____________________________
Name:
Title:
[NAME OF CONDUIT INVESTOR], as Conduit Investor
By: ____________________________
Name:

Title:
[NAME OF COMMITTED NOTE PURCHASER], as Committed Note Purchaser
By: ____________________________
Name:
Title:

Acknowledged and Agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership
By: HVF II GP, its general partner

By:	_________________________
Name:
Title:

EX-N - 1
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EXHIBIT N
TO
SERIES 2013-B SUPPLEMENT

Bank Name

DAte:

FROM:

RE:	HERTZ VEHICLE FINANCING II LLP Interest from [ ] up to and including		[ ]

Maximum Facility Amount
Series 2013-B

Fee Type	Dates		Term	Average	Rate	Amount Due
	Period Start	Period End		Principal Outs.

PROGRAM FEE	Actual	[ ]

UNUSED FEE	Actual	[ ]

INTEREST	Actual	[ ]

OTHER	Actual
AMOUNT DUE

On	[ ]	, kindly wire payment to	Bank Name
ABA:
For Account #
Account Name:
Attn:
Reference:

If you have any questions, please contact me at phone number .

EXHIBIT O
TO
SERIES 2013-B SUPPLEMENT
LIMITED LIABILITY COMPANY AGREEMENT
OF
RENTAL CAR FINANCE LLC
This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of RENTAL CAR FINANCE LLC (the “Company”), is entered into by Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as the sole member (the “Member”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.
The Member, by execution of this Agreement, agrees as follows:

SECTION 1.    Name. The name of the limited liability company is RENTAL CAR FINANCE LLC.
SECTION 2.    Principal Business Office. The principal business office of the Company shall be located at 5330 East 31st Street, Tulsa, Oklahoma 74135, or such other location as may hereafter be determined by the Member.
SECTION 3.    Registered Office. The address of the registered office of the Company in the State of Oklahoma is c/o The Corporation Company, 1833 South Morgan Road, in the City of Oklahoma City, County of Oklahoma, Oklahoma 73128.
SECTION 4.    Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Oklahoma is The Corporation Company, 1833 South Morgan Road, Oklahoma City, Oklahoma 73128.
SECTION 5.    Member. (a) The mailing address of the Member is set forth on Schedule B attached hereto.
(b)    Subject to Section 8(j), the Member may act by written consent.
(c)    Notwithstanding any provision in this Agreement to the contrary, if there is only one Member, upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 20 and 22, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 21 and 22), the natural persons acting as the Independent Directors pursuant to Section 9 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as Special Members and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as an Independent Director pursuant to Section 9; provided, that, any Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member but shall not thereby cease to be an Independent Director. A Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 2023 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as a Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as a Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the future, contingent admission to the Company of Special Members, any individual acting as an Independent Director pursuant to Section 8 shall execute a counterpart to this Agreement upon his or her appointment as an Independent Director. Prior to its admission to the Company as a Special Member, any individual acting as an Independent Director pursuant to Section 9 shall not be a member of the Company.
The existence of the Company as a separate legal entity shall continue until cancellation of the Articles of Organization as provided in the Act.

SECTION 6.    Purposes. (a) The purpose to be conducted or promoted by the Company is to engage in the following activities:
(i)    to acquire, own, hold, enter into, service, sell, assign, pledge, finance, refinance and otherwise deal with from time to time loans or leases arising out of or relating to the sale, financing or lease of motor vehicles of all kinds, to be used in the consumer daily car rental business and related agreements, instruments, documents and rights (collectively, “Receivables”);
(ii)    to acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with (1) motor vehicles, the manufacturer repurchase or guaranteed depreciation programs relating to such motor vehicles, proceeds from claims on insurance policies related thereto, and any proceeds or further rights associated with any of the foregoing, and (2) the collateral securing the Receivables, including without limitation, security interests in the motor vehicles financed thereby and the manufacturer repurchase or guaranteed depreciation programs relating to such motor vehicles, proceeds from claims on insurance policies related thereto, and any proceeds or further rights associated with any of the foregoing (collectively, “Collateral”);
(iii)    to authorize, issue, sell and deliver notes, including medium term notes (“Notes”), one or more series or classes of participation certificates or other evidences of interests (“Certificates”) or one or more series or classes of bonds, notes (including variable funding notes) or other evidences of indebtedness (“Other Debt”);
(iv)        to authorize, issue, sell and deliver Notes, Certificates or Other Debt secured or collateralized by Receivables and Collateral;
(v)    to use or lend the proceeds of the Notes, the Certificates or the Other Debt to one or more Affiliates pursuant to one or more loan agreements for the purchase or financing of motor vehicles of all kinds, used or useful for the transportation of persons or property;
(vi)    to extend credit and lend monies to Affiliates evidenced by one or more revolving notes (“Revolving Notes”);
(vii)    to negotiate and accept delivery of Revolving Notes;
(viii)    to purchase or otherwise acquire obligations issued or guaranteed by the United States or any agency or instrumentality thereof, demand deposits of, time deposits in, or certificates of deposit issued by depositary institutions or trust companies (including commercial banks), commercial paper, bankers’ acceptances, investments in money market funds, repurchase agreements and similar instruments and obligations;
(ix)    to grant security interests in its assets to secure its Obligations under the Notes, the Certificates or the Other Debt;
(x)    to negotiate, authorize, execute, deliver, assume the Obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses (i) through (ix) above, including, without limitation, the Basic Documents; and
(xi)    to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Oklahoma that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b)    The Company, by or through any Member, Director or Officer on behalf of the Company, may enter into and perform its Obligations under the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member or any Director or Officer notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Member, Director or Officer to enter into other agreements on behalf of the Company.
SECTION 7.    Powers. Subject to Section 8(j), the Company, and the Board of Directors and the Officers on behalf of the Company, (a) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 6, and (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
SECTION 8.    Management, (a) Board of Directors. Subject to Section 8(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 9, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 9. The initial number of Directors shall be four (4), two (2) of which shall be Independent Directors pursuant to Section 9. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule D hereto.
(b)    Powers. Subject to Section 8(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 6, the Board of Directors has the authority to bind the Company.
(c)    Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Oklahoma. Regular meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.
(d)    Quorum; Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.
(e)    Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
(f)    Committees of Directors, (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
(ii)    In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
(iii)    Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
(g)    Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
(h)    Removal of Directors. Unless otherwise restricted by law and subject to Section 9, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Member.
(i)    Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 8(j), the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Except as provided in this Agreement, a Director may not bind the Company.
(j)    Limitations on the Company’s Activities.
(i)    This Section 8(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity”.
(ii)    The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Director” or Sections 5(c), 6, 7, 8, 9, 15, 19, 20, 21, 22, 23, 24, 25 or 30 or Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Directors). Subject to this Section 8(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 30.

(iii)    Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including the Independent Directors) to take any Material Action; provided, that, the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Directors then serving in such capacity to take any Material Action.
(iv)    So long as any Obligation is outstanding, the Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, that, the Company shall not be required to preserve any such right or franchise if: (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company, and (2) the Rating Agency Condition with respect to each Series of Notes is satisfied. The Board also shall cause the Company to:
(A)    maintain its own separate books and records and bank accounts;
(B)    at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;
(C)    have a Board of Directors separate from that of the Member and any other Person provided, that, the composition of the Company’s Board of Directors may be the same as that of another Person;
(D)    file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns, or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;
(E)    except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;
(F)    conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;
(G)    maintain separate financial statements;
(H)    pay its own liabilities only out of its own funds;
(I)    maintain an arm’s length relationship with its Affiliates and the Member;
(J)    pay the salaries of its own employees, if any;
(K)    not hold out its credit or assets as being available to satisfy the obligations of others;
(L)    allocate fairly and reasonably any overhead for shared office space;
(M)    use separate invoices and checks;

(N)    except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;
(O)    correct any known misunderstanding regarding its separate identity;
(P)    maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;
(Q)    cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Oklahoma limited liability company formalities; and
(R)    not acquire any securities of the Member, except for demand notes in connection with the Company’s issuances of Notes.
Failure of the Company, or the Board on behalf of the Company, to comply with any of the foregoing covenants shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, the Special Members, if any, and the Directors.
(v)    So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:
(A)    guarantee any obligation of any Person, including any Affiliate;
(B)    engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 6, the Basic Documents or this Section 8(j);
(C)    incur, create or assume any indebtedness other than the Obligations or as otherwise expressly permitted under the Basic Documents;
(D)    make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person except as permitted by the Basic Documents;
(E)    to the fullest extent permitted by law, engage in any consolidation, merger or asset sale other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or
(F)    form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).
SECTION 9.    Independent Director. As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least two Independent Directors who will be appointed by the Member. To the fullest extent permitted by Section 2017 of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 8(j)(iii). No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until the successor Independent Director shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to the Management Agreement. All right, power and authority of an Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

SECTION 10.    Officers, (a) Officers. The initial Officers of the Company designated by the Member are listed on Schedule E hereto. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. One or more Vice Presidents may be designated a Vice President, Fleet Operations. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.
(b)    President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 6(b), (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 10(c).
(c)    Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(d)    Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(e)    Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
(f)    Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 8(j), the actions of the Officers taken in accordance with such powers shall bind the Company.
(g)    Duties of Board and Officers. Except to the extent otherwise provided herein and as expressly modified by Section 9 hereof, in exercising his or her rights and performing his or her duties under this Agreement, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the Oklahoma General Corporation Act.
SECTION 11.    Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members, if any, nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Director or Officer of the Company.
SECTION 12.    Capital Contributions. The Member has made capital contributions to the Company in the form of demand notes in connection with the Company’s issuances of Notes. In accordance with Section 5(c), no Special Member shall be required to make any capital contributions to the Company.
SECTION 13.    Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make capital contributions to the Company at any time. The provisions of this Agreement, including this Section 13, are intended solely to benefit the Member and the Special Members, if any, and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members, if any, shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. All or any part of additional capital contributions may be returned to the Member subject to the terms of the Basic Documents.
SECTION 14.    Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
SECTION 15.    Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be permitted or required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.
SECTION 16.    Books and Records. The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

SECTION 17.    Reports. (a) The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 120 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:
(i)    a balance sheet of the Company;
(ii)    an income statement of the Company for such fiscal year; and
(iii)    a statement of the Member’s capital account.
(b)    The Board shall, after the end of each fiscal year, use diligent efforts to cause to be prepared and transmitted to the Member as promptly as possible any tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns, if any, relating to such fiscal year.
SECTION 18.    Other Business. The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
SECTION 19.    Exculpation and Indemnification, (a) Neither the Member nor a Special Member, if any, nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Members, if any (collectively, the “Covered Persons”), shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.
(b)    To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, that, any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and no Member or Special Member, if any, shall have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.
(c)    To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by any Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified pursuant to this Section 19; provided, that, any such advance shall be subordinated to any amounts payable to any other Person pursuant to the Basic Documents.

(d)    Each Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.
(e)    To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members, if any, to replace such other duties and liabilities of such Covered Person.
(f)    The foregoing provisions of this Section 19 shall survive any termination of this Agreement.
SECTION 20.    Assignments. Except as expressly prohibited in the Series 2010-3 Supplement, the Member may assign in whole or in part its limited liability company interest in the Company. Subject to Section 22, if the Member transfers all of its limited liability company interest in the Company pursuant to this Section 20, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.
SECTION 21.    Resignation. So long as any Obligation is outstanding, the Member may not resign, unless an additional member of the Company shall be admitted concurrently with or prior to such resignation to the Company, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Upon its resignation in accordance with the requirements of this Section 21, the resigning Member shall cease to be a member of the Company.
SECTION 22.    Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional or substitute Member may be admitted to the Company pursuant to Sections 20, 21 or 22 unless the Rating Agency Condition with respect to each Series of Notes is satisfied.
SECTION 23.    Dissolution. (a) Subject to Section 8(j), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member or the occurrence of any other event which terminates the continued membership of the last remaining member in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act, or (ii) the entry of a decree of judicial dissolution under Section 2038 of the Act. Upon the occurrence of any event that causes the last remaining Member of the

Company to cease to be a Member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.
(b)    Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member, if any, shall not cause the Member or any Special Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.
(c)    Notwithstanding any other provision of this Agreement, each of the Member and Special Members, if any, waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or any Special Member, or the occurrence of an event that causes the Member or any Special Member to cease to be a member of the Company.
(d)    In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 2040 of the Act.
(e)    The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and Obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement, and (ii) the Articles of Organization shall have been canceled in the manner required by the Act.
SECTION 24.    Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members, if any, hereby irrevocably waives any right or power that the Member or the Special Members, if any, might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 15. The interest of the Member in the Company is personal property.
SECTION 25.    Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Members, if any, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person, except as provided in Section 28.
SECTION 26.    Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
SECTION 27.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

SECTION 28.    Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 6, 7, 8, 9, 19, 20, 21, 22, 23, 25, 28 and 30, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by each Independent Director, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.
SECTION 29.    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Oklahoma (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
SECTION 30.    Amendments. Subject to Section 8(j), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition with respect to each Series of Notes is satisfied except: (i) to cure any ambiguity, or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.
SECTION 31.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
SECTION 32.    Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto, and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.
SECTION 33.    Tax Matters. It is intended that the Company will not be an “association” for U.S. Federal income tax purposes. The President, Treasurer, Secretary, any Assistant Treasurer, any Vice President, or any Assistant Secretary of the Company is hereby authorized to file any election on IRS Form 8832 or successor form, or similar form under state or local law, that is necessary to treat the Company as an entity other than an association for tax purposes.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the ____ day of ___________________, 2015.
MEMBER:
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation
By:
Name:
Title:
INDEPENDENT DIRECTOR/SPECIAL MEMBER:
By:

Roger P. Bey
INDEPENDENT DIRECTOR/SPECIAL MEMBER:
By:
W. H. Thompson, Jr.

SCHEDULE A

Definitions

A.	Definitions
When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
“Act” means the Oklahoma Limited Liability Company Act, Okla. Stat. (2011), tit. 18, §§2000 et seq., as it may be amended from time to time, and any successor to such act.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person.
“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.
“Articles of Organization” means the Articles of Organization of the Company filed with the Secretary of State of the State of Oklahoma on ______________, 2015, as amended or amended and restated from time to time.
“Assignment Agreement” shall have the meaning in the Master Collateral Agency Agreement.
“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 60 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 60 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankrupt” set forth in Section 2001(2) of the Act.
“Basic Documents” means the Indenture, any Series Supplement, any Series of Notes, the Series 2010-3 Supplement, the Series 2010-3 Note, any Enhancement Agreement applicable to the Series 2010-3 Note, the Series 2010-3 Lease, the Assignment Agreements, the Collateral Agency Agreement, the Master Exchange and Trust Agreement, the Series 2010-3 Administration Agreement, any other agreements relating to the issuance or the purchase of any Series of Notes, the Series 2010-3 Supplemental Documents and the Group VII Assignment of Exchange Agreement, in each case, as the same may be amended, modified or supplemented from time to time.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Certificates” has the meaning set forth in Section 6(a)(iii).
“Collateral” has the meaning set forth in Section 6(a)(ii).
“Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, by and among the Company, the lessees party thereto, DTAG and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Collateral Agency Agreement Addendum” means the Addendum to the Second Amended and Restated Master Collateral Agency Agreement, by and among DTAG, the Company, the lessees under the Series 2010-3 Lease and such other grantors, beneficiaries and financing sources as may become party thereto in accordance with its terms, and the Master Collateral Agent.
“Company” means RENTAL CAR FINANCE LLC, an Oklahoma limited liability company.
“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.
“Covered Persons” has the meaning set forth in Section 19(a).
“Directors” means the Persons elected or appointed to the Board of Directors from time to time by the Member, including the Independent Directors. A Director is hereby designated as a “manager” of the Company within the meaning of Section 2001(13) of the Act.
“DTAG” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation, and its successors.
“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, issuance of subordinated notes, overcollateralization, subordination, maturity guaranty facility, tax protection agreement or any other similar arrangement, as set forth in the applicable Series Supplement for such Series of Notes.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.
“Group VII Assignment of Exchange Agreement” has the meaning specified in the Collateral Agency Agreement Addendum.
“Indenture” means the Amended and Restated Base Indenture, dated as of February 14, 2007, between the Company and the Trustee, as the same may be amended, restated, modified or supplemented from time to time, including by any Series Supplement.
“Independent Director” means a director who is not currently and has not been during the five years prior to his or her appointment as Independent Director (a) a director, officer, employee, Affiliate, franchisee, major supplier or major customer of DTAG or any of its Affiliates (other than in his or her capacity as Independent Director hereunder or with respect to any special purpose vehicle Affiliate), (b) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock of DTAG or any of its Affiliates or (c) a director, officer, employee, member or partner or member of the immediate family of, or a Person otherwise owning a direct or indirect ownership interest in, any Person described in clauses (a) or (b). The terms “major customer” and “major supplier” shall mean a Person who is a customer or supplier, respectively, of DTAG or any of DTAG’s Affiliates and who conducts business with DTAG or any of its Affiliates to such a significant extent as would reasonably be expected to influence the decisions of such Person or any Person described in clause (c) with respect to such Person, in any such case, in his or her capacity as a director of DTAG or any of its Affiliates (including the Company).
“Management Agreement” means the agreement of the Directors substantially in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.
“Master Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the Collateral Agency Agreement.
“Master Exchange and Trust Agreement” means the Master Exchange and Trust Agreement, dated as of July 23, 2001, by and among the Company, DTG Operations, Thrifty-Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO LLC and Deutsche Bank Trust Company Americas.
“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to, encourage or cooperate with, the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve, terminate or liquidate the Company.
“Member” means DTAG, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in their capacity as a member of the Company; provided, that, the term “Member” shall not include any Special Member.

“Notes” has the meaning set forth in Section 6(a)(iii).
“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the Indenture, the Notes, the other Basic Documents or any related document in effect as of any date of determination.
“Officer” means an officer of the Company described in Section 10.
“Other Debt” has the meaning set forth in Section 6(a)(iii).
“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited partnership, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
“Rating Agency Condition,” with respect to any Series of Notes, has the meaning set forth in the applicable Series Supplement.
“Receivables” has the meaning set forth in Section 6(a)(i).
“Revolving Notes” has the meaning set forth in Section 6(a)(vi).
“Series” means any series of Notes issued by the Company pursuant to the Indenture.
“Series 2010-3 Administration Agreement” means the Amended and Restated Administration Agreement, dated as of the June 17, 2015, by and among The Hertz Corporation, as Series 2010-3 Administrator, the Company and the Trustee.
“Series 2010-3 Lease” means the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 17, 2015, between the Company, as lessor thereunder, each lessee, DTG Operations, Inc., as servicer, The Hertz Corporation, as guarantor, and DTAG, as Master Servicer.
“Series 2010-3 Note” means the Series 2010-3 Variable Funding Rental Car Asset Backed Note issued by the Company under the Series 2010-3 Supplement.
“Series 2010-3 Supplement” means the Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015, among, the Company, Hertz Vehicle Financing II LP, as Series 2010-3 Noteholder, and the Trustee.
“Series 2010-3 Supplemental Documents” means the Lease Vehicle Acquisition Schedules (as defined in the Series 2010-3 Lease), the Intra-Lease Lessee Transfer Schedules (as defined in the Series 2010-3 Lease), the Inter-Lease Reallocation Schedules (as defined in the Series 2010-3 Lease) and any other related documents attached to the Series 2010-3 Lease, in each case solely to the extent to which such schedules and documents relate to Lease Vehicles (as defined in the Series 2010-3 Lease) or otherwise relate to and/or constitute Series 2010-3 Collateral (as defined in the Series 2010-3 Lease).
“Series Supplement” means a supplement to the Indenture that authorizes a particular Series of Notes.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), any person acting as an Independent Director, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.
“Trustee” means Deutsche Bank Trust Company Americas, as trustee under the Indenture, or any successors to the foregoing.

B.	Rules of Construction
Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

Member

Name	Mailing Address
Dollar Thrifty Automotive Group, Inc.	5330 East 31st Street Tulsa, Oklahoma 74135

SCHEDULE C
Management Agreement
______________, 2015
For good and valuable consideration, each of the undersigned persons, who have been designated as directors of RENTAL CAR FINANCE LLC, an Oklahoma limited liability company (the “Company”), in accordance with the Limited Liability Company Agreement of the Company, dated as of ____________, 2015, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:
1.    Each of the undersigned accepts such person’s rights and authority as a Director (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person’s duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person’s successor as a Director is elected and qualified or until such person’s resignation or removal as a Director in accordance with the

LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Oklahoma Limited Liability Company Act.
2.    So long as any Obligation (as defined in the LLC Agreement) is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.
3.    THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

SCHEDULE D
Directors
1.
2.
3.
4.

SCHEDULE E
Officers